Exhibit 99.1

PART II

ITEM 8.    FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of
Validus Holdings, Ltd.
In our opinion, the consolidated financial statements listed in the accompanying index present fairly, in all material respects, the financial position of Validus Holdings, Ltd. and its subsidiaries at December 31, 2014 and December 31, 2013, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2014 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedules listed in the accompanying index present fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. Also in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2014, based on criteria established in Internal Control - Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Company's management is responsible for these financial statements and financial statement schedules, for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in Management’s Report on Internal Control Over Financial Reporting appearing under Item 9A. Our responsibility is to express opinions on these financial statements, on the financial statement schedules, and on the Company's internal control over financial reporting based on our integrated audits. We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects. Our audits of the financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.
A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
As described in Management’s Report on Internal Control Over Financial Reporting, management has excluded Western World Insurance Group, Inc. (“Western World”) from its assessment of internal control over financial reporting as of December 31, 2014 because it was acquired by the Company in a purchase business combination during 2014. We have also excluded Western World from our audit of internal control over financial reporting. Western World is a wholly-owned subsidiary whose total assets and total revenues represent 14.5% and 3.8%, respectively, of the related consolidated financial statement amounts as of and for the year ended December 31, 2014.

/s/ PricewaterhouseCoopers Ltd.
PricewaterhouseCoopers Ltd.
Hamilton, Bermuda
February 24, 2015, except with respect to our opinion on the consolidated financial statements insofar as it relates to the guarantor information described in Note 29 as to which the date is April 2, 2015

Validus Holdings, Ltd.
Consolidated Balance Sheets
As at December 31, 2014 and 2013
(Expressed in thousands of U.S. dollars, except share and per share information)

	December 31, 2014	December 31, 2013

Assets
Fixed maturities, at fair value (amortized cost: 2014—$5,534,494; 2013—$5,522,853)	$5,532,731	$5,542,258
Short-term investments, at fair value (amortized cost: 2014—$1,051,222; 2013—$787,670)	1,051,074	787,714
Other investments, at fair value (cost: 2014—$879,176; 2013—$723,498)	813,011	704,086
Cash and cash equivalents	577,240	734,148
Restricted cash	173,003	200,492
Total investments and cash	8,147,059	7,968,698
Investments in affiliates	261,483	141,243
Premiums receivable	707,647	697,233
Deferred acquisition costs	161,295	134,269
Prepaid reinsurance premiums	81,983	103,251
Securities lending collateral	470	3,392
Loss reserves recoverable	377,466	370,154
Paid losses recoverable	38,078	80,080
Deferred tax asset	23,821	—
Intangible assets	126,924	106,407
Goodwill	195,897	20,393
Accrued investment income	24,865	18,876
Other assets	164,633	202,436
Total assets	$10,311,621	$9,846,432

Liabilities
Reserve for losses and loss expenses	$3,234,394	$3,030,399
Unearned premiums	990,564	824,496
Reinsurance balances payable	127,128	154,874
Securities lending payable	936	3,858
Deferred tax liability	5,541	19,086
Net payable for investments purchased	50,256	19,383
Accounts payable and accrued expenses	318,245	278,187
Notes payable to operating affiliates	671,465	439,272
Senior notes payable	247,306	247,198
Debentures payable	539,277	541,416
Total liabilities	$6,185,112	$5,558,169

Commitments and contingent liabilities
Redeemable noncontrolling interest	79,956	86,512

Shareholders’ equity
Common shares, 571,428,571 authorized, par value $0.175 (Issued: 2014—155,554,224; 2013—154,488,497; Outstanding: 2014—83,869,845; 2013—96,044,312)	$27,222	$27,036
Treasury shares (2014—71,684,379; 2013—58,444,185)	(12,545)	(10,228)
Additional paid-in-capital	1,207,493	1,677,894
Accumulated other comprehensive (loss)	(8,556)	(617)
Retained earnings	2,374,344	2,010,009
Total shareholders’ equity available to Validus	3,587,958	3,704,094
Noncontrolling interest	458,595	497,657
Total shareholders’ equity	$4,046,553	$4,201,751

Total liabilities, noncontrolling interests and shareholders’ equity	$10,311,621	$9,846,432
The accompanying notes are an integral part of these Consolidated Financial Statements.

Validus Holdings, Ltd.
Consolidated Statements of Comprehensive Income
For the Years Ended December 31, 2014, 2013 and 2012
(Expressed in thousands of U.S. dollars, except share and per share information)

	December 31, 2014	December 31, 2013	December 31, 2012

Revenues
Gross premiums written	$2,363,286	$2,401,106	$2,166,440
Reinsurance premiums ceded	(309,233)	(372,585)	(307,506)
Net premiums written	2,054,053	2,028,521	1,858,934
Change in unearned premiums	(51,649)	73,524	14,282
Net premiums earned	2,002,404	2,102,045	1,873,216
Gain on bargain purchase, net of expenses	—	—	17,701
Net investment income	100,076	96,072	107,936
Net realized gains on investments	23,095	3,258	18,233
Change in net unrealized (losses) gains on investments	(57,973)	(58,481)	17,585
Income (loss) from investment affiliate	8,411	4,790	(964)
Other insurance related income and other income	19,739	8,343	22,396
Foreign exchange (losses) gains	(10,630)	2,505	4,798
Total revenues	2,085,122	2,158,532	2,060,901
Expenses
Losses and loss expenses	772,049	793,932	999,446
Policy acquisition costs	340,556	360,310	334,698
General and administrative expenses	329,792	315,265	263,652
Share compensation expenses	33,073	27,630	26,709
Finance expenses	63,854	64,177	53,857
Transaction expenses	8,096	—	—
Total expenses	1,547,420	1,561,314	1,678,362

Income before taxes, income from operating affiliates and (income) attributable to operating affiliate investors	537,702	597,218	382,539
Tax expense	(155)	(383)	(2,501)
Income from operating affiliates	17,723	14,289	12,580
(Income) attributable to operating affiliate investors	(109,399)	(68,763)	—
Net income	$445,871	$542,361	$392,618
Net loss (income) attributable to noncontrolling interest	35,464	(9,695)	15,820
Net income available to Validus	$481,335	$532,666	$408,438

Other comprehensive (loss) income
Change in foreign currency translation adjustments	$(7,501)	$(1,954)	$3,648
Change in minimum pension liability, net of tax	(210)	—	—
Change in fair value of cash flow hedge	(228)	—	—
Other comprehensive (loss) income	(7,939)	(1,954)	3,648

Comprehensive income available to Validus	$473,396	$530,712	$412,086

Earnings per share
Weighted average number of common shares and common share equivalents outstanding
Basic	90,354,745	102,202,274	97,184,110
Diluted	94,690,271	103,970,289	102,384,923

Basic earnings per share available to common shareholders	$5.26	$5.02	$4.13
Earnings per diluted share available to common shareholders	$5.08	$4.94	$3.99

Cash dividends declared per share	$1.20	$3.20	$1.00
The accompanying notes are an integral part of these Consolidated Financial Statements.

Validus Holdings, Ltd.
Consolidated Statements of Shareholders’ Equity
For the Years Ended December 31, 2014, 2013 and 2012
(Expressed in thousands of U.S. dollars, except share and per share information)

	December 31, 2014	December 31, 2013	December 31, 2012

Common shares
Balance—Beginning of year	$27,036	$26,722	$23,538
Common shares issued, net	186	314	3,184
Balance—End of year	$27,222	$27,036	$26,722
Treasury shares
Balance—Beginning of year	$(10,228)	$(7,836)	$(6,131)
Repurchase of common shares	(2,317)	(2,392)	(1,705)
Balance—End of year	$(12,545)	$(10,228)	$(7,836)
Additional paid-in capital
Balance—Beginning of year	$1,677,894	$2,160,478	$1,893,890
Common shares issued, net	5,161	898	498,136
Repurchase of common shares	(508,635)	(511,112)	(258,257)
Share compensation expenses	33,073	27,630	26,709
Balance—End of year	$1,207,493	$1,677,894	$2,160,478
Accumulated other comprehensive (loss)
Balance—Beginning of year	$(617)	$(2,953)	$(6,601)
Amounts reclassified to retained earnings	—	4,290	—
Other comprehensive (loss) income	(7,939)	(1,954)	3,648
Balance—End of year	$(8,556)	$(617)	$(2,953)
Retained earnings
Balance—Beginning of year	$2,010,009	$1,844,416	$1,543,729
Dividends	(117,000)	(362,783)	(107,751)
Net income	445,871	542,361	392,618
Net loss (income) attributable to noncontrolling interest	35,464	(9,695)	15,820
Amounts reclassified from accumulated other comprehensive (loss)	—	(4,290)	—
Balance—End of year	$2,374,344	$2,010,009	$1,844,416

Total shareholders’ equity available to Validus	$3,587,958	$3,704,094	$4,020,827

Noncontrolling interest	$458,595	$497,657	$434,280

Total shareholders' equity	$4,046,553	$4,201,751	$4,455,107
The accompanying notes are an integral part of these Consolidated Financial Statements.

Validus Holdings, Ltd.
Consolidated Statements of Cash Flows
For the Years Ended December 31, 2014, 2013 and 2012
(Expressed in thousands of U.S. dollars, except share and per share information)

	December 31, 2014	December 31, 2013	December 31, 2012
Cash flows provided by (used in) operating activities
Net income	$445,871	$542,361	$392,618
Adjustments to reconcile net income to cash provided by (used in) operating activities:
Share compensation expenses	33,073	27,630	26,709
(Gain) loss on sale / deconsolidation of subsidiary	(2,081)	3,237	—
Bargain purchase gain	—	—	(49,702)
Amortization of discount on senior notes	108	108	108
(Income) loss from investment affiliate	(8,411)	(4,790)	964
Net realized (gains) on investments	(23,095)	(3,258)	(18,233)
Change in net unrealized losses (gains) on investments	57,973	58,481	(17,585)
Amortization of intangible assets	4,538	4,162	10,159
(Income) from operating affiliates	(17,723)	(14,289)	(12,580)
Foreign exchange losses (gains) included in net income	23,591	1,912	(16,123)
Amortization of premium on fixed maturities	19,107	19,093	24,289
Change in:
Premiums receivable	22,810	127,442	19,860
Deferred acquisition costs	(27,026)	12,319	(1,875)
Prepaid reinsurance premiums	34,370	(3,658)	3,116
Loss reserves recoverable	81,824	69,910	40,708
Paid losses recoverable	43,580	(33,807)	54,248
Income taxes recoverable	—	—	522
Accrued investment income	2,417	2,499	7,404
Other assets	32,448	(80,718)	(9,618)
Reserve for losses and loss expenses	(395,499)	(472,883)	116,902
Unearned premiums	17,280	(69,866)	(17,148)
Reinsurance balances payable	(31,061)	(4,724)	(12,365)
Deferred income taxes	(45,380)	(1,008)	1,040
Accounts payable and accrued expenses	(26,933)	85,121	(253)
Net cash provided by operating activities	241,781	265,274	543,165
Cash flows provided by (used in) investing activities
Proceeds on sales of investments	4,756,555	4,370,548	3,393,740
Proceeds on maturities of investments	554,619	490,459	548,226
Purchases of fixed maturities	(4,379,314)	(5,392,728)	(3,726,611)
(Purchases) sales of short-term investments, net	(121,264)	353,353	56,502
Purchases of other investments	(119,815)	(38,492)	(491,210)
Decrease (increase) in securities lending collateral	2,922	(3,167)	7,771
Investment in operating affiliates	(37,600)	(22,000)	(91,500)
Redemption from operating affiliates	77,544	86,657	—
Investment in investment affiliates	(12,468)	(14,492)	(12,835)
Decrease (increase) in restricted cash	27,489	(172,962)	(3,493)
Proceeds on sale of subsidiary, net of cash	16,459	21,388	—
Purchase of subsidiary, net of cash acquired	(643,545)	—	17,196
Net cash provided by (used in) investing activities	121,582	(321,436)	(302,214)
Cash flows provided by (used in) financing activities
Proceeds on issuance of notes payable to operating affiliates	680,027	442,412	—
Repayments on notes payable to operating affiliates	(617,068)	(3,553)	—
Issuance of common shares, net	5,347	1,211	3,015
Purchases of common shares under share repurchase program	(510,952)	(513,504)	(259,962)
Dividends paid	(117,043)	(360,071)	(110,037)
(Decrease) increase in securities lending payable	(2,922)	3,167	(7,771)
Third party investment in redeemable noncontrolling interest	68,200	92,190	—
Third party redemption of redeemable noncontrolling interest	(10,496)	(19,400)	—
Investment in third party noncontrolling interest	—	58,500	450,100
Third party subscriptions received in advance	15,400	35,000	19,400
Net cash (used in) provided by financing activities	(489,507)	(264,048)	94,745
Effect of foreign currency rate changes on cash and cash equivalents	(30,764)	(6,364)	17,540
Net (decrease) increase in cash	(156,908)	(326,574)	353,236
Cash and cash equivalents—beginning of year	734,148	1,060,722	707,486
Cash and cash equivalents—end of year	$577,240	$734,148	$1,060,722

Taxes paid during the year	$42,689	$5,407	$3,832
Interest paid during the year	$54,526	$52,191	$43,249
The accompanying notes are an integral part of these Consolidated Financial Statements.

Validus Holdings, Ltd.
Notes to Consolidated Financial Statements
(Expressed in thousands of U.S. dollars, except share and per share information)

1. Nature of the business
Validus Holdings, Ltd. (together with its wholly and majority owned subsidiaries, the “Company”) was incorporated under the laws of Bermuda on October 19, 2005. The Company provides reinsurance coverage, insurance coverage and insurance linked securities management through four distinct global operating segments, Validus Re, AlphaCat, Talbot and Western World. Validus Re is a Bermuda-based reinsurance segment focused on short-tail lines of reinsurance. AlphaCat is a Bermuda-based investment adviser, managing capital from third parties and the Company in insurance linked securities and other investments in the property catastrophe reinsurance space. Talbot is a specialty insurance segment, primarily operating within the Lloyd's insurance market through Syndicate 1183. Western World is a U.S. based specialty excess and surplus lines insurance segment.
On November 30, 2012, pursuant to a merger agreement, the Company acquired all of the outstanding common shares of Flagstone Reinsurance Holdings, S.A. ("Flagstone") in exchange for 0.1935 Company common shares and $2.00 cash per Flagstone common share (the "Flagstone Acquisition"). For segmental reporting purposes, the results of Flagstone’s operations since the acquisition date have been included within the Validus Re segment in the Consolidated Financial Statements. Refer to Note 5 "Business combinations" for further information.
On October 9, 2013, the Company completed the sale of its wholly-owned Cyprus-domiciled subsidiary, Flagstone Alliance Insurance and Reinsurance plc for net cash proceeds of $21,400.
On October 2, 2014, the Company acquired all of the outstanding shares of Western World Insurance Group Inc. ("Western World"), a U.S. based specialty excess and surplus lines insurance company. The results of operations for Western World are consolidated from the date of acquisition. Refer to Note 5 "Business combinations" for further information.
2. Basis of preparation and consolidation
These Consolidated Financial Statements include Validus Holdings, Ltd. and its wholly and majority owned subsidiaries and have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Certain amounts with respect to cash and cash equivalents have been revised to correct certain prior period comparatives in these Consolidated Financial Statements.
The Consolidated Balance Sheet for the year ended December 31, 2013 includes revisions to reduce cash and cash equivalents by $322,198 and increase restricted cash, short-term investments and other investments by $200,492, $35,936 and $85,770, respectively. There is no change to the sub-total of total investments and cash, or the totals of total assets or total shareholders’ equity.
The Consolidated Statements of Cash Flows for the years ended December 31, 2013 and 2012, includes revisions to (decrease) net cash provided by (used in) investing activities by ($163,541) and ($33,299), respectively. There are no changes to the sub-totals of net cash provided by (used in) operating activities or effect of foreign currency rate changes on cash and cash equivalents. These revisions resulted in a decrease in net (decrease) increase in cash of ($163,541) and ($33,299), for the years ended December 31, 2013 and 2012, respectively.
The effect of these revisions does not impact any per-share amounts or other components of equity or net assets in the statement of financial position in any of the prior periods presented. The Company does not believe these revisions are material to any prior periods. The Company has revised these prior period amounts to provide comparability with current period balances and cash flows. All significant intercompany accounts and transactions have been eliminated.

The preparation of these financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. While management believes that the amounts included in the Consolidated Financial Statements reflect its best estimates and assumptions, actual results could differ from those estimates. The Company’s principal estimates include:
•reserve for losses and loss expenses;
•premium estimates for business written on a line slip or proportional basis;
•the valuation of goodwill and intangible assets;
•reinsurance recoverable balances including the provision for uncollectible amounts; and
•investment valuation of financial assets.
The term “ASC” used in these notes refers to Accounting Standard Codification issued by the United States Financial Accounting Standards Board (“FASB”).
3. Significant accounting policies
The following is a summary of significant accounting policies adopted by the Company.

(a)	Premiums
Insurance premiums written are recorded in accordance with the terms of underlying policies. Reinsurance premiums written are recorded at the inception of the policy and are estimated based on information received from brokers, ceding companies and reinsureds, and any subsequent differences arising on such estimates will be recorded in the periods in which they are determined. Premiums written are earned on a pro-rated basis over the term of the policy. For contracts and policies written on a losses occurring basis, the risk period is generally the same as the contract or policy terms. For contracts written on a policies attaching basis, the risk period is based on the terms of the underlying contracts and policies and is generally assumed to be 24 months. The portion of the premiums written applicable to the unexpired terms of the underlying contracts and policies in force is recorded as unearned premiums.
Reinstatement premiums are recorded at the time a loss event occurs and coverage limits for the remaining life of the contract are reinstated under predefined contract terms. The accrual of reinstatement premiums is based on our estimate of losses and loss expenses, which reflects management’s judgment, as described in Note 3(c) "Reserve for losses and loss expenses" below.

(b)	Policy acquisition costs
Policy acquisition costs are costs that vary with, and are directly related to, the successful production of new and renewal business, and consist principally of commissions and brokerage expenses. Acquisition costs are shown net of commissions earned on reinsurance ceded. These costs are deferred and amortized over the periods in which the related premiums are earned. Deferred acquisition costs are limited to their estimated realizable value based on the related unearned premiums and anticipated claims expenses. The realizable value of the Company’s deferred acquisition costs is determined without consideration of investment income. Policy acquisition costs also include profit commissions. Profit commissions are recognized on a basis consistent with our estimate of losses and loss expenses.

Validus Holdings, Ltd.
Notes to Consolidated Financial Statements (Continued)
(Expressed in thousands of U.S. dollars, except share and per share information)

(c)	Reserve for losses and loss expenses
The reserve for losses and loss expenses includes reserves for unpaid reported losses and for losses incurred but not reported (“IBNR”). The reserve for unpaid reported losses and loss expenses is established by management based on reports from brokers, ceding companies and insureds and represents the estimated ultimate cost of events or conditions that have been reported to, or specifically identified by, the Company. The reserve for incurred but not reported losses and loss expenses is established by management based on actuarially determined estimates of ultimate losses and loss expenses. Inherent in the estimate of ultimate losses and loss expenses are expected trends in claim severity and frequency and other factors which may vary significantly as claims are settled. Accordingly, ultimate losses and loss expenses may differ materially from the amounts recorded in the Consolidated Financial Statements. These estimates are reviewed regularly and, as experience develops and new information becomes known, the reserves are adjusted as necessary. Such adjustments, if any, will be recorded in earnings in the period in which they become known. Prior period development arises from changes to these estimates recognized in the current year that relate to reserves for losses and loss expenses established in previous calendar years.

(d)	Reinsurance
In the normal course of business, the Company seeks to reduce the potential amount of loss arising from claims events by reinsuring certain levels of risk assumed in various areas of exposure with other insurers or reinsurers. The accounting for reinsurance ceded depends on the method of reinsurance. If the policy is on a “losses occurring” basis, reinsurance premiums ceded are expensed (and any commissions thereon are earned) on a pro-rata basis over the period the reinsurance coverage is provided. If the policy is a “risks attaching” policy, reinsurance premiums ceded are expensed (and any commissions thereon are earned) in line with the earning of the gross premiums to which the risk attaching policy relates. Prepaid reinsurance premiums represent the portion of premiums ceded applicable to the unexpired term of policies in force. Mandatory reinstatement premiums ceded are recorded at the time the loss event occurs. Reinsurance recoverables are based on contracts in force at the time of the underlying loss event. The method for determining the reinsurance recoverable on unpaid losses and loss expenses involves the actuarial estimates of unpaid losses and loss expenses as well as a determination of the Company’s ability to cede unpaid losses and loss expenses under its reinsurance treaties. The use of different assumptions could have a material effect on the provision for uncollectible reinsurance. To the extent the creditworthiness of the Company’s reinsurers was to deteriorate due to adverse events affecting the reinsurance industry, such as a large number of major catastrophes, actual uncollectible amounts could be significantly greater than the Company’s provision. Amounts recoverable from reinsurers are estimated in a manner consistent with the underlying liabilities.

(e)	Investments
All investments are carried at fair value with interest and dividend income and realized and unrealized gains and losses included in net income for the year.
All investment transactions are recorded on a first-in-first-out basis and realized gains and losses on the sale of investments are determined on the basis of amortized cost. Interest on fixed maturity securities is recorded in net investment income when earned and is adjusted for any amortization of premium or accretion of discount.
For mortgage-backed securities, and any other holdings for which there is a prepayment risk, prepayment assumptions are evaluated and revised as necessary. Any adjustments required due to the resultant change in effective yields and maturities are recognized retrospectively. Prepayment fees or call premiums that are only payable to the Company when a security is called prior to its maturity, are earned when received and reflected in net investment income.
Short-term investments primarily comprise of investments with a remaining maturity of less than one year at time of purchase and money market funds held at the Company’s investment managers. Certain short-term investments relate to funds held in trust in support of collateralized reinsurance transactions.
Restricted cash primarily relates to funds held in trust for support of collateralized reinsurance transactions.
The fair value of other investments is generally recorded on the basis of the net asset valuation criteria established by the managers of the investments, normally based upon the governing documents of such investments. In addition, due to a lag in reporting, some of the fund managers, fund administrators, or both, are unable to provide final fund valuations as of the Company’s reporting date. In these circumstances, the Company estimates the fair value of these funds by starting with the prior month’s or prior quarter's fund valuation, adjusting these valuations for capital calls, redemptions or distributions and the impact of changes in foreign currency exchange rates, and then estimating the return for the current period. In circumstances in which the Company estimates the return

Validus Holdings, Ltd.
Notes to Consolidated Financial Statements (Continued)
(Expressed in thousands of U.S. dollars, except share and per share information)

for the current period, it uses all credible information available. This includes utilizing preliminary estimates reported by its fund managers, obtaining the valuation of underlying portfolio investments where such underlying investments are publicly traded and therefore have a readily observable price, using information that is available to the Company with respect to the underlying investments, reviewing various indices for similar investments or asset classes, as well as estimating returns based on the results of similar types of investments for which the Company has reported results, or other valuation methods, as necessary. Actual final fund valuations may differ, perhaps materially so, from the Company’s estimates and these differences are recorded in the period they become known as a change in estimate.

(f)	Fair value of financial instruments
Fair value is defined as the price received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date reflecting the highest and best use valuation concepts. The guidance for “Fair Value Measurement and Disclosure” provides a framework for measuring fair value by creating a hierarchy of fair value measurements that distinguishes market data between observable independent market inputs and unobservable market assumptions by the reporting entity. The guidance further expands disclosures about such fair value measurements. The guidance applies broadly to most existing accounting pronouncements that require or permit fair value measurements (including both financial and non-financial assets and liabilities) but does not require any new fair value measurements. The Company has adopted all authoritative guidance in effect as of the balance sheet date regarding certain market conditions that allow for fair value measurements that incorporate unobservable inputs where active market transaction based measurements are unavailable.

(g)	Derivative instruments
Fair Value Hedges
The Company uses derivative instruments in the form of foreign currency forward exchange contracts to manage foreign currency risk. A foreign currency forward exchange contract involves an obligation to purchase or sell a specified amount of a specified currency at a future date at a price set at the time of the contract. Foreign currency forward exchange contracts will not eliminate fluctuations in the value of our assets and liabilities denominated in foreign currencies but rather allow the Company to establish a rate of exchange for a future point in time. The foreign currency forward exchange contracts are recorded as derivatives at fair value as either assets or liabilities, depending on their rights or obligations, with changes in fair value recorded as a net foreign exchange gain or loss in the Company’s Statements of Comprehensive Income.
To qualify for hedge accounting treatment, a derivative must be highly effective in mitigating the designated changes in value or cash flow of the hedged item. The Company formally documents all relationships between designated hedging instruments and hedged items, as well as its risk management objective and strategy for undertaking various hedge transactions. The documentation process includes linking derivatives to specific assets or liabilities on the balance sheet. The Company also formally assesses, both at the hedge’s inception and on an ongoing basis, whether the derivatives that are used in hedging transactions are highly effective in offsetting changes in fair values or cash flows of hedged items. The Company assesses the effectiveness of its designated hedges on an individual currency basis. If the ratio obtained with this method is within the range of 80% to 125%, the Company considers the hedge effective.
The Company discontinues hedge accounting prospectively when it is determined that the derivative is no longer highly effective in offsetting changes in the fair value or cash flows of a hedged item; the derivative is de-designated as a hedging instrument; or the derivative expires or is sold, terminated or exercised. To the extent that the Company discontinues hedge accounting, because, based on management’s assessment, the derivative no longer qualifies as an effective hedge, the derivative will continue to be carried in the Consolidated Balance Sheets at its fair value, with changes in its fair value recognized in current period net income through foreign exchange gains (losses).
Cash Flow Hedges
The Company uses derivative instruments in the form of interest rate swaps to manage the interest rate exposure associated with certain assets and liabilities. These derivatives are recorded at fair value. Changes in the fair value of a derivative that is designated and qualifies as a cash flow hedge are recorded in other comprehensive income (“OCI”) and are reclassified into earnings when the variability of the cash flow of the hedged item impacts earnings. Gains and losses on derivative contracts that are reclassified from OCI to current period earnings are included in the line item in the Consolidated Statements of Comprehensive Income in which the cash flows of the hedged item are recorded. Any hedge ineffectiveness is recorded immediately in current period earnings.

Validus Holdings, Ltd.
Notes to Consolidated Financial Statements (Continued)
(Expressed in thousands of U.S. dollars, except share and per share information)

To qualify for hedge accounting treatment, a derivative must be highly effective in mitigating the designated changes in value or cash flow of the hedged item. The Company formally documents all relationships between designated hedging instruments and hedged items, as well as its risk management objective and strategy for undertaking various hedge transactions. The documentation process includes linking derivatives to specific assets or liabilities on the balance sheet. The Company also formally assesses, both at the hedge's inception and on an ongoing basis (when required), whether the derivatives that are used in hedging transactions are highly effective in offsetting changes in fair values or cash flows of hedged items. The Company assesses the effectiveness of its designated hedges on an individual contract basis. The Company currently applies the long haul method when assessing the hedge's effectiveness.
The Company discontinues hedge accounting prospectively when it is determined that the derivative is no longer highly effective in offsetting changes in the fair value or cash flows of a hedged item; the derivative is de-designated as a hedging instrument; or the derivative expires or is sold, terminated or exercised. When hedge accounting is discontinued because the Company becomes aware that it is not probable that the forecasted transaction will occur, the derivative continues to be carried on the balance sheet at its fair value, and gains and losses that were accumulated in OCI are recognized immediately in earnings.

(h)	Cash and cash equivalents
The Company considers time deposits and money market funds with an original maturity of one month or less as equivalent to cash.

(i)	Foreign exchange
The U.S. dollar is the functional currency of the Company and the majority of its subsidiaries. For these companies, monetary assets and liabilities denominated in foreign currencies are revalued at the exchange rates in effect at the balance sheet date and revenues and expenses denominated in foreign currencies are translated at the prevailing exchange rate on the transaction date with the resulting foreign exchange gains and losses included in earnings. Non-monetary assets and liabilities denominated in foreign currencies are revalued at the exchange rate in effect at the time of the underlying transaction.
Assets and liabilities of subsidiaries whose functional currency is not the U.S. dollar are translated at prevailing year end exchange rates. Revenue and expenses of such foreign operations are translated at average exchange rates during the year. The net effect of translation differences between functional and reporting currencies in foreign operations, net of applicable deferred income taxes, is included in accumulated other comprehensive income ("AOCI").

(j)	Stock plans
The Company accounts for its stock plans in accordance with the U.S. GAAP fair value recognition provisions for “Stock Compensation.” Accordingly, the Company recognizes the compensation expense for stock option grants, restricted share grants and performance share awards based on the fair value of the award on the date of grant over the requisite service period.

(k)	Warrants
The Company has accounted for certain warrant contracts issued to our sponsoring investors in conjunction with the capitalization of the Company, and which may be settled by the Company using either the physical settlement or net-share settlement methods, in accordance with U.S. GAAP guidance for “Derivatives and Hedging, Contracts in Entity’s Own Equity.” Accordingly, the fair value of these warrants has been recorded in equity as an addition to additional paid-in capital.

(l)	Earnings per share
Basic earnings per common share is calculated by dividing net income available to common shareholders by the weighted average number of common shares outstanding. Earnings per diluted common share are based on the weighted average number of common shares and share equivalents excluding any anti-dilutive effects of warrants, options and other awards under stock plans.

Validus Holdings, Ltd.
Notes to Consolidated Financial Statements (Continued)
(Expressed in thousands of U.S. dollars, except share and per share information)

(m)	Income taxes and uncertain tax provisions
Deferred tax assets and liabilities are recorded in accordance with U.S. GAAP “Income Taxes” guidance. Consistent with this guidance, the Company records deferred income taxes which reflect the tax effect of the temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and their respective tax bases.
The Company and its Bermuda domiciled subsidiaries are not subject to any income, withholding or capital gains taxes under current Bermuda law. The Company has operations in subsidiary form in various other jurisdictions around the world, including but not limited to the U.K., U.S., Switzerland, Luxembourg and Canada that are subject to relevant taxes in those jurisdictions.
The Company recognizes the tax benefits of uncertain tax positions only where the position is more likely than not to be sustained upon audit by tax authorities. The Company would recognize accruals for any interest and penalties related to uncertain tax positions in income tax expenses.

(n)	Goodwill and other intangible assets
The Company accounts for goodwill and other intangible assets recognized in business combinations in accordance with ASC Topic 805 “Business Combinations.”
A purchase price paid that is in excess of the fair value of the net assets (“goodwill”) arising from a business combination is recorded as an asset, and is not amortized. Where the total fair value of net assets acquired exceeds consideration paid (“negative goodwill”), the acquirer will record a gain as a result of the bargain purchase, to be recognized through the consolidated statements of comprehensive income at the close of the transaction.
Intangible assets with a finite life are amortized over the estimated useful life of the asset. Intangible assets with an indefinite useful life are not amortized. Refer to Note 6 "Goodwill and other intangible assets" for further information.
Goodwill and indefinite-lived intangible assets are tested for impairment on an annual basis or more frequently if events or changes in circumstances indicate that the carrying amount may not be recoverable. Such events or circumstances may include an economic downturn in a geographic market or change in the assessment of future operations. In performing this test, the Company may first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform the two-step goodwill impairment test described in ASC Topic 350 “Intangibles—Goodwill and Other.” Similarly, the Company may first assess qualitative factors to determine whether it is more likely than not that an indefinite-lived intangible asset is impaired as a basis for determining whether it is necessary to perform the quantitative impairment described in ASC Topic 350 "Intangibles - Goodwill and Other - General Intangibles Other than Goodwill." The factors assessed in making this determination included the overall insurance industry outlook, business strategy, premium rates, earnings sustainability, market capitalization and the regulatory and political environment.
If the goodwill or intangible asset is impaired, it is written down to its realizable value with a corresponding expense reflected in the Consolidated Statements of Comprehensive Income.

(o)	Investments in affiliates
Investments in which the Company has significant influence over the operating and financial policies of the investee are accounted for under the equity method of accounting. Under this method, the Company records its proportionate share of income or loss from such investments in its results for the period.

(p)	Variable interest entities
The Company determines whether it has relationships with entities defined as variable interest entities (“VIEs”) in accordance with ASC Topic 810 "Consolidation." Entities that do not have sufficient equity at risk to allow the entity to finance its activities without additional financial support or in which the equity investors, as a group, do not have the characteristic of a controlling financial interest are referred to as variable interest entities. A VIE is consolidated by the variable interest holder that is determined to be the primary beneficiary.

Validus Holdings, Ltd.
Notes to Consolidated Financial Statements (Continued)
(Expressed in thousands of U.S. dollars, except share and per share information)

The primary beneficiary is defined as the variable interest holder that is determined to have the controlling financial interest as a result of having both (i) the power to direct the activities of a VIE that most significantly impact the economic performance of the VIE and (ii) the obligation to absorb losses or right to receive benefits from the VIE that could potentially be significant to the VIE. At inception of the VIE, as well as following an event that requires reassessment, the Company determines whether it is the primary beneficiary based on an analysis of the Company's level of involvement in the VIE, the contractual terms, and the overall structure of the VIE. Those VIEs that have all the attributes of an investment company are assessed under ASC Topic 810, excluding the changes that were as a result of the issuance of FASB Statement No. 167 "Amendments to FASB Interpretation No. 46(R)."
The Company accounts for its investments in the AlphaCat Insurance Linked Securities (“ILS”) Funds and the BetaCat ILS Funds as variable interest entities. See Note 9 "Investments in affiliates" for further details.

(q)	Noncontrolling interests
The Company accounts for its noncontrolling interests in accordance with ASC Topic 810 “Consolidation.” Redeemable noncontrolling interests are presented as a mezzanine item, between liabilities and shareholders' equity, in the Company's Consolidated Balance Sheet and the non-redeemable noncontrolling interests are presented within shareholders' equity in the Company's Consolidated Balance Sheets and Consolidated Statements of Shareholders' Equity. The net (income) loss attributable to noncontrolling interest is presented separately in the Company's Consolidated Statements of Comprehensive Income. Refer to Note 9 "Investments in affiliates" for further details.
4. Recent accounting pronouncements

(a)	Adoption of New Accounting Standards
Parent’s Accounting for the Cumulative Translation Adjustment upon Derecognition of Certain Subsidiaries or Groups of Assets within a Foreign Entity or of an Investment in a Foreign Entity
In March 2013, the FASB issued Accounting Standard Update No. 2013-05, “Parent’s Accounting for the Cumulative Translation Adjustment upon Derecognition of Certain Subsidiaries or Groups of Assets within a Foreign Entity or of an Investment in a Foreign Entity” (ASU 2013-05). The objective of this Update is to resolve the diversity in practice about whether Subtopic 810-10, Consolidation-Overall, or Subtopic 830-30, Foreign Currency Matters-Translation of Financial Statements, applies to the release of the cumulative translation adjustment into net income when a parent either sells a part or all of its investment in a foreign entity or no longer holds a controlling financial interest in a subsidiary within a foreign entity. The amendments became effective for the Company on January 1, 2014. Adoption of this guidance did not have a material impact on the Company’s Consolidated Financial Statements.
Financial Services - Investment Companies - Amendments to the Scope, Measurement, and Disclosure Requirements
In June 2013, the FASB issued Accounting Standard Update No. 2013-08, “Financial Services - Investment Companies - Amendments to the Scope, Measurement, and Disclosure Requirements” (ASU 2013-08). The amendments in this Update change the assessment of whether an entity is an investment company by developing a new two-tiered approach for that assessment, which requires an entity to possess certain fundamental characteristics while allowing judgment in assessing other typical characteristics. The new approach requires an entity to assess all of the characteristics of an investment company and consider its purpose and determine whether it is an investment company. The amendments became effective for the Company on January 1, 2014. The Company performed an assessment and has concluded that the AlphaCat ILS funds meet the characteristics outlined in this Update and therefore will continue to be treated as investment companies. Adoption of this guidance did not have a material impact on the Company’s Consolidated Financial Statements.
Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists
In July 2013, the FASB issued Accounting Standard Update No. 2013-11 “Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists” (ASU 2013-11). This Update applies to all entities that have unrecognized tax benefits when a net operating loss carryforward, a similar tax loss, or a tax credit carryforward exists at the reporting date. An unrecognized tax benefit should be presented in the financial statements as a reduction to a deferred tax asset for a net operating loss carryforward, a similar tax loss, or a tax credit carryforward. To the extent a net operating loss carryforward is not available to settle any additional income taxes that would result from the disallowance of a tax position at the

Validus Holdings, Ltd.
Notes to Consolidated Financial Statements (Continued)
(Expressed in thousands of U.S. dollars, except share and per share information)

reporting date, the unrecognized tax benefit should be presented in the financial statements as a liability and should not be combined with deferred tax assets. The amendments became effective for the Company on January 1, 2014. Adoption of this guidance did not have a material impact on the Company’s Consolidated Financial Statements.

(b)	Recently Issued Accounting Standards Not Yet Adopted
In May 2014, the FASB issued Accounting Standard Update No. 2014-09, “Revenue from Contracts with Customers” (ASU 2014-09). The guidance in this Update affects any entity that either enters into contracts with customers to transfer goods or services or enters into contracts for the transfer of nonfinancial assets, unless those contracts are within the scope of other standards (for example, insurance contracts or lease contracts). The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The amendments in this Update are effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. Earlier adoption is not permitted. The Company is currently evaluating the impact of this guidance on the Company’s Consolidated Financial Statements.
In June 2014, the FASB issued Accounting Standard Update No. 2014-12, “Compensation - Stock Compensation (Topic 718) - Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period” (ASU 2014-12). The amendments in this Update apply to all reporting entities that grant their employees share-based payments in which the terms of the award provide that a performance target that affects vesting could be achieved after the requisite service period. That is the case when an employee is eligible to retire or otherwise terminate employment before the end of the period in which a performance target (for example, an initial public offering or a profitability target) could be achieved and still be eligible to vest in the award if and when the performance target is achieved. The amendments in this Update are effective for annual reporting periods beginning after December 15, 2015, including interim periods within that reporting period. Earlier adoption is permitted. The Company is currently evaluating the impact of this guidance; however, it is not expected to have a material impact on the Company's Consolidated Financial Statements.
In August 2014, the FASB issued Accounting Standard Update 2014-13, “Consolidation (Topic 810) - Measuring the Financial Assets and the Financial Liabilities of a Consolidated Collateralized Financing Entity” (ASU 2014-13). The fair value of the financial assets of a collateralized financing entity, as determined under GAAP, may differ from the fair value of its financial liabilities even when the financial liabilities have recourse only to the financial assets. The amendments in this Update provide an alternative to Topic 820 for measuring the financial assets and the financial liabilities of a consolidated collateralized financing entity to eliminate that difference. The amendments in this Update are effective for annual periods, and interim periods within those annual periods, beginning after December 15, 2015. Early adoption is permitted as of the beginning of an annual period. The Company is currently evaluating the impact of this guidance on the Company’s Consolidated Financial Statements.
In August 2014, the FASB issued Accounting Standard Update 2014-15, “Presentation of Financial Statements - Going Concern - Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern” (ASU 2014-15). The amendments in this Update require management to assess an entity’s ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. The amendments in this Update are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted. The Company has evaluated the impact of this guidance, it will not have a material impact on the Company's Consolidated Financial Statements.
In February 2015, the FASB issued Accounting Standard Update 2015-02, “Consolidation (Topic 810) Amendments to the Consolidation Analysis” (ASU 2015-02). The amendments in this update modify the evaluation of whether limited partnerships and similar legal entities are variable interest entities (VIEs) or voting interest entities. The amendment also eliminates the presumption that a general partner should consolidate a limited partnership and affects the consolidation analysis of reporting entities that are involved with VIEs, particularly those that have fee arrangements and related party relationships. The amendment also provides a scope exception from consolidation guidance for reporting entities with interests in legal entities that are required to comply with or operate in accordance with requirements that are similar to those in Rule 2a-7 of the Investment Company Act of 1940 for registered money market funds. The amendments in this Update are effective for interim and annual periods beginning after December 15, 2015. Early adoption is permitted. The Company is currently evaluating the impact of this guidance on the Company’s Consolidated Financial Statements.

Validus Holdings, Ltd.
Notes to Consolidated Financial Statements (Continued)
(Expressed in thousands of U.S. dollars, except share and per share information)

5. Business combinations

(a)	Western World Insurance Group, Inc. acquisition
On October 2, 2014, Validus Specialty, Inc., wholly owned subsidiary of the Company acquired all of the issued and outstanding capital stock of Western World for an aggregate purchase price of $692,305 in cash. The Western World acquisition was undertaken to enhance the Company's access to the specialty U.S. commercial insurance market. Additional factors that added to the value of Western World included its State Licenses, Brand Name, Distribution Network and Technology. These factors resulted in a market value greater than the value of net tangible and intangible assets which resulted in the recognition of goodwill. This goodwill is reflective of the strategic benefits that a U.S. based insurer can provide to the Company.
For reporting purposes, the results of Western World’s operations have been included in the Consolidated Financial Statements as a separate segment from the acquisition date.
The estimates of fair values for tangible and intangible assets acquired and liabilities assumed were determined by management based on various market and income analyses. Significant judgment was required to arrive at these estimates of fair value and changes to assumptions used could have led to materially different results.
The fair value of net assets acquired, including pro forma GAAP adjustments, are summarized as follows:

Total purchase price		$692,305
Assets acquired
Cash and cash equivalents	$48,760
Investments	1,126,185
Receivables	37,848
Other assets	19,418
Tangible assets acquired		1,232,211
Intangible asset - State licenses	$12,325
Intangible asset - Brand name	5,756
Intangible asset - Distribution network	4,651
Intangible asset - Technology	2,323
Intangible assets acquired		$25,055
Liabilities acquired
Net loss reserves and paid losses recoverable	$523,315
Unearned premiums, net of expenses	135,686
Other liabilities	81,464
Liabilities acquired		740,465
Excess purchase price (goodwill)		$175,504
For details on the intangible assets acquired, refer to Note 6: "Goodwill and other intangible assets".
The Company also incurred transaction expenses related to the Western World acquisition. Transaction expenses included legal, financial advisory and audit related services.
Supplemental Pro Forma Information
Operating results of Western World have been included in the Consolidated Financial Statements from the October 2, 2014 acquisition date. The following selected unaudited pro forma financial information has been provided to present a summary of the combined results of the Company and Western World, assuming the transaction had been effected on January 1, 2013.
The unaudited pro forma data is for informational purposes only and does not necessarily represent results that would have occurred if the transaction had taken place on the basis assumed above.

Validus Holdings, Ltd.
Notes to Consolidated Financial Statements (Continued)
(Expressed in thousands of U.S. dollars, except share and per share information)

	Year ended	Year ended
	December 31, 2014	December 31, 2013
	(unaudited)	(unaudited)
Net premiums earned	$2,216,349	$2,325,407
Net operating income	$481,179	$645,696
Net income	$448,071	$561,832
The following selected audited information has been provided to present a summary of the results of Western World that have been included in the Consolidated Financial Statements for the year ended December 31, 2014.

From Acquisition Date to
December 31, 2014
Net premiums written	$58,807
Total revenue	78,325
Total expenses	(66,882)
Net income	$11,443

(b)	Flagstone Reinsurance Holdings S.A. acquisition
On November 30, 2012, pursuant to a merger agreement, the Company acquired all of the outstanding common shares of Flagstone Reinsurance Holdings, S.A. ("Flagstone") in exchange for 0.1935 Company common shares and $2.00 cash per Flagstone common share (the "Flagstone Acquisition"). The Flagstone Acquisition was undertaken to enhance the Company's leadership position in the property catastrophe reinsurance industry and to create a company with greater size and economies of scale.
For segmental reporting purposes, the results of Flagstone’s operations since the acquisition date have been included within the Validus Re segment in the Consolidated Financial Statements.
The aggregate purchase price paid by the Company was $646,037 for adjusted tangible net assets acquired of $689,742. Reduced investment yields and lower returns on equity have led to many publicly traded reinsurance companies trading at discounts. This was the primary factor responsible for a purchase price less than the fair value of Flagstone's net assets, and the recognition of a bargain purchase gain on acquisition.
The estimates of fair values for tangible assets acquired and liabilities assumed were determined by management based on various market and income analyses and asset appraisals. Significant judgment was required to arrive at these estimates of fair value and changes to assumptions used could have led to materially different results.
In addition, at closing, the Company recorded a $2,595 intangible asset for the acquired Flagstone customer relationships. This intangible asset was related to the acquired broker distribution network and was fair valued using a variation of the income approach. Under this approach, the Company estimated the present value of expected future cash flows to an assumed hypothetical market participant resulting from the existing Flagstone customer relationships, considering attrition, and discounting at a weighted average cost of capital. In addition, the Company also recorded a $3,402 intangible asset for the acquired Flagstone brand name.

Validus Holdings, Ltd.
Notes to Consolidated Financial Statements (Continued)
(Expressed in thousands of U.S. dollars, except share and per share information)

The composition of the purchase price and the fair value of net assets acquired is summarized as follows:

Total allocable purchase price
Flagstone shares outstanding at November 30, 2012	73,852,137
Exchange ratio	0.1935
Validus common shares issued, gross of taxes withheld	14,290,389
Validus share price at acquisition	$34.87
Total value of Validus shares issued		$498,306
Total cash consideration paid at $2.00 per Flagstone share		147,731
Total allocable purchase price		646,037

Tangible assets acquired
Cash and cash equivalents	$159,339
Investments	1,323,002
Receivables (a)	171,620
Other assets	129,245
Tangible assets acquired		$1,783,206

Liabilities acquired
Net loss reserves and paid losses recoverable	$639,641
Unearned premiums, net of expenses	104,592
Debentures payable	250,657
Other liabilities	98,574
Liabilities acquired		$1,093,464

Net tangible assets acquired, at fair value		689,742
Bargain purchase gain before establishment of intangible assets		43,705
Intangible asset—customer relationships and brand name		5,997
Bargain purchase gain on acquisition of Flagstone		$49,702

(a)	Premiums receivable of $171,620 were net of an allowance for doubtful accounts of $2,216.
The Company also incurred transaction and termination expenses related to the Flagstone Acquisition. Transaction expenses included legal and financial advisory services. Termination expenses are primarily comprised of severance costs in connection with certain Flagstone employment contracts that have been terminated. Finally, the customer relationships and brand name intangible assets have been fully amortized at the acquisition date as it was not expected to significantly contribute to the Company’s future cash flows beyond December 31, 2012. The gain on bargain purchase, net of expenses has been presented as a separate line item in the Company’s Consolidated Statements of Comprehensive Income, and is composed of the following:

Year Ended
December 31, 2012
Bargain purchase gain on acquisition of Flagstone	$49,702
Transaction expenses	(5,760)
Termination expenses	(20,244)
Amortization of intangible asset—customer relationships and brand name	(5,997)
Gain on bargain purchase, net of expenses	$17,701

Validus Holdings, Ltd.
Notes to Consolidated Financial Statements (Continued)
(Expressed in thousands of U.S. dollars, except share and per share information)

Supplemental Pro Forma Information
Operating results of Flagstone have been included in the Consolidated Financial Statements from the November 30, 2012 acquisition date. The following selected unaudited pro forma financial information has been provided to present a summary of the combined results of the Company and Flagstone, assuming the transaction had been effected on January 1, 2011. The unaudited pro forma data is for informational purposes only and does not necessarily represent results that would have occurred if the transaction had taken place on the basis assumed above.

	Year ended	Year ended
	December 31, 2012	December 31, 2011
	(unaudited)	(unaudited)
Revenues
Gross premiums written	$2,536,535	$2,914,388
Reinsurance premiums ceded	(397,008)	(520,506)
Net premiums written	2,139,527	2,393,882
Change in unearned premiums	86,935	(20,261)
Net premiums earned	2,226,462	2,373,621
Net investment income	126,140	143,472
Net realized gains on investments	63,601	37,366
Net unrealized gains (losses) on investments	5,654	(47,101)
(Loss) from investment affiliate	(964)	—
Other income	29,984	11,152
Foreign exchange gains (losses)	1,363	(26,605)
Total revenues	2,452,240	2,491,905

Expenses
Losses and loss expenses	1,242,449	1,920,936
Policy acquisition costs	413,579	429,509
General and administrative expenses	323,061	282,183
Share compensation expenses	30,750	35,427
Transaction expenses	—	17,433
Finance expenses	64,306	66,485
Total expenses	2,074,145	2,751,973

Income before taxes and income from operating affiliates	378,095	(260,068)
Tax (expense)	(3,385)	(773)
Income (loss) from operating affiliates	12,868	(922)
Net income (loss) from continuing operations	$387,578	$(261,763)

Net income (loss) from discontinued operations, net of taxes	19,366	(21,662)
Net income (loss)	$406,944	$(283,425)

Net loss (income) attributable to noncontrolling interest	14,685	(24,515)
Net income (loss) available (attributable) to Validus	$421,629	$(307,940)

Basic earnings (loss) per share	$3.73	$(3.20)
Earnings (loss) per diluted share	$3.62	$(3.20)

Validus Holdings, Ltd.
Notes to Consolidated Financial Statements (Continued)
(Expressed in thousands of U.S. dollars, except share and per share information)

The following selected audited information has been provided to present a summary of the results of Flagstone that have been included within the Validus Re segment in the Consolidated Financial Statements for the year ended December 31, 2012.

From Acquisition Date to
December 31, 2012
Net premiums written	$11,305
Total revenue	26,778
Total expenses	(17,061)
Net income	$9,717
6. Goodwill and other intangible assets
Following the acquisition of Western World on October 2, 2014, the Company recorded intangible assets for State Licenses, Brand Name, Distribution Network and Technology (including certain amortization thereon) and goodwill. Brand Name and Distribution Network were estimated to have finite useful economic lives of 10 years on acquisition and are being amortized on a straight line basis over such period. Technology was estimated to have a finite useful economic life of 5 years on acquisition and is being amortized on a straight line basis over such period. Indefinite-lived intangible assets recognized in conjunction with the acquisition consist of State Licenses that provide a legal right to transact insurance business in those jurisdictions indefinitely.
Following the acquisition of Flagstone on November 30, 2012, the Company recorded intangible assets (including certain amortization thereon) and a gain on bargain purchase, net of expenses. Intangible assets of $5,997 were recognized in the Validus Re segment as a result of the Flagstone Acquisition (relating to customer relationships and brand name). As of December 31, 2012, the customer relationships and brand name intangible assets have been fully amortized as they were not expected to significantly contribute to the Company’s future cash flows beyond December 31, 2012.
Following the acquisition of Talbot Holdings Ltd. on July 2, 2007, the Company recorded intangible assets for Syndicate Capacity, Trademark and Distribution Network (including certain amortization thereon) and goodwill. Syndicate Capacity represents Talbot’s authorized premium income limit to write insurance business in the Lloyd’s market. Talbot has owned 100% of Syndicate 1183’s capacity since 2002 and there are no third party tenure rights. The capacity is renewed annually at no cost to Talbot, but may be freely purchased or sold, subject to Lloyd’s approval. The ability to write insurance business under the syndicate capacity is indefinite with the premium income limit being set yearly by Talbot, subject to Lloyd’s approval. Trademark and Distribution Network were estimated to have finite useful economic lives of 10 years on acquisition and are being amortized on a straight line basis over such periods. Syndicate Capacity and goodwill are estimated to have indefinite useful lives. Goodwill includes amounts related to the value of the workforce.
The following table shows an analysis of goodwill by segment:

	Talbot	Western World	Total
Goodwill at December 31, 2012	$20,393	$—	$20,393
Acquired during the year	—	—	—
Goodwill at December 31, 2013	$20,393	$—	$20,393
Acquired during the year	—	175,504	175,504
Goodwill at December 31, 2014	$20,393	$175,504	$195,897

There was no accumulated impairment loss at any of the dates indicated.

Validus Holdings, Ltd.
Notes to Consolidated Financial Statements (Continued)
(Expressed in thousands of U.S. dollars, except share and per share information)

The gross carrying value and accumulated amortization of intangible assets by type at December 31, 2014 and 2013 are as follows:

	As of December 31, 2014		As of December 31, 2013
	Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization
Finite-lived intangible assets
Trade name and customer relationships	$18,189	$(10,971)	$12,433	$(10,183)
Distribution network	39,831	(26,500)	35,180	(22,866)
Technology	2,323	(116)	—	—
Total	$60,343	$(37,587)	$47,613	$(33,049)

Indefinite-lived intangible assets
Syndicate capacity	$91,843	n/a	$91,843	n/a
State licenses	12,325	n/a	—	n/a
Total	$104,168		$91,843

Amortization expense was $4,538, $4,162, and $10,159 for the years ended December 31, 2014, 2013 and 2012, respectively.
The estimated remaining amortization expense for the finite-lived intangible assets is as follows:

Total
2015	$5,663
2016	5,663
2017	3,579
2018	1,501
2019 and thereafter	6,350
$22,756
As described in Note 3(n) "Goodwill and other intangible assets," the Company performed an assessment and it was determined that it was more likely than not that neither goodwill or the indefinite-lived intangible assets were impaired. The factors assessed in making this determination included the overall insurance industry outlook, business strategy, premium rates, earnings sustainability, market capitalization and the regulatory and political environment.

Validus Holdings, Ltd.
Notes to Consolidated Financial Statements (Continued)
(Expressed in thousands of U.S. dollars, except share and per share information)

7. Investments

(a)	Fixed maturity, short-term and other investments
The Company's investments in fixed maturities, short-term investments and other investments are classified as trading and carried at fair value, with related net unrealized gains or losses included in earnings.
The amortized cost (or cost), gross unrealized gains and (losses) and estimated fair value of investments at December 31, 2014 were as follows:

	Amortized Cost or Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
U.S. government and government agency	$759,232	$1,755	$(901)	$760,086
Non-U.S. government and government agency	279,493	1,215	(1,980)	278,728
U.S. states, municipalities and political subdivisions	448,668	1,780	(825)	449,623
Agency residential mortgage-backed securities	520,685	9,697	(1,151)	529,231
Non-agency residential mortgage-backed securities	37,954	369	(516)	37,807
U.S. corporate	1,500,963	3,960	(5,217)	1,499,706
Non-U.S. corporate	564,386	2,765	(3,989)	563,162
Bank loans	457,537	200	(8,733)	449,004
Catastrophe bonds	75,822	768	(926)	75,664
Asset-backed securities	647,422	1,250	(1,190)	647,482
Commercial mortgage-backed securities	242,332	598	(692)	242,238
Total fixed maturities	5,534,494	24,357	(26,120)	5,532,731
Total short-term investments (a)	1,051,222	13	(161)	1,051,074
Other investments
Fund of hedge funds	2,570	125	(920)	1,775
Preferred stock	6,535	—	(201)	6,334
Hedge funds (b)	570,371	60,792	(134,203)	496,960
Private equity investments	48,995	4,987	(611)	53,371
Investment funds	244,506	437	(111)	244,832
Mutual funds	6,199	3,540	—	9,739
Total other investments	879,176	69,881	(136,046)	813,011
Total investments including assets held in trust, catastrophe bonds and noncontrolling interest	$7,464,892	$94,251	$(162,327)	$7,396,816
Assets held in trust on behalf of operating affiliates (a)	$(732,782)	$—	$—	$(732,782)
Catastrophe bonds	$(75,822)	$(768)	$926	$(75,664)
Noncontrolling interest (b)	$(502,830)	$(48,446)	$120,782	$(430,494)
Total investments, excluding assets held in trust, catastrophe bonds and noncontrolling interest	$6,153,458	$45,037	$(40,619)	$6,157,876

(a)
Included in the short-term investments balance are assets held in trust to support AlphaCat's fully collateralized reinsurance transactions. Also, included in the short-term investments balance are investments held by one AlphaCat ILS fund which is consolidated by the Company but in which the Company has an equity interest of less than 100%. The remaining interests are held by third party investors and included in the Consolidated Balance Sheets as redeemable noncontrolling interest.

(b)
Included in the hedge funds balance are investments held by PaCRe in which the Company has an equity interest of 10%. The remaining 90% interest is held by third party investors and included in the Consolidated Balance Sheets as noncontrolling interest.

Validus Holdings, Ltd.
Notes to Consolidated Financial Statements (Continued)
(Expressed in thousands of U.S. dollars, except share and per share information)

The amortized cost (or cost), gross unrealized gains and (losses) and estimated fair value of investments at December 31, 2013 were as follows:

	Amortized Cost or Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
U.S. government and government agency	$1,368,826	$2,589	$(6,736)	$1,364,679
Non-U.S. government and government agency	454,578	6,511	(2,021)	459,068
U.S. states, municipalities and political subdivisions	42,978	459	(317)	43,120
Agency residential mortgage-backed securities	305,450	8,310	(2,261)	311,499
Non-agency residential mortgage-backed securities	16,530	143	(914)	15,759
U.S. corporate	1,328,960	9,208	(5,684)	1,332,484
Non-U.S. corporate	711,581	5,917	(3,173)	714,325
Bank loans	712,859	5,659	(1,402)	717,116
Catastrophe bonds	72,000	2,551	—	74,551
Asset-backed securities	509,091	1,409	(843)	509,657
Total fixed maturities	5,522,853	42,756	(23,351)	5,542,258
Total short-term investments (a)	787,670	45	(1)	787,714
Other investments
Fund of hedge funds	3,141	83	(921)	2,303
Hedge funds (b)	584,518	71,641	(95,076)	561,083
Private equity investments	12,333	1,410	(258)	13,485
Investment funds	117,307	92	—	117,399
Mutual funds	6,199	3,617	—	9,816
Total other investments	723,498	76,843	(96,255)	704,086
Total investments including assets held in trust, catastrophe bonds and noncontrolling interest	$7,034,021	$119,644	$(119,607)	$7,034,058
Assets held in trust on behalf of operating affiliates (a)	$(651,715)	$—	$—	$(651,715)
Catastrophe bonds	$(53,000)	$(2,544)	$—	$(55,544)
Noncontrolling interest (b)	$(512,121)	$(62,850)	$85,569	$(489,402)
Total investments, excluding assets held in trust, catastrophe bonds and noncontrolling interest	$5,817,185	$54,250	$(34,038)	$5,837,397

(a)
Included in the short-term investments balance are assets held in trust to support AlphaCat's fully collateralized reinsurance transactions. Also, included in the short-term investments balance are investments held by two AlphaCat ILS funds which are consolidated by the Company but in which the Company has an equity interest of less than 100%. The remaining interests are held by third party investors and included in the Consolidated Balance Sheets as redeemable noncontrolling interest.

(b)
Included in the hedge funds balance are investments held by PaCRe in which the Company has an equity interest of 10%. The remaining 90% interest is held by third party investors and included in the Consolidated Balance Sheets as noncontrolling interest.

As of June 30, 2014, the Company changed the methodology of assigning investment ratings to its fixed maturities portfolio. In prior periods, investment ratings were the lower of Moody’s or Standard & Poor’s rating for each investment security, presented in Standard & Poor’s equivalent rating. As of June 30, 2014, investment ratings are the median of Moody’s, Standard & Poor’s and Fitch, presented in Standard & Poor’s equivalent rating. For investments where only two ratings are available, the lower of the two ratings shall apply, presented in Standard & Poor’s equivalent rating. For investments where Moody’s and Standard & Poor’s ratings are not available, Fitch ratings are used and presented in Standard & Poor’s equivalent rating. The December 31, 2013 comparative data was restated as a result, to conform to current period presentation.

Validus Holdings, Ltd.
Notes to Consolidated Financial Statements (Continued)
(Expressed in thousands of U.S. dollars, except share and per share information)

The following table sets forth information regarding the investment ratings of the Company’s fixed maturities portfolio as at December 31, 2014 and 2013.

	December 31, 2014		December 31, 2013
	Estimated Fair Value	% of Total	Estimated Fair Value	% of Total
AAA	$2,494,239	45.1%	$2,510,781	45.3%
AA	848,226	15.4%	696,998	12.6%
A	1,086,091	19.6%	1,233,716	22.3%
BBB	505,208	9.1%	323,085	5.8%
Total investment-grade fixed maturities	4,933,764	89.2%	4,764,580	86.0%

BB	362,972	6.6%	354,992	6.4%
B	145,240	2.6%	383,639	6.9%
CCC	12,733	0.2%	2,453	—%
CC	3,926	0.1%	2,496	0.1%
C	1,344	—%	235	—%
D/NR	72,752	1.3%	33,863	0.6%
Total non-investment grade fixed maturities	598,967	10.8%	777,678	14.0%
Total fixed maturities	$5,532,731	100.0%	$5,542,258	100.0%
The amortized cost and estimated fair value amounts for fixed maturity securities held at December 31, 2014 and 2013 are shown below by contractual maturity. Actual maturity may differ from contractual maturity because certain borrowers may have the right to call or prepay certain obligations with or without call or prepayment penalties.

	December 31, 2014		December 31, 2013
	Amortized Cost	Estimated Fair Value	Amortized Cost	Estimated Fair Value
Due in one year or less	$312,843	$313,248	$688,855	$692,768
Due after one year through five years	3,163,225	3,159,200	3,603,459	3,613,847
Due after five years through ten years	497,175	491,870	396,389	395,633
Due after ten years	112,858	111,655	3,079	3,095
	4,086,101	4,075,973	4,691,782	4,705,343
Asset-backed and mortgage-backed securities	1,448,393	1,456,758	831,071	836,915
Total fixed maturities	$5,534,494	$5,532,731	$5,522,853	$5,542,258

(b)	Net investment income
Net investment income was derived from the following sources:

	Year Ended
	December 31, 2014	December 31, 2013	December 31, 2012
Fixed maturities and short-term investments	$97,248	$99,216	$105,937
Other investments	5,111	—	2,790
Restricted cash and cash and cash equivalents	5,178	4,713	7,259
Securities lending income	11	6	14
Total gross investment income	107,548	103,935	116,000
Investment expenses	(7,472)	(7,863)	(8,064)
Total net investment income	$100,076	$96,072	$107,936
Net investment income from other investments includes distributed and undistributed net income from certain investment funds.

Validus Holdings, Ltd.
Notes to Consolidated Financial Statements (Continued)
(Expressed in thousands of U.S. dollars, except share and per share information)

(c)	Net realized gains (losses) and change in net unrealized (losses) gains on investments
The following represents an analysis of net realized gains (losses) and the change in net unrealized (losses) gains on investments:

	Year Ended
	December 31, 2014	December 31, 2013	December 31, 2012
Fixed maturities, short-term and other investments
Gross realized gains (a)	$31,316	$31,402	$38,905
Gross realized (losses)	(8,221)	(28,144)	(20,672)
Net realized gains on investments	23,095	3,258	18,233
Change in net unrealized (losses) gains on investments (a)	(57,973)	(58,481)	17,585
Total net realized and change in net unrealized (losses) gains on investments including assets held in trust, catastrophe bonds and noncontrolling interest	(34,878)	(55,223)	35,818
Assets held in trust on behalf of operating affiliates	—	88	(88)
Catastrophe bonds	2,702	(2,258)	416
Noncontrolling interest (a)	42,258	1,836	17,263
Total net realized and change in net unrealized (losses) gains on investments excluding assets held in trust, catastrophe bonds and noncontrolling interest	$10,082	$(55,557)	$53,409

(a)
Includes change in net unrealized gains (losses) and realized gains on investments held by PaCRe in which the Company has an equity interest of 10%. The remaining 90% interest is held by third party investors and is included in the Consolidated Statements of Comprehensive Income as net loss (income) attributable to noncontrolling interest.

(d)	Pledged investments
The following tables outline investments pledged as collateral under the Company's credit and other facilities. For further details of the facilities, please refer to Note 19: “Debt and financing arrangements”:

	December 31, 2014
Description	Commitment	Issued and Outstanding	Investments pledged as collateral
$400,000 syndicated unsecured letter of credit facility	$400,000	$—	$—
$525,000 syndicated secured letter of credit facility	525,000	276,455	395,750
$200,000 secured bi-lateral letter of credit facility	200,000	15,649	35,645
Talbot FAL facility	25,000	25,000	31,048
PaCRe senior secured letter of credit facility	10,000	294	—
AlphaCat Re secured letter of credit facility	30,000	30,000	30,078
IPC bi-lateral facility	40,000	15,897	99,437
$375,000 Flagstone bi-lateral facility	375,000	198,389	430,782
	$1,605,000	$561,684	$1,022,740

Validus Holdings, Ltd.
Notes to Consolidated Financial Statements (Continued)
(Expressed in thousands of U.S. dollars, except share and per share information)

	December 31, 2013
Description	Commitment	Issued and Outstanding	Investments pledged as collateral
$400,000 syndicated unsecured letter of credit facility	$400,000	$—	$—
$525,000 syndicated secured letter of credit facility	525,000	358,567	507,620
$200,000 secured bi-lateral letter of credit facility	200,000	16,726	130,256
Talbot FAL facility	25,000	25,000	30,801
PaCRe senior secured letter of credit facility	10,000	294	—
AlphaCat Re secured letter of credit facility	24,800	24,800	24,806
IPC bi-lateral facility	40,000	20,177	98,465
$375,000 Flagstone bi-lateral facility	375,000	305,686	454,458
	$1,599,800	$751,250	$1,246,406
In addition, $3,285,692 of cash and cash equivalents, restricted cash, short-term investments and fixed maturities were pledged during the normal course of business as at December 31, 2014 (2013: $2,991,322). Of those, $3,233,872 were held in trust (2013: $2,982,152). Pledged assets are generally for the benefit of the Company's cedants and policyholders, to support AlphaCat's fully collateralized reinsurance transactions and to facilitate the accreditation of Talbot as an alien insurer/reinsurer by certain regulators.

(e)	Securities lending
The Company participates in a securities lending program whereby certain securities from its portfolio are loaned to third parties for short periods of time through a lending agent. The Company retains all economic interest in the securities it lends and receives a fee from the borrower for the temporary use of the securities. Collateral in the form of cash, government securities and letters of credit is required at a rate of 102% of the market value of the loaned securities and is held by a third party.
8. Fair value measurements

(a)	Classification within the fair value hierarchy
Fair value is defined as the price to sell an asset or transfer a liability in an orderly transaction between market participants. Under U.S. GAAP, a company must determine the appropriate level in the fair value hierarchy for each fair value measurement. The fair value hierarchy prioritizes the inputs, which refer broadly to assumptions market participants would use in pricing an asset or liability, into three levels. It gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The level in the fair value hierarchy within which a fair value measurement in its entirety falls is determined based on the lowest level input that is significant to the fair value measurement in its entirety.
The three levels of the fair value hierarchy are described below:
Level 1 - Fair values are measured based on unadjusted quoted prices in active markets for identical assets or liabilities that we have the ability to access.
Level 2 - Fair values are measured based on quoted prices in active markets for similar assets or liabilities, quoted prices for identical assets or liabilities in inactive markets, or for which significant inputs are observable (e.g., interest rates, yield curves, prepayment speeds, default rates, loss severities, etc.) or can be corroborated by observable market data.
Level 3 - Fair values are measured based on inputs that are unobservable and significant to the overall fair value measurement. The unobservable inputs reflect the Company's own judgments about assumptions where there is little, if any, market activity for that asset or liability that market participants might use.
The availability of observable inputs can vary from financial instrument to financial instrument and is affected by a wide variety of factors including, for example, the type of financial instrument, whether the financial instrument is new and not yet established in the marketplace, and other characteristics particular to the instrument. To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires significantly more judgment.

Validus Holdings, Ltd.
Notes to Consolidated Financial Statements (Continued)
(Expressed in thousands of U.S. dollars, except share and per share information)

Accordingly, the degree of judgment exercised by management in determining fair value is greatest for instruments categorized in Level 3. In periods of market dislocation, the observability of prices and inputs may be reduced for many instruments. This may lead the Company to change the selection of our valuation technique (for example, from market to cash flow approach) or to use multiple valuation techniques to estimate the fair value of a financial instrument. These circumstances could cause an instrument to be reclassified between levels within the fair value hierarchy.
There have been no material changes in the Company's valuation techniques during the period, or periods, represented by these Consolidated Financial Statements. The following methods and assumptions were used in estimating the fair value of each class of financial instrument recorded in the Consolidated Balance Sheets.
At December 31, 2014, the Company’s investments were allocated between Levels 1, 2 and 3 as follows:

	Level 1	Level 2	Level 3	Total
U.S. government and government agency	$—	$760,086	$—	$760,086
Non-U.S. government and government agency	—	278,728	—	278,728
U.S. states, municipalities and political subdivisions	—	449,623	—	449,623
Agency residential mortgage-backed securities	—	529,231	—	529,231
Non-agency residential mortgage-backed securities	—	37,807	—	37,807
U.S. corporate	—	1,499,706	—	1,499,706
Non-U.S. corporate	—	563,162	—	563,162
Bank loans	—	416,256	32,748	449,004
Catastrophe bonds	—	70,664	5,000	75,664
Asset-backed securities	—	647,482	—	647,482
Commercial mortgage-backed securities	—	242,238	—	242,238
Total fixed maturities	—	5,494,983	37,748	5,532,731
Total short-term investments (a)	942,716	108,358	—	1,051,074
Other investments
Fund of hedge funds	—	—	1,775	1,775
Preferred stock	—	6,334	—	6,334
Hedge funds (b)	—	—	496,960	496,960
Private equity investments	—	—	53,371	53,371
Investment funds	—	140,045	104,787	244,832
Mutual funds	—	9,739	—	9,739
Total other investments	—	156,118	656,893	813,011
Total investments including assets held in trust, catastrophe bonds and noncontrolling interest	$942,716	$5,759,459	$694,641	$7,396,816
Assets held in trust on behalf of operating affiliates (a)	$(732,782)	$—	$—	$(732,782)
Catastrophe bonds	$—	$(70,664)	$(5,000)	$(75,664)
Noncontrolling interest (b)	$—	$—	$(430,494)	$(430,494)
Total investments, excluding assets held in trust, catastrophe bonds and noncontrolling interest	$209,934	$5,688,795	$259,147	$6,157,876

(a)
Included in the short-term investments balance are assets held in trust to support AlphaCat's fully collateralized reinsurance transactions. Also, included in the short-term investments balance are investments held by one AlphaCat ILS fund which is consolidated by the Company but in which the Company has an equity interest of less than 100%. The remaining interests are held by third party investors and included in the Consolidated Balance Sheets as redeemable noncontrolling interest.

(b)
Included in the hedge funds balance are investments held by PaCRe in which the Company has an equity interest of 10%. The remaining 90% interest is held by third party investors and included in the Consolidated Balance Sheets as noncontrolling interest.

Validus Holdings, Ltd.
Notes to Consolidated Financial Statements (Continued)
(Expressed in thousands of U.S. dollars, except share and per share information)

At December 31, 2013, the Company’s investments were allocated between Levels 1, 2 and 3 as follows:

	Level 1	Level 2	Level 3	Total
U.S. government and government agency	$—	$1,364,679	$—	$1,364,679
Non-U.S. government and government agency	—	459,068	—	459,068
U.S. states, municipalities and political subdivisions	—	43,120	—	43,120
Agency residential mortgage-backed securities	—	311,499	—	311,499
Non-agency residential mortgage-backed securities	—	15,759	—	15,759
U.S. corporate	—	1,332,484	—	1,332,484
Non-U.S. corporate	—	714,325	—	714,325
Bank loans	—	717,116	—	717,116
Catastrophe bonds	—	74,551	—	74,551
Asset-backed securities	—	509,657	—	509,657
Total fixed maturities	—	5,542,258	—	5,542,258
Total short-term investments (a)	783,151	4,563	—	787,714
Other investments
Fund of hedge funds	—	—	2,303	2,303
Hedge funds (b)	—	—	561,083	561,083
Private equity investments	—	—	13,485	13,485
Investment fund	—	117,399	—	117,399
Mutual funds	—	9,816	—	9,816
Total other investments	—	127,215	576,871	704,086
Total investments including assets held in trust, catastrophe bonds and noncontrolling interest	$783,151	$5,674,036	$576,871	$7,034,058
Assets held in trust on behalf of operating affiliates (a)	$(651,715)	$—	$—	$(651,715)
Catastrophe bonds	$—	$(55,544)	$—	$(55,544)
Noncontrolling interest (b)	$—	$—	$(489,402)	$(489,402)
Total investments, excluding assets held in trust, catastrophe bonds and noncontrolling interest	$131,436	$5,618,492	$87,469	$5,837,397

(a)
Included in the short-term investments balance are assets held in trust to support AlphaCat's fully collateralized reinsurance transactions. Also, included in the short-term investments balance are investments held by two AlphaCat ILS funds which are consolidated by the Company but in which the Company has an equity interest of less than 100%. The remaining interests are held by third party investors and included in the Consolidated Balance Sheets as redeemable noncontrolling interest.

(b)
Included in the Hedge funds balance are investments held by PaCRe in which the Company has an equity interest of 10%. The remaining 90% interest is held by third party investors and included in the Consolidated Balance Sheets as noncontrolling interest.

At December 31, 2014, Level 3 investments excluding assets held in trust on behalf of operating affiliates, catastrophe bonds and noncontrolling interests totaled $259,147 (December 31, 2013: $87,469), representing 4.2% (December 31, 2013: 1.5%) of total investments, excluding assets held in trust on behalf of operating affiliates, catastrophe bonds and noncontrolling interests, measured at fair value on a recurring basis.

(b)	Level 1 assets measured at fair value
Short term investments
Short term investments categorized as Level 1 consist primarily of highly liquid securities, all with maturities less than one year from the date of purchase. The fair value of the Company's portfolio of short term investments are generally determined using amortized cost which approximates fair value. The Company has determined that certain of its short-term investments, held in highly liquid money market-type funds, should be included in Level 1 as their fair values are based on quoted market prices in active markets.

Validus Holdings, Ltd.
Notes to Consolidated Financial Statements (Continued)
(Expressed in thousands of U.S. dollars, except share and per share information)

(c)	Level 2 assets measured at fair value
Fixed maturity investments
Fixed maturity investments included in Level 2 include U.S. government and government agency, non-U.S. government and government agency, U.S. states, municipalities and political subdivisions, agency residential mortgage-backed securities, non-agency residential mortgage-backed securities, U.S. corporate, non-U.S. corporate, bank loans, catastrophe bonds, asset-backed securities and commercial mortgage-backed securities.
In general, valuation of the Company's fixed maturity investment portfolios is provided by pricing services, such as index providers and pricing vendors, as well as broker quotations. The pricing vendors provide valuations for a high volume of liquid securities that are actively traded. For securities that do not trade on an exchange, the pricing services generally utilize market data and other observable inputs in matrix pricing models to determine month end prices. Prices are generally verified using third party data. Securities which are priced by an index provider are generally included in the index.
In general, broker-dealers value securities through their trading desks based on observable inputs. The methodologies include mapping securities based on trade data, bids or offers, observed spreads, and performance on newly issued securities. Broker-dealers also determine valuations by observing secondary trading of similar securities. Prices obtained from broker quotations are considered non-binding, however they are based on observable inputs and by observing secondary trading of similar securities obtained from active, non-distressed markets.
The Company considers these Level 2 inputs as they are corroborated with other market observable inputs. The techniques generally used to determine the fair value of the Company's fixed maturity investments are detailed below by asset class.
U.S. government and government agency
U.S. government and government agency securities consist primarily of debt securities issued by the U.S. Treasury and mortgage pass-through agencies such as the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation and the Government National Mortgage Association. Fixed maturity investments included in U.S. government and government agency securities are primarily priced by pricing services. When evaluating these securities, the pricing services gather information from market sources and integrate other observations from markets and sector news. Evaluations are updated by obtaining broker dealer quotes and other market information including actual trade volumes, when available. The fair value of each security is individually computed using analytical models which incorporate option adjusted spreads and other daily interest rate data.
Non-U.S. government and government agency
Non-U.S. government and government agency securities consist of debt securities issued by non-U.S. governments and their agencies along with supranational organizations (also known as sovereign debt securities). Securities held in these sectors are primarily priced by pricing services who employ proprietary discounted cash flow models to value the securities. Key quantitative inputs for these models are daily observed benchmark curves for treasury, swap and high issuance credits. The pricing services then apply a credit spread for each security which is developed by in-depth and real time market analysis. For securities in which trade volume is low, the pricing services utilize data from more frequently traded securities with similar attributes. These models may also be supplemented by daily market and credit research for international markets.
U.S. states, municipalities and political subdivisions
The Company's U.S. states, municipalities and political subdivisions portfolio contains debt securities issued by U.S. domiciled state and municipal entities. These securities are generally priced by independent pricing services using the techniques described for U.S. government and government agency securities described above.
Agency residential mortgage-backed securities
The Company's agency residential mortgage-backed investments are primarily priced by pricing services using a mortgage pool specific model which utilizes daily inputs from the active to be announced ("TBA") market which is very liquid, as well as the U.S. treasury market. The model also utilizes additional information, such as the weighted average maturity, weighted average coupon and other available pool level data which is provided by the sponsoring agency. Valuations are also corroborated with daily active market quotes.

Validus Holdings, Ltd.
Notes to Consolidated Financial Statements (Continued)
(Expressed in thousands of U.S. dollars, except share and per share information)

Non-agency residential mortgage-backed securities
The Company's non-agency mortgage-backed investments include non-agency prime residential mortgage-backed fixed maturity investments. The Company has no fixed maturity investments classified as sub-prime held in its fixed maturity investments portfolio. Securities held in these sectors are primarily priced by pricing services using an option adjusted spread model or other relevant models, which principally utilize inputs including benchmark yields, available trade information or broker quotes, and issuer spreads. The pricing services also review collateral prepayment speeds, loss severity and delinquencies among other collateral performance indicators for the securities valuation, when applicable.
U.S. corporate
Corporate debt securities consist primarily of investment-grade debt of a wide variety of U.S. corporate issuers and industries. The Company's corporate fixed maturity investments are primarily priced by pricing services. When evaluating these securities, the pricing services gather information from market sources regarding the issuer of the security and obtain credit data, as well as other observations, from markets and sector news. Evaluations are updated by obtaining broker dealer quotes and other market information including actual trade volumes, when available. The pricing services also consider the specific terms and conditions of the securities, including any specific features which may influence risk. In certain instances, securities are individually evaluated using a spread which is added to the U.S. treasury curve or a security specific swap curve as appropriate.
Non-U.S. corporate
Non-U.S. corporate debt securities consist primarily of investment-grade debt of a wide variety of non-U.S. corporate issuers and industries. The Company's non-U.S. corporate fixed maturity investments are primarily priced by pricing services. When evaluating these securities, the pricing services gather information from market sources regarding the issuer of the security and obtain credit data, as well as other observations, from markets and sector news. Evaluations are updated by obtaining broker dealer quotes and other market information including actual trade volumes, when available. The pricing services also consider the specific terms and conditions of the securities, including any specific features which may influence risk.
Bank loans
The Company's bank loan investments consist primarily of below-investment-grade debt of a wide variety of corporate issuers and industries. The Company's bank loans are primarily priced by pricing services. When evaluating these securities, the pricing services gather information from market sources regarding the issuer of the security and obtain credit data, as well as other observations, from markets and sector news. Evaluations are updated by obtaining broker dealer quotes and other market information including actual trade volumes, when available. The pricing services also consider the specific terms and conditions of the securities, including any specific features which may influence risk.
Catastrophe bonds
Catastrophe bonds are based on broker or underwriter bid indications. To the extent that these indications are based on significant unobservable inputs, the relevant bonds will be classified as a Level 3 asset.
Asset-backed securities
Asset backed securities include mostly investment-grade debt securities backed by pools of loans with a variety of underlying collateral, including automobile loan receivables, student loans, credit card receivables, and collateralized loan obligations originated by a variety of financial institutions. Securities held in these sectors are primarily priced by pricing services. The pricing services apply dealer quotes and other available trade information such as bids and offers, prepayment speeds which may be adjusted for the underlying collateral or current price data, the U.S. treasury curve and swap curve as well as cash settlement. The pricing services determine the expected cash flows for each security held in this sector using historical prepayment and default projections for the underlying collateral and current market data. In addition, a spread is applied to the relevant benchmark and used to discount the cash flows noted above to determine the fair value of the securities held in this sector.

Validus Holdings, Ltd.
Notes to Consolidated Financial Statements (Continued)
(Expressed in thousands of U.S. dollars, except share and per share information)
Commercial mortgage-backed securities
Commercial mortgage backed securities are investment-grade debt primarily priced by pricing services. The pricing services apply dealer quotes and other available trade information such as bids and offers, prepayment speeds which may be adjusted for the underlying collateral or current price data, the U.S. treasury curve and swap curve as well as cash settlement. The pricing services determine the expected cash flows for each security held in this sector using historical prepayment and default projections for the underlying collateral and current market data. In addition, a spread is applied to the relevant benchmark and used to discount the cash flows noted above to determine the fair value of the securities held in this sector.
Short term investments
Short term investments consist primarily of highly liquid securities, all with maturities less than one year from the date of purchase. The fair value of the Company's portfolio of short term investments is generally determined using amortized cost which approximates fair value. The Company has determined that, other than highly liquid money market-type funds, the remaining securities are classified within Level 2 because these securities are typically not actively traded due to their approaching maturity and, as such, their amortized cost approximates fair value.
Preferred stock
The Company's preferred stock portfolio contains preferred term securities typically sold by non public financial services companies, through a collateralized debt obligation product and are classified as Level 2 assets. The fair value of these investments is determined based on quoted market prices in active markets.
Investment funds
Investment funds classified as Level 2 assets includes one pooled investment which is invested in fixed income securities with high credit ratings. The investment fund is only open to Lloyd’s Trust Fund participants. The fair value of units in the investment fund is based on the net asset value of the fund as reported by Lloyd’s Treasury & Investment Management.
Also included within investment funds is the Company's share of a portfolio of Lloyd's overseas deposits, which is also classified as a Level 2 asset. The underlying deposits are managed centrally by Lloyd's and invested according to local regulatory requirements. The composition of the portfolio varies and the deposits are made across the market. The fair value of the deposits is based on the portfolio level reporting that is provided by Lloyd's.
Mutual funds
Mutual funds consist of two investment funds which are invested in various quoted investments. The fair value of units in the mutual funds is based on the net asset value of the fund as reported by the fund manager.

(d)	Level 3 assets measured at fair value
Level 3 includes financial instruments that are valued using market approach and income approach valuation techniques. These models incorporate both observable and unobservable inputs. The Company's hedge funds, a fund of hedge funds, private equity investments, certain bank loans, an investment fund and certain catastrophe bonds are the only financial instruments in this category as at December 31, 2014. For each respective hedge fund investment, the Company obtains and reviews the valuation methodology used by the fund administrators and investment managers to ensure that the hedge fund investments are following fair value principles consistent with U.S. GAAP in determining the net asset value (“NAV”).
Within the hedge fund industry, there is a general lack of transparency necessary to facilitate a detailed independent assessment of the values placed on the securities underlying the NAV provided by the fund manager or fund administrator. To address this, on a quarterly basis, we perform a number of monitoring procedures designed to assist us in the assessment of the quality of the information provided by managers and administrators. These procedures include, but are not limited to, regular review and discussion of each fund's performance with its manager and regular evaluation of fund performance against applicable benchmarks.

Validus Holdings, Ltd.
Notes to Consolidated Financial Statements (Continued)
(Expressed in thousands of U.S. dollars, except share and per share information)

Bank loans
Included in the bank loans portfolio is a collection of loan participations held through an intermediary. These investments are classified as Level 3 assets. A third party pricing service provides monthly valuation reports for each loan and participation using a combination of quotations from loan pricing services, leveraged loan indices or market price quotes obtained directly from the intermediary.
Fund of hedge funds
The fund of hedge funds includes a side pocket. While a redemption request has been submitted, the timing of receipt of proceeds on the side pocket is unknown. The fund's administrator provides a monthly reported NAV with a one month delay in its valuation which was used as a basis for fair value measurement in the Company's December 31, 2014 Consolidated Balance Sheet. The fund manager has provided an estimate of the fund NAV at December 31, 2014 based on the estimated performance provided from the underlying funds. To determine the reasonableness of the estimated NAV, the Company compares the one month delayed fund administrator's NAV to the fund manager's estimated NAV that incorporates relevant valuation sources on a timely basis. Material variances are recorded in the current reporting period while immaterial variances are recorded in the following reporting period. As this valuation technique incorporates both observable and significant unobservable inputs, the fund of hedge funds is classified as a Level 3 asset.
Hedge funds
The hedge funds were valued at $496,960 at December 31, 2014 (2013: $561,083). The hedge funds consist of investments in five Paulson & Co. managed funds (the "Paulson hedge funds") and one hedge fund assumed in the acquisition of Flagstone Reinsurance Holdings, S.A. (the "Flagstone Acquisition") (the "Flagstone hedge fund").
The Paulson hedge funds' administrator provides monthly reported NAVs with a one month delay in its valuation which was used as a partial basis for fair value measurement in the Company's December 31, 2014 Consolidated Balance Sheet. The fund manager provides an estimate of the NAV as at December 31, 2014 based on estimated performance. The Company adjusts fair value to the fund manager's estimated NAV that incorporates relevant valuation sources on a timely basis. To determine the reasonableness of the estimated NAV, the Company assesses the variance between the fund manager's estimated NAV and the fund administrator's NAV. Material variances are recorded in the current reporting period while immaterial variances are recorded in the following reporting period. Historically, the Company's valuation estimates have not materially differed from the subsequent NAVs.
The Flagstone hedge fund's administrator provides quarterly NAVs with a three-month delay in valuation which was used as a basis for fair value measurement in the Company's December 31, 2014 Consolidated Balance Sheet.
As these valuation techniques incorporate both observable and significant unobservable inputs, both the Paulson hedge funds and the Flagstone hedge fund are classified as Level 3 assets. The Paulson hedge funds are subject to quarterly liquidity.
Private equity investments
The private equity funds provide quarterly or semi-annual partnership capital statements with a three month or a six month delay which are used as a basis for valuation in the Company's December 31, 2014 Consolidated Balance Sheet. These private equity investments vary in investment strategies and are not actively traded in any open markets. As this valuation technique can incorporate significant unobservable inputs, the private equity investments are classified as Level 3 assets.
Investment funds
Investment funds classified as Level 3 assets consists of one structured securities fund that invests across asset backed securities, residential mortgage backed securities and commercial mortgage backed securities. The fair value of units in the investment fund is based on the NAV of the fund as reported by the independent fund administrator. The fund's administrator provides a monthly reported NAV with a one-month delay in its valuation which was used as a basis for fair value measurement in the Company's December 31, 2014 Consolidated Balance Sheet. As this valuation technique incorporates both observable and significant unobservable inputs, the investment fund investment is classified as a Level 3 asset.

Validus Holdings, Ltd.
Notes to Consolidated Financial Statements (Continued)
(Expressed in thousands of U.S. dollars, except share and per share information)

The following table presents a reconciliation of the beginning and ending balances for all investments measured at fair value on a recurring basis using Level 3 inputs during the years ended December 31, 2014 and 2013:

	Total Fair Market Value
	Year Ended December 31, 2014	Year Ended December 31, 2013
Level 3 investments—Beginning of year	$576,871	$556,234
Additions to level 3 investments due to Western World acquisition	23,620	—
Purchases	175,129	99,037
Sales	(52,351)	(82,000)
Issuances	—	—
Settlements	(1,500)	—
Realized gains	8,216	6,132
Unrealized losses	(42,047)	(2,532)
Transfers into Level 3 during the year	6,703	—
Level 3 investments—End of year	$694,641	$576,871
Catastrophe bonds	(5,000)	—
Noncontrolling interest (a)	(430,494)	(489,402)
Level 3 investments excluding noncontrolling interest	$259,147	$87,469

(a)
Includes Level 3 investments held by PaCRe in which the Company has an equity interest of 10%. The remaining 90% interest is held by third party investors and included in the Consolidated Balance Sheets as noncontrolling interest.

During the year ended December 31, 2014 there was a transfer of investments from Level 2 into Level 3 of the fair value hierarchy. This transfer was due to a reassessment of the extent of unobservable inputs used in establishing the fair value of certain catastrophe bonds. There were no transfers into or out of Level 3 during the year ended December 31, 2013.

(e)	Financial Instruments Not Carried at Fair Value
U.S. GAAP guidance in relation to the fair value of financial instruments is also applicable to disclosures of financial instruments not carried at fair value, except for certain financial instruments, including insurance contracts and investments in affiliates. The carrying values of cash and cash equivalents (including restricted amounts), accrued investment income, other assets, net payable for investments purchased and accounts payable and accrued expenses approximated their fair values at December 31, 2014, due to their respective short maturities. As these financial instruments are not actively traded, their respective fair values are classified within Level 2.

Validus Holdings, Ltd.
Notes to Consolidated Financial Statements (Continued)
(Expressed in thousands of U.S. dollars, except share and per share information)

9. Investments in affiliates
The following table presents the Company's investments in affiliates as at December 31, 2014 and 2013:

	December 31, 2014	December 31, 2013
Investment affiliate	$63,506	$34,500
Operating affiliates	197,977	106,743
Investments in affiliates	$261,483	$141,243

(a)	Investment affiliate
Aquiline Financial Services Fund II L.P.
On December 20, 2011, the Company entered into an Assignment and Assumption Agreement (the "Agreement") with Aquiline Capital Partners LLC, a Delaware limited liability company (the "Assignor") and Aquiline Capital Partners II GP (Offshore) Ltd., a Cayman Islands company limited by shares (the "Aquiline II General Partner") pursuant to which the Company has assumed 100% of the Assignor's interest in Aquiline Financial Services Fund II L.P. (the "Aquiline II Partnership") representing a total capital commitment of $50,000 (the "Aquiline II Commitment"), as a limited partner in the Partnership (the "Transferred Interest"). The Transferred Interest is governed by the terms of an Amended and Restated Exempted Limited Partnership Agreement of the Fund dated January 9, 2013 (the "Aquiline II Limited Partnership Agreement").
On October 2, 2014, the Company assumed an additional investment in the Aquiline II Partnership as part of the Western World acquisition representing a total capital commitment of $10,000. This interest is governed by the terms of the Aquiline II Limited Partnership Agreement.
The Partnership provides a quarterly capital account statement, with a three month delay in its valuation, which was used as the basis for calculating the Company's share of partnership income for the period.
Aquiline Financial Services Fund III L.P.
On November 7, 2014, the Company, entered into a Subscription Agreement (the "Subscription Agreement") with Aquiline Capital Partners III GP (Offshore) Ltd., a Cayman Islands company limited by shares (the "Aquiline III General Partner") pursuant to which the Company is committing and agreeing to purchase limited partnership or other comparable limited liability equity interests (the "Limited Partnership Interests") in Aquiline Financial Services Fund III L.P., a Cayman Islands exempted limited partnership (the "Aquiline III Partnership"), and/or one or more Alternative Investment Vehicles and Intermediate Entities (together with the Aquiline III Partnership, the "Fund" or the "Entities") with a capital commitment (the "Aquiline III Commitment") in an amount equal to $100,000, as a limited partner in the Aquiline III Partnership. The Limited Partnership Interests are governed by the terms of an Amended and Restated Exempted Limited Partnership Agreement dated as of November 7, 2014 (the “Aquiline III Limited Partnership Agreement”).
The Partnership provides a quarterly capital account statement, with a three month delay in its valuation, which was used as the basis for calculating the Company's share of partnership income for the period.
The following table presents a reconciliation of the beginning and ending investments in the Company’s investment affiliate balances for the years ended December 31, 2014 and 2013:

	Year Ended December 31, 2014	Year Ended December 31, 2013
Investment in affiliate, beginning of year	$34,500	$15,218
Addition due to Western World acquisition	8,127	—
Capital contributions	12,468	14,492
Income from investment affiliate	8,411	4,790
Investment in affiliate, end of year	$63,506	$34,500

Validus Holdings, Ltd.
Notes to Consolidated Financial Statements (Continued)
(Expressed in thousands of U.S. dollars, except share and per share information)

The following table presents the Company’s investment in the Partnership as at December 31, 2014:

	Investment at cost	Voting ownership %	Equity ownership %	Carrying value
Aquiline Financial Services Fund II L.P.	$51,001	—%	8.1%	$63,506
The following table presents the Company’s investment in the Partnership as at December 31, 2013:

	Investment at cost	Voting ownership %	Equity ownership %	Carrying value
Aquiline Financial Services Fund II L.P.	$32,110	—%	6.7%	$34,500

(b)	Operating affiliates
AlphaCat Re 2011 Ltd.
On May 25, 2011, the Company joined with other investors in capitalizing AlphaCat Re 2011 Ltd. ("AlphaCat Re 2011"), a special purpose reinsurer formed for the purpose of writing collateralized reinsurance and retrocessional reinsurance. AlphaCat Re 2011 was a market facing entity and the Company's investment in AlphaCat Re 2011 has been treated as an equity method investment.
AlphaCat Re 2011 is now considered "off-risk" as the risk periods for all reinsurance contracts written have expired. As a result, partial returns of investment have been made to the investors of AlphaCat Re 2011.The Company's portion of the returns made during the years ended December 31, 2014 and 2013 are included in the tables below.
AlphaCat Re 2012 Ltd.
On May 29, 2012, the Company joined with other investors in capitalizing AlphaCat Re 2012 Ltd. ("AlphaCat Re 2012"), a special purpose reinsurer formed for the purpose of writing collateralized reinsurance with a particular focus on windstorm risks for Florida domiciled insurance companies. AlphaCat Re 2012 was a market facing entity and the Company's investment in AlphaCat Re 2012 has been treated as an equity method investment.
AlphaCat Re 2012 is now considered "off-risk" as the risk periods for all reinsurance contracts written have expired. As a result, partial returns of investment have been made to the investors of AlphaCat Re 2012.The Company's portion of the returns made during the years ended December 31, 2014 and 2013 are included in the tables below.
AlphaCat 2013, Ltd.
On December 17, 2012, the Company joined with other investors in capitalizing AlphaCat 2013, Ltd. ("AlphaCat 2013"), an entity formed for the purpose of investing in collateralized reinsurance and retrocession on a worldwide basis. AlphaCat 2013 deployed its capital through transactions entered into by AlphaCat Reinsurance Ltd. ("AlphaCat Re") and the Company's investment in AlphaCat 2013 has been treated as an equity method investment.
AlphaCat 2013 is now considered "off-risk" as the risk periods for all risk-linked instruments have expired. As a result, partial returns of investment have been made to the investors of AlphaCat 2013. The Company's portion of the returns made during the years ended December 31, 2014 and 2013 are included in the tables below.
AlphaCat 2014, Ltd.
On December 20, 2013, the Company joined with other investors in capitalizing AlphaCat 2014, Ltd. ("AlphaCat 2014"), an entity formed for the purpose of investing in collateralized reinsurance and retrocessional contracts for the January 1, 2014 renewal season. AlphaCat 2014 deploys its capital through transactions entered into by AlphaCat Re and the Company's investment in AlphaCat 2014 has been treated as an equity method investment.

Validus Holdings, Ltd.
Notes to Consolidated Financial Statements (Continued)
(Expressed in thousands of U.S. dollars, except share and per share information)

AlphaCat 2015, Ltd.
On December 29, 2014, the Company joined with other investors in capitalizing AlphaCat 2015, Ltd. ("AlphaCat 2015"), an entity formed for the purpose of investing in collateralized reinsurance and retrocessional contracts for the January 1, 2015 renewal season. AlphaCat 2015 deploys its capital through transactions entered into by AlphaCat Re and the Company's investment in AlphaCat 2015 has been treated as an equity method investment.
AlphaCat ILS funds
The AlphaCat ILS funds invest in instruments with returns linked to property catastrophe reinsurance, retrocession and insurance linked securities ("ILS") contracts. AlphaCat ILS funds primarily deploy their capital through the AlphaCat Master Fund Ltd. (the "AlphaCat Master Fund") and AlphaCat Re. All of the funds are variable interest entities, with one being consolidated by the Company as the primary beneficiary and the remaining funds being accounted for as equity method investments because the Company holds an equity interest of less than 50% and has significant influence. One of these funds had been consolidated by the Company as the primary beneficiary from its formation through to December 31, 2013. However, on January 1, 2014 the fund received $35,000 in additional third party subscriptions, resulting in a reduction of the Company’s equity interest below 50%. Since the Company retained significant influence, this fund was deconsolidated and accounted for as an equity method investment from January 1, 2014. The fair value of the retained interest, based on the fair value of the underlying instruments in AlphaCat Master Fund and AlphaCat Re, amounted to $113,455 as at January 1, 2014. The deconsolidation resulted in a gain of $1,372 which is included in the Consolidated Statements of Comprehensive Income as other insurance related income for the year ended December 31, 2014. The Company's maximum exposure to any of the funds is the amount of capital invested at any given time.
AlphaCat Master Fund Ltd. and AlphaCat Reinsurance Ltd.
The Company utilizes AlphaCat Master Fund and AlphaCat Re for the purpose of investing in capital market products and writing collateralized reinsurance, respectively, on behalf of certain entities within the AlphaCat operating segment. AlphaCat Master Fund and AlphaCat Re are market facing entities which enter into transactions on behalf of AlphaCat 2013, AlphaCat 2014, AlphaCat 2015 and the AlphaCat ILS funds. The Company owns all of the voting equity interest in AlphaCat Master Fund and AlphaCat Re and, as a result, their financial statements are included in the Consolidated Financial Statements of the Company.
BetaCat ILS funds
The BetaCat ILS funds invest exclusively in catastrophe bonds (principal-at-risk variable rate notes and other event-linked securities, being referred to collectively as “Cat Bonds”) focused on property and casualty risk issued under Rule 144A of the Securities Act of 1933, following a passive buy-and-hold investment strategy. One of the funds is a variable interest entity and is consolidated by the Company as the primary beneficiary. The remaining fund is consolidated by the Company as it owns all of the voting equity interest. The Company's maximum exposure to either of the funds is the amount of capital invested at any given time. As at December 31, 2014, no third party subscriptions had been received.

Validus Holdings, Ltd.
Notes to Consolidated Financial Statements (Continued)
(Expressed in thousands of U.S. dollars, except share and per share information)

The following tables present a reconciliation of the beginning and ending investment in operating affiliates for the years ended December 31, 2014 and 2013:

	Year Ended December 31, 2014
	AlphaCat Re 2011	AlphaCat Re 2012	AlphaCat 2013	AlphaCat 2014	AlphaCat 2015	AlphaCat ILS funds	Total
As at December 31, 2013	$9,809	$1,313	$51,744	$21,982	$—	$21,895	$106,743
Purchase of shares	—	—	—	—	25,600	12,000	37,600
Gain on redemption of shares	—	—	—	—	—	(5,077)	(5,077)
Return of investment	(5,825)	(1,516)	(52,762)	—	—	(12,364)	(72,467)
Fair value of retained interest on deconsolidation of AlphaCat ILS fund	—	—	—	—	—	113,455	113,455
Income from operating affiliates	622	938	2,086	6,103	—	7,974	17,723
As at December 31, 2014	$4,606	$735	$1,068	$28,085	$25,600	$137,883	$197,977

	Year Ended December 31, 2013
	AlphaCat Re 2011	AlphaCat Re 2012	AlphaCat 2013	AlphaCat 2014	AlphaCat ILS fund	Total
As at December 31, 2012	$62,792	$29,319	$45,000	$—	$20,000	$157,111
Purchase of shares	—	—	—	22,000	—	22,000
Return of investment	(54,914)	(31,743)	—	—	—	(86,657)
Income (loss) from operating affiliates	1,931	3,737	6,744	(18)	1,895	14,289
As at December 31, 2013	$9,809	$1,313	$51,744	$21,982	$21,895	$106,743
The following table presents the Company's investments in AlphaCat Re 2011, AlphaCat Re 2012, AlphaCat 2013, AlphaCat 2014, AlphaCat 2015 and the AlphaCat ILS funds in the Consolidated Financial Statements as at December 31, 2014:

	Investment in operating affiliates
	Cost	Voting ownership %	Equity ownership %	Carrying value
AlphaCat Re 2011	$4,606	43.7%	22.3%	$4,606
AlphaCat Re 2012	735	49.0%	37.9%	735
AlphaCat 2013	1,068	40.9%	19.7%	1,068
AlphaCat 2014	22,000	42.3%	19.6%	28,085
AlphaCat 2015	25,600	40.0%	20.0%	25,600
AlphaCat ILS funds	133,091	n/a	(a)	137,883
Total	$187,100			$197,977

(a)	Equity ownership in the funds was 7.9%, 39.7% and 9.1%, respectively as at December 31, 2014.

Validus Holdings, Ltd.
Notes to Consolidated Financial Statements (Continued)
(Expressed in thousands of U.S. dollars, except share and per share information)

The following table presents the Company's investments in AlphaCat Re 2011, AlphaCat Re 2012, AlphaCat 2013, AlphaCat 2014 and the AlphaCat ILS fund in the Consolidated Financial Statements as at December 31, 2013:

	Investment in operating affiliates
	Investment at cost	Voting ownership %	Equity ownership %	Share of net asset value
AlphaCat Re 2011	$9,882	43.7%	22.3%	$9,809
AlphaCat Re 2012	654	49.0%	37.9%	1,313
AlphaCat 2013	45,000	40.9%	19.7%	51,744
AlphaCat 2014	22,000	42.3%	19.6%	21,982
AlphaCat ILS fund	20,000	n/a	9.1%	21,895
Total	$97,536			$106,743
The following table presents certain summarized financial information of the AlphaCat entities as at December 31, 2014 and for the year then ended:

	Combined investees summarized financial data
	Total assets	Total liabilities	Total revenue	Net income
AlphaCat Re 2011	$20,469	$7,931	$3	$2,794
AlphaCat Re 2012	$3,098	$1,136	$—	$2,477
AlphaCat 2013	$5,490	$65	$14,221	$10,595
AlphaCat 2014	$193,702	$4,102	$45,333	$31,070
AlphaCat 2015	$142,843	$—	$—	$—
AlphaCat ILS funds (a)	$1,026,222	$175,376	$65,320	$54,421
BetaCat ILS funds	22,010	61	32	(51)

(a)	AlphaCat ILS funds information includes all funds, including those where the Company is not the primary beneficiary.

(c)	Notes payable and (income) attributable to operating affiliates
Notes are issued during the course of a year by AlphaCat Master Fund and AlphaCat Re to AlphaCat 2013, AlphaCat 2014, AlphaCat 2015 and the AlphaCat ILS funds (collectively the "feeder funds") in order to fund the purchase of capital market products and to write collateralized reinsurance on their behalf. The underlying capital market products and collateralized reinsurance typically have at least a twelve month duration; however, they do not have a stated maturity date. Since repayment is dependent on the settlement of the underlying transactions, the notes are subsequently redeemed as the underlying transactions are settled. The Company’s investments in the feeder funds, together with investments made by third parties, are provided as consideration for these notes to AlphaCat Master Fund and AlphaCat Re, which are consolidated in the Company’s Consolidated Financial Statements. The effective economic interest in AlphaCat Master Fund and AlphaCat Re that results from these transactions is represented on the Consolidated Balance Sheet as notes payable to operating affiliates. The subsequent income or loss generated by the relevant capital market products or collateralized reinsurance is transferred to the operating affiliates as (income) loss attributable to operating affiliate investors in the Company’s Consolidated Statements of Comprehensive Income. The notes do not have any principal amount, since the final amount payable is dependent on the income or loss. To the extent that the (income) loss attributable to operating affiliate investors has not been returned to investors, it is included in accounts payable and accrued expenses in the Consolidated Balance Sheets.

Validus Holdings, Ltd.
Notes to Consolidated Financial Statements (Continued)
(Expressed in thousands of U.S. dollars, except share and per share information)

The following tables present a reconciliation of the beginning and ending notes payable to operating affiliates for the year ended December 31, 2014 and 2013:

	Year Ended December 31, 2014
	AlphaCat 2013	AlphaCat 2014	AlphaCat ILS funds	Total
As at December 31, 2013	$223,809	$—	$215,463	$439,272
Notes payable to operating affiliates recognized on deconsolidation of AlphaCat ILS fund	—	—	178,837	178,837
Issuance of notes payable to operating affiliates	—	157,914	522,113	680,027
Redemption of notes payable to operating affiliates	(223,512)	—	(393,556)	(617,068)
Foreign exchange gains	(297)	(530)	(8,776)	(9,603)
As at December 31, 2014	$—	$157,384	$514,081	$671,465

	Year Ended December 31, 2013
	AlphaCat 2013	AlphaCat ILS funds	Total
As at December 31, 2012	$—	$—	$—
Issuance of notes payable to operating affiliates	223,082	218,044	441,126
Redemption of notes payable to operating affiliates	—	(3,553)	(3,553)
Foreign exchange losses	727	972	1,699
As at December 31, 2013	$223,809	$215,463	$439,272
The portion of notes payable to operating affiliates that were due to the Company, as an investor in the affiliates, and third party investors as at December 31, 2014 amounted to $148,264 and $523,201, respectively (December 31, 2013: $63,654 and $375,618).
The following table presents the (income) attributable to operating affiliate investors for the year ended December 31, 2014, 2013 and 2012:

	Years Ended
	December 31, 2014	December 31, 2013	December 31, 2012
AlphaCat 2013	$(14,577)	$(47,329)	$—
AlphaCat 2014	(46,100)	—	—
AlphaCat ILS funds	(48,722)	(21,434)	—
(Income) attributable to operating affiliate investors	$(109,399)	$(68,763)	$—
The portion of income attributable to operating affiliate investors that was due to the Company, as an investor in the affiliates, and third party investors for the year ended December 31, 2014 amounted to $21,756 and $87,643, respectively (2013: $11,437 and $57,326).

Validus Holdings, Ltd.
Notes to Consolidated Financial Statements (Continued)
(Expressed in thousands of U.S. dollars, except share and per share information)

10. Noncontrolling interest
On April 2, 2012, the Company joined with other investors in capitalizing PaCRe Ltd. ("PaCRe"), a Class 4 Bermuda reinsurer formed for the purpose of writing high excess property catastrophe reinsurance. The Company has an equity interest of 10% and the remaining 90% interest is held by third party investors. The Company has a majority voting equity interest in PaCRe and as a result, the financial statements of PaCRe are included in the Consolidated Financial Statements of the Company. The portion of PaCRe’s earnings attributable to third party investors is recorded in the Consolidated Statements of Comprehensive Income as net (income) loss attributable to noncontrolling interest. PaCRe's shareholder rights do not include redemption features within the control of the third party shareholders. The third party equity is recorded in the Company’s Consolidated Balance Sheets as noncontrolling interest.
The portion of earnings from the one consolidated AlphaCat ILS fund attributable to third party investors is recorded in the Consolidated Statements of Comprehensive Income as net (income) loss attributable to noncontrolling interest. The AlphaCat ILS funds have rights that enable shareholders, subject to certain limitations, to redeem their shares. The third party equity is therefore recorded in the Company’s Consolidated Balance Sheets as redeemable noncontrolling interest. When and if a redemption notice is received, the fair value of the redemption is reclassified to a liability.
The following table presents a reconciliation of the beginning and ending balances of redeemable noncontrolling interest and noncontrolling interest for the years ended December 31, 2014 and 2013:

	Year Ended December 31, 2014
	Redeemable noncontrolling interest	Noncontrolling interest	Total
As at December 31, 2013	$86,512	$497,657	$584,169
Issuance of shares	68,200	—	68,200
Income (loss) attributable to noncontrolling interest	3,598	(39,062)	(35,464)
Adjustment to noncontrolling interest as a result of deconsolidation	(78,354)	—	(78,354)
As at December 31, 2014	$79,956	$458,595	$538,551

	Year Ended December 31, 2013
	Redeemable noncontrolling interest	Noncontrolling interest	Total
As at December 31, 2012	$—	$434,280	$434,280
Issuance of shares	92,190	58,500	150,690
Income attributable to noncontrolling interest	4,818	4,877	9,695
Redemption of shares	(10,496)	—	(10,496)
As at December 31, 2013	$86,512	$497,657	$584,169

Validus Holdings, Ltd.
Notes to Consolidated Financial Statements (Continued)
(Expressed in thousands of U.S. dollars, except share and per share information)

11. Derivative instruments
The Company enters into derivative instruments for risk management purposes, specifically to hedge unmatched foreign currency exposures and interest rate exposures. As at December 31, 2014, the Company held foreign currency forward contracts to mitigate the risk of fluctuations in the U.S. dollar against a number of foreign currencies. As at December 31, 2014, the Company held two interest rate swaps to fix the payment of interest on the Company's 2006 and 2007 Junior Subordinated Deferrable Debentures, as well as three interest rate swaps and one cross-currency interest rate swap to fix the payment of interest and mitigate the foreign exchange rate impact on Flagstone's 2006 and 2007 Junior Subordinated Deferrable Debentures.
As at December 31, 2014, the Company held one foreign currency forward contract to mitigate the risk of fluctuations in the U.S. dollar against the Euro that was not designated as a hedging instrument.
The following table summarizes information on the classification and amount of the fair value of derivatives not designated as hedging instruments on the Consolidated Balance Sheets at December 31, 2014 and December 31, 2013:

	As at December 31, 2014			As at December 31, 2013
Derivatives not designated as hedging instruments:	Net Notional Exposure	Asset Derivative at Fair Value (a)	Liability Derivative at Fair Value (a)	Net Notional Exposure	Asset Derivative at Fair Value (a)	Liability Derivative at Fair Value (a)
Foreign currency forward contracts	$26,755	$1,685	$—	$—	$—	$—

(a)
Asset and liability derivatives are classified within other assets and accounts payable and accrued expenses respectively on the Consolidated Balance Sheets. The total impact on earnings during the year ended December 31, 2014, recognized in income within other insurance related income and other income, relating to the foreign currency forward contract that was not designated as a hedging instrument was $1,685.

The following table summarizes information on the classification and amount of the fair value of derivatives designated as hedging instruments on the Consolidated Balance Sheets at December 31, 2014 and December 31, 2013:

	As at December 31, 2014			As at December 31, 2013
Derivatives designated as hedging instruments:	Net Notional Exposure	Asset Derivative at Fair Value (a)	Liability Derivative at Fair Value (a)	Net Notional Exposure	Asset Derivative at Fair Value (a)	Liability Derivative at Fair Value (a)
Foreign currency forward contracts	$189,026	$401	$3,136	$163,576	$1,167	$2,313
Interest rate swap contracts	$552,263	$25	$1,169	$552,263	$—	$911

(a)	Asset and liability derivatives are classified within other assets and accounts payable and accrued expenses respectively on the Consolidated Balance Sheets.

(a)	Classification within the fair value hierarchy
As described in Note 4: "Fair value measurements" under U.S. GAAP, a company must determine the appropriate level in the fair value hierarchy for each fair value measurement. The assumptions used within the valuation of the Company's derivative instruments are observable in the marketplace, can be derived from observable data or are supported by observable levels at which other similar transactions are executed in the marketplace. Accordingly, these derivatives were classified within Level 2 of the fair value hierarchy.

(b)	Derivative instruments designated as a fair value hedge
The Company designates its foreign currency derivative instruments as fair value hedges and formally and contemporaneously documents all relationships between the derivative instruments and hedged items and links the derivative instruments to specific assets and liabilities. The Company assesses the effectiveness of the hedges, both at inception and on an on-going basis and determines whether the hedges are highly effective in offsetting changes in fair value of the linked hedged items.

Validus Holdings, Ltd.
Notes to Consolidated Financial Statements (Continued)
(Expressed in thousands of U.S. dollars, except share and per share information)

The following table provides the total impact on earnings, recognized in income within foreign exchange (losses) gains, relating to the derivative instruments formally designated as fair value hedges along with the impact of the related hedged items for the years ended December 31, 2014, 2013 and 2012:

	Year Ended
Foreign currency forward contracts	December 31, 2014	December 31, 2013	December 31, 2012
Amount of (loss) gain recognized in income on derivative	$(11,789)	$1,947	$1,017
Amount of gain (loss) on hedged item recognized in income attributable to risk being hedged	$11,789	$(1,947)	$(912)
Amount of gain recognized in income on derivative (ineffective portion)	$—	$—	$105

(c)	Derivative instruments designated as a cash flow hedge
The Company designates its interest rate derivative instruments as cash flow hedges and formally and contemporaneously documents all relationships between the hedging instruments and hedged items and links the derivative instruments to specific assets and liabilities. The Company assesses the effectiveness of the hedges, both at inception and on an on-going basis and determines whether the hedges are highly effective in offsetting changes in fair value of the linked hedged items. The Company currently applies the long haul method when assessing the hedge's effectiveness.
The following table provides the total impact on other comprehensive income (loss) and earnings relating to the derivative instruments formally designated as cash flow hedges along with the impact of the related hedged items for the years ended December 31, 2014, 2013 and 2012:

	Year Ended
Interest rate swap contracts	December 31, 2014	December 31, 2013	December 31, 2012
Amount of effective portion recognized in other comprehensive income	$13,302	$11,107	$1,588
Amount of effective portion subsequently reclassified to earnings	$(13,074)	$(11,107)	$(1,588)
Amount of ineffective portion excluded from effectiveness testing	$228	$—	$—
The above balances relate to interest payments and have therefore been classified as finance expenses in the Consolidated Statements of Comprehensive Income.

(d)	Balance sheet offsetting
There was no balance sheet offsetting activity as at December 31, 2014 or December 31, 2013.
The Company currently provides cash collateral as security for interest rate swap contracts. The Company does not provide cash collateral or financial instruments as security for foreign currency forward contracts. Our derivative instruments are generally traded under International Swaps and Derivatives Association master netting agreements, which establish terms that apply to all transactions. On a periodic basis, the amounts receivable from or payable to the counterparties are settled in cash.
The Company has not elected to settle multiple transactions with an individual counterparty on a net basis.

Validus Holdings, Ltd.
Notes to Consolidated Financial Statements (Continued)
(Expressed in thousands of U.S. dollars, except share and per share information)

12. Premiums receivable
Premiums receivable are composed of premiums in the course of collection, net of commissions and brokerage, and premiums accrued but unbilled, net of commissions and brokerage. It is common practice in the insurance and reinsurance industry for premiums to be paid on an installment basis, therefore significant amounts will be considered unbilled and will not become due until a future date, which is typically no later than expiration of the underlying coverage period. The following is a breakdown of the components of premiums receivable at December 31, 2014 and 2013:

	Premiums in course of collection	Premiums accrued but unbilled	Total
Balance as at December 31, 2013	$73,702	$623,531	$697,233
Change during 2014	11,347	(933)	10,414
Balance as at December 31, 2014	$85,049	$622,598	$707,647

Balance as at December 31, 2012	$214,891	$587,268	$802,159
Change during 2013	(141,189)	36,263	(104,926)
Balance as at December 31, 2013	$73,702	$623,531	$697,233
13. Reserve for losses and loss expenses
Reserves for losses and loss expenses are based in part upon the estimation of case reserves from broker, insured and ceding company reported data. The Company also uses statistical and actuarial methods to estimate ultimate expected losses and loss expenses, from which incurred but not reported losses can be calculated. The period of time from the occurrence of a loss to the reporting of a loss to the Company and to the settlement of the Company's liability may be several months or years. During this period, additional facts and trends may be revealed. As these factors become apparent, reserves will be adjusted, sometimes requiring an increase or decrease in the overall reserves of the Company, and at other times requiring a reallocation of incurred but not reported reserves to specific case reserves. These estimates are reviewed and adjusted regularly, and such adjustments, if any, are reflected in earnings in the period in which they become known. While management believes that it has made a reasonable estimate of ultimate losses, there can be no assurances that ultimate losses and loss expenses will not exceed this estimate.

Validus Holdings, Ltd.
Notes to Consolidated Financial Statements (Continued)
(Expressed in thousands of U.S. dollars, except share and per share information)

The following table represents an analysis of paid and unpaid losses and loss expenses incurred and a reconciliation of the beginning and ending unpaid losses and loss expenses for the years ended December 31, 2014, 2013 and 2012:

	Years Ended
	December 31, 2014	December 31, 2013	December 31, 2012
Reserve for losses and loss expenses, beginning of year	$3,030,399	$3,517,573	$2,631,143
Losses and loss expenses recoverable	(370,154)	(439,967)	(372,485)
Net reserves for losses and loss expenses, beginning of year	2,660,245	3,077,606	2,258,658
Net reserves acquired (disposed)	525,091	(36,519)	639,641
Increase (decrease) in net reserves for losses and loss expenses in respect of losses occurring in:
Current year	1,024,256	999,380	1,174,415
Prior years (a)	(252,207)	(205,448)	(174,969)
Total incurred losses and loss expenses (a)	772,049	793,932	999,446
Less net losses and loss expenses paid in respect of losses occurring in:
Current year	(245,084)	(244,682)	(182,146)
Prior years	(816,823)	(916,796)	(653,874)
Total net paid losses	(1,061,907)	(1,161,478)	(836,020)
Foreign exchange (gain) loss	(38,550)	(13,296)	15,881
Net reserve for losses and loss expenses, end of year	2,856,928	2,660,245	3,077,606
Losses and loss expenses recoverable	377,466	370,154	439,967
Reserve for losses and loss expenses, end of year	$3,234,394	$3,030,399	$3,517,573

(a)
Upon closing the acquisition of Western World, an adjustment of $15,586 was made to increase net reserves to reflect fair value. This adjustment was amortized to income through a reduction in losses and loss expenses of $4,607 during the year ended December 31, 2014. The remaining fair value adjustment will be amortized in 2015.

Incurred losses and loss expenses comprise:

	Years Ended
	December 31, 2014 (a)	December 31, 2013	December 31, 2012
Gross losses and loss expenses (a)	$833,860	$924,986	$1,192,494
Reinsurance recoverable	(61,811)	(131,054)	(193,048)
Net incurred losses and loss expenses (a)	$772,049	$793,932	$999,446

(a)
Upon closing the acquisition of Western World, an adjustment of $15,586 was made to increase net reserves to reflect fair value. This adjustment was amortized to income through a reduction in losses and loss expenses of $4,607 during the year ended December 31, 2014. The remaining fair value adjustment will be amortized in 2015.

Validus Holdings, Ltd.
Notes to Consolidated Financial Statements (Continued)
(Expressed in thousands of U.S. dollars, except share and per share information)

The December 31, 2014 and 2013 gross reserves balances comprise reserves for reported claims of $1,495,323 and $1,537,881, respectively, and reserves for claims incurred but not reported of $1,739,071 and $1,492,518, respectively. The net favorable development on prior years by segment and line of business is as follows:

	Year Ended December 31, 2014
	Property	Marine	Specialty	Liability	Total
Validus Re	$(76,064)	$(6,830)	$(4,706)	$—	$(87,600)
AlphaCat	(12,201)	—	—	—	(12,201)
Talbot	(53,779)	(31,397)	(55,990)	—	(141,166)
Western World (a)	$1,023	$—	$—	$(12,263)	$(11,240)
Net favorable development (a)	$(141,021)	$(38,227)	$(60,696)	$(12,263)	$(252,207)

(a)
Upon closing the acquisition, an adjustment of $15,586 was made to increase net reserves to reflect fair value. This adjustment was amortized to income through a reduction in losses and loss expenses of $4,607 during the year ended December 31, 2014. The remaining fair value adjustment will be amortized in 2015.

The Validus Re property lines experienced favorable development primarily due to lower claims emergence on attritional losses and favorable loss development on Hurricane Sandy. The Validus Re marine and specialty lines experienced favorable development primarily due to lower claims emergence on attritional losses. The AlphaCat property lines experienced favorable development primarily due to the release of reserves on one aggregate excess of loss contract. Talbot experienced favorable development across all lines, primarily due to lower than expected claims development on attritional losses. Western World experienced unfavorable development on the property lines and favorable development on the liability lines, primarily due to claims development on attritional losses.

	Year Ended December 31, 2013
	Property	Marine	Specialty	Total (a)
Validus Re	$(81,610)	$26,705	$(4,353)	$(59,258)
Talbot	(45,692)	(46,092)	(54,406)	(146,190)
Net favorable development	$(127,302)	$(19,387)	$(58,759)	$(205,448)

(a)	AlphaCat has not had any development on prior accident years.
The Validus Re property and specialty lines experienced favorable development primarily due to lower claims emergence on attritional losses, although the property lines experienced unfavorable development due to increased estimate of ultimate losses on the New Zealand earthquakes. The Validus Re marine lines experienced unfavorable development primarily due to an increased estimate of ultimate losses on Costa Concordia. Talbot experienced favorable development across all lines, primarily due to lower than expected claims development on attritional losses.

	Year Ended December 31, 2012
	Property	Marine	Specialty	Total (a)
Validus Re	$(45,733)	$(11,298)	$(15,530)	$(72,561)
Talbot	(26,263)	(40,060)	(36,085)	(102,408)
Net favorable development	$(71,996)	$(51,358)	$(51,615)	$(174,969)

(a)	AlphaCat has not had any development on prior accident years.
The Validus Re property and marine lines experienced favorable development primarily due to a reduction in the loss estimates on attritional losses, partially offset by increases in loss estimates on notable loss events. The Validus Re specialty lines experienced favorable development primarily due to lower than expected claims development on attritional losses. Talbot experienced favorable development across all lines, primarily due to lower than expected development on attritional losses.

Validus Holdings, Ltd.
Notes to Consolidated Financial Statements (Continued)
(Expressed in thousands of U.S. dollars, except share and per share information)

14. Accounts payable and accrued expenses
The following are the components of accounts payable and accrued expenses:

	Years Ended
	December 31, 2014	December 31, 2013
Accrued interest on debt	$12,224	$10,686
Subscriptions received in advance on AlphaCat ILS funds	15,400	35,000
Accrued income attributable to operating affiliates	109,399	68,763
Trade and compensation payables	181,222	163,738
Total accounts payable and accrued expenses	$318,245	$278,187
15. Reinsurance
The Company enters into reinsurance and retrocession agreements in order to mitigate its accumulation of loss, reduce its liability on individual risks, enable it to underwrite policies with higher limits and increase its aggregate capacity. The cession of insurance and reinsurance does not legally discharge the Company from its primary liability for the full amount of the policies, and the Company is required to pay the loss and bear collection risk if the reinsurer fails to meet its obligations under the reinsurance or retrocession agreement. Amounts recoverable from reinsurers are estimated in a manner consistent with the underlying liabilities.

(a)	Effects of reinsurance on premiums written and earned
The effects of reinsurance on premiums written and earned for the years ended December 31, 2014, 2013 and 2012 are as follows:

	Year Ended December 31, 2014
	Validus Re		AlphaCat		Talbot		Western World		Eliminations		Total
	Written	Earned	Written	Earned	Written	Earned	Written	Earned	Written	Earned	Written	Earned
Direct	$—	$—	$—	$—	$617,793	$576,136	$65,235	$80,838	$—	$—	$683,028	$656,974
Assumed	1,136,910	1,127,894	135,181	135,884	483,977	508,634	—	—	(75,810)	(83,168)	1,680,258	1,689,244
Ceded	(182,056)	(210,610)	(4,348)	(3,534)	(192,211)	(204,996)	(6,428)	(7,842)	75,810	83,168	(309,233)	(343,814)
Total	$954,854	$917,284	$130,833	$132,350	$909,559	$879,774	$58,807	$72,996	$—	$—	$2,054,053	$2,002,404

	Year Ended December 31, 2013
	Validus Re		AlphaCat		Talbot		Eliminations		Total
	Written	Earned	Written	Earned	Written	Earned	Written	Earned	Written	Earned
Direct	$—	$—	$—	$—	$544,722	$519,045	$—	$—	$544,722	$519,045
Assumed	1,242,522	1,360,735	147,009	137,939	547,168	532,069	(80,315)	(78,833)	1,856,384	1,951,910
Ceded	(226,264)	(226,798)	(525)	(525)	(226,111)	(220,420)	80,315	78,833	(372,585)	(368,910)
Total	$1,016,258	$1,133,937	$146,484	$137,414	$865,779	$830,694	$—	$—	$2,028,521	$2,102,045

	Year Ended December 31, 2012
	Validus Re		AlphaCat		Talbot		Eliminations		Total
	Written	Earned	Written	Earned	Written	Earned	Written	Earned	Written	Earned
Direct	$1,551	$364	$—	$—	$548,940	$535,508	$—	$—	$550,491	$535,872
Assumed	1,130,408	1,174,681	21,603	17,666	529,696	529,544	(65,758)	(73,934)	1,615,949	1,647,957
Ceded	(144,578)	(151,774)	—	—	(228,686)	(232,773)	65,758	73,934	(307,506)	(310,613)
Total	$987,381	$1,023,271	$21,603	$17,666	$849,950	$832,279	$—	$—	$1,858,934	$1,873,216

Validus Holdings, Ltd.
Notes to Consolidated Financial Statements (Continued)
(Expressed in thousands of U.S. dollars, except share and per share information)

(b)	Credit risk
The Company evaluates the financial condition of its reinsurers and monitors concentration of credit risk arising from its exposure to individual reinsurers. The reinsurance program is generally placed with reinsurers whose rating, at the time of placement, was A- or better as rated by Standard & Poor's or the equivalent with other rating agencies. Exposure to a single reinsurer is also controlled with restrictions dependent on rating. At December 31, 2014, 98.0% (December 31, 2013: 96.7%) of reinsurance recoverables (which includes loss reserves recoverable and recoverables on paid losses and $231,129 of total IBNR recoverable (December 31, 2013: $196,840)) were fully collateralized or from reinsurers rated A- or better.
Reinsurance recoverables by reinsurer are as follows:

	December 31, 2014		December 31, 2013
	Reinsurance Recoverable	% of Total	Reinsurance Recoverable	% of Total
Top 10 reinsurers	$312,205	75.1%	$340,938	75.7%
Other reinsurers’ balances > $1 million	94,247	22.7%	100,784	22.4%
Other reinsurers’ balances < $1 million	9,092	2.2%	8,512	1.9%
Total	$415,544	100.0%	$450,234	100.0%

	December 31, 2014
Top 10 Reinsurers	Rating	Reinsurance Recoverable	% of Total
Swiss Re	AA-	$70,848	17.0%
Lloyd's Syndicates	A+	62,318	15.0%
Everest Re	A+	51,425	12.4%
Hannover Re	AA-	40,927	9.8%
Fully Collateralized	NR	23,315	5.6%
Munich Re	AA-	19,384	4.7%
Transatlantic Re	A+	12,418	3.0%
XL Re	A+	11,114	2.7%
Berkshire Hathaway Homestate	AA+	10,372	2.5%
Merrimack Mutual Fire Insurance	A+	10,084	2.4%
Total		$312,205	75.1%

Validus Holdings, Ltd.
Notes to Consolidated Financial Statements (Continued)
(Expressed in thousands of U.S. dollars, except share and per share information)

	December 31, 2013
Top 10 Reinsurers	Rating	Reinsurance Recoverable	% of Total
Lloyd's Syndicates	A+	$73,398	16.3%
National Indemnity	AA+	51,037	11.3%
Everest Re	A+	48,113	10.7%
Hannover Re	AA-	41,483	9.2%
Fully Collateralized	NR	36,683	8.1%
Third Point Re	A-	30,428	6.8%
Swiss Re	AA-	20,022	4.5%
Transatlantic Re	A+	14,114	3.1%
XL Re	A+	13,300	3.0%
Munich Re	AA-	12,360	2.7%
Total		$340,938	75.7%
NR: Not rated
At December 31, 2014 and December 31, 2013, the provision for uncollectible reinsurance relating to reinsurance recoverables was $4,755 and $5,794, respectively. To estimate the provision for uncollectible reinsurance, the reinsurance recoverable is first allocated to applicable reinsurers. This determination is based on a process rather than an estimate, although an element of judgment is applied, especially in relation to ceded IBNR. The Company then uses default factors to determine the portion of a reinsurer’s balance deemed to be uncollectible. Default factors require considerable judgment and are determined in part using the current rating, or rating equivalent, of each reinsurer as well as other key considerations and assumptions.
16. Share capital

(a)	Authorized and issued
The Company’s authorized share capital is 571,428,571 common shares with a par value of $0.175 per share. The holders of common shares are entitled to receive dividends. Holders of common shares are allocated one vote per share, provided that, if the controlled shares of any shareholder or group of related shareholders constitute more than 9.09 percent of the outstanding common shares of the Company, their voting power will be reduced to 9.09 percent.
The Company may from time to time repurchase its securities, including common shares, Junior Subordinated Deferrable Debentures and Senior Notes. On February 5, 2014, the Board of Directors of the Company approved an increase in the Company's common share repurchase authorization to $500,000. This amount was in addition to the $1,774,436 of common shares repurchased by the Company through February 5, 2014 under its previously authorized share repurchase programs.
The Company has repurchased approximately 70,045,504 common shares for an aggregate purchase price of $2,231,301 from the inception of its share repurchase program to December 31, 2014. The Company had $43,135 remaining under its authorized share repurchase program as of December 31, 2014.
The Company expects the purchases under its share repurchase program to be made from time to time in the open market or in privately negotiated transactions. The timing, form and amount of the share repurchases under the program will depend on a variety of factors, including market conditions, the Company’s capital position relative to internal and rating agency targets, legal requirements and other factors. The repurchase program may be modified, extended or terminated by the Board of Directors at any time.
On November 30, 2012, the Company acquired all of the outstanding shares of Flagstone from a group of institutional and other investors. Pursuant to a merger agreement, the Company acquired all of Flagstone's outstanding common shares in exchange for the Company's common shares and cash. The Company issued 14,202,664 common shares, net of 87,725 shares withheld for income taxes, valued at $34.87 per share as partial consideration for the acquisition. In addition, 1,638,875 common shares recorded in treasury are owned by Validus UPS, Ltd., a wholly-owned subsidiary of the Company. As part of the Flagstone Acquisition, warrants to acquire Flagstone shares were converted into 121,942 warrants to acquire the Company's common shares. In accordance with the merger agreement, these warrants had a $62.02 strike price and expired without being exercised.

Validus Holdings, Ltd.
Notes to Consolidated Financial Statements (Continued)
(Expressed in thousands of U.S. dollars, except share and per share information)

The following table is a summary of the common shares issued and outstanding:

Common Shares
Common shares issued, December 31, 2013	154,488,497
Restricted share awards vested, net of shares withheld	615,659
Restricted share units vested, net of shares withheld	10,265
Options exercised	412,656
Direct issuance of common stock	1,380
Performance shares vested, net of shares withheld	25,767
Common shares issued, December 31, 2014	155,554,224
Treasury shares, December 31, 2014	(71,684,379)
Common shares outstanding, December 31, 2014	83,869,845

Common Shares
Common shares issued, December 31, 2012	152,698,191
Restricted share awards vested, net of shares withheld	796,838
Restricted share units vested, net of shares withheld	14,381
Options exercised	351,509
Warrants exercised	591,480
Direct issuance of common stock	1,266
Performance shares vested, net of shares withheld	31,897
Deferred share units vested, net of shares withheld	2,935
Common shares issued, December 31, 2013	154,488,497
Treasury shares, December 31, 2013	(58,444,185)
Common shares outstanding, December 31, 2013	96,044,312

Common Shares
Common shares issued, December 31, 2011	134,503,065
Restricted share awards vested, net of shares withheld	1,572,634
Restricted share units vested, net of shares withheld	15,173
Options exercised	439,065
Warrants exercised	326,715
Direct issuance of common stock	15,841,539
Common shares issued, December 31, 2012	152,698,191
Treasury shares, December 31, 2012	(44,776,932)
Common shares outstanding, December 31, 2012	107,921,259

(b)	Warrants
The Company had total outstanding warrants as at December 31, 2014 of 5,174,114 (2013: 5,296,056), with each warrant providing the holder with the option to purchase a common share. No further warrants are anticipated to be issued.
The warrants may be settled using either the physical settlement or net-share settlement methods. The warrants have been classified as equity instruments, in accordance with U.S. GAAP guidance for “Derivatives and Hedging, Contracts in Entity’s own Equity.” The warrants were measured at fair value and recorded in additional paid-in capital.

Validus Holdings, Ltd.
Notes to Consolidated Financial Statements (Continued)
(Expressed in thousands of U.S. dollars, except share and per share information)

The fair value of each warrant issued was estimated on the date of grant using the Black-Scholes option-pricing model. The volatility assumption used, of approximately 30.0%, was derived from the historical volatility of the share price of a range of publicly-traded Bermuda reinsurance companies of a similar business nature to the Company. No allowance was made for any potential illiquidity associated with the private trading of the Company’s shares. The other assumptions in the warrant-pricing model were as follows:

	July 24, 2007 Issuance	February 3, 2006 Issuance	December 15, 2005 Issuance
Warrants issued	256,409	8,593	8,446,727
Average strike price	$20.00	$17.50	$17.50
Volatility	30.0%	30.0%	30.0%
Risk-free rate	4.5%	4.5%	4.5%
Expected dividend yield	0.0%	0.0%	0.0%
Expected term (years)	8	10	10
Calculated fair value per warrant	$11.28	$8.89	$8.89
During the year ended December 31, 2014, no warrants were exercised, while 121,942 warrants related to the Flagstone Acquisition expired without being exercised. During the year ended December 31, 2013, 1,114,416 warrants were exercised which resulted in the issuance of 591,480 common shares. Holders of the outstanding warrants are entitled to exercise the warrant in whole or in part at any time until the expiration date.

(c)	Deferred share units
Under the terms of the Company’s Director Stock Compensation Plan, non-management directors may elect to receive their director retainer fees in deferred share units rather than cash. The number of share units distributed in case of election under the plan is equal to the amount of the annual retainer fee otherwise payable to the director on such payment date divided by 100% of the fair market value of a share on such payment date. Additional deferred share units are issued in lieu of dividends that accrue on these deferred share units. There were no outstanding deferred share units at December 31, 2014 (2013: nil).
As of February 16, 2013, John Hendrickson became an employee director. As a result, his 5,039 deferred share units vested and 2,935 common shares were issued to him, net of shares withheld for taxes.

(d)	Dividends
The Company announced four quarterly cash dividends of $0.30 per common share and $0.30 per common share equivalent for which each outstanding warrant is exercisable, during the year ended December 31, 2014 (2013: $0.30). These dividends were paid on March 31, 2014, June 30, 2014, September 30, 2014 and December 31, 2014 to holders of record on March 14, 2014, June 13, 2014, September 15, 2014 and December 15, 2014, respectively.
17. Retirement and pension plans

(a)	Defined benefit plans
Senior executives and retired selected key employees of Western World participate in non-qualified, unfunded, defined benefit plans. Benefits for these plans are based on final average earnings, social security benefits earned at retirement date and years of service.
The assumptions used to determine net periodic pension expense for the year ended December 31, 2014 are as follows:

Year Ended December 31, 2014
Discount rate	3.00%
Increase in compensation levels rate	5.00%

Validus Holdings, Ltd.
Notes to Consolidated Financial Statements (Continued)
(Expressed in thousands of U.S. dollars, except share and per share information)

The assumptions used to determine benefit obligations as at December 31, 2014 are as follows:

As at December 31, 2014
Discount rate	2.75%
Increase in compensation levels rate	5.00%
The following tables present a reconciliation of the beginning and ending funded status and the net amounts recognized for the defined benefit plans for the year ended December 31, 2014:

Year Ended December 31, 2014 (a)
Change in benefit obligation:
Projected benefit obligation as at October 2, 2014	$20,885
Service cost	295
Interest cost	145
Actuarial losses	1
Benefit payments	(24)
Settlements	(4,809)
Projected benefit obligation as at December 31, 2014	$16,493

Change in plan assets:
Fair value of plan assets as at October 2, 2014	$—
Employer contributions	6,495
Benefit payments	(24)
Settlements	(6,471)
Fair value of plan assets as at December 31, 2014	—
Funded status as at December 31, 2014	$(16,493)

Current liabilities	$(559)
Noncurrent liabilities	(15,934)
Net amount recognized	$(16,493)

Amounts recognized in accumulated other comprehensive (loss) income consist of:
Net loss	$4,505
Prior service credit	(4)
Net amount recognized	$4,501

As at December 31, 2014
Projected benefit obligation	$16,493
Accumulated benefit obligation	$11,971
Fair value of plan assets	$—

(a)	The results of Western World have been included in the Company's consolidated results from the October 2, 2014 date of acquisition.

Validus Holdings, Ltd.
Notes to Consolidated Financial Statements (Continued)
(Expressed in thousands of U.S. dollars, except share and per share information)

The components of net periodic pension expense for the year ended December 31, 2014 are as follows:

Year Ended December 31, 2014
Service cost	$295
Interest cost	145
Amortization of prior service cost	(1)
Amortization of net loss	79
Net periodic benefit cost	518
Settlement loss	1,322
Net periodic pension expense	$1,840
Other changes in plan assets and benefit obligations recognized in other comprehensive (loss) income are as follows for the year ended December 31, 2014:

Year Ended December 31, 2014
Net loss	$1,961
Amortization of loss	(317)
Amortization of prior service cost	2
Settlement loss	(1,322)
Total recognized in other comprehensive (loss) income	$324
Total recognized in net pension expense and other comprehensive (loss) income (before tax effects)	$2,164
The estimated amount of net loss and prior service cost expected to be amortized from accumulated other comprehensive (loss) income into net periodic pension expense over the next fiscal year is $2.
The employer benefit payments/settlements for the year ended December 31, 2014 were $4,834. As at December 31, 2014, the projected benefits are as follows:

2015	$559
2016	93
2017	6,921
2018	85
2019	2,160
2020-2024	5,228
Total benefit payments required	$15,046

(b)	Other pension plans
The Company provides pension benefits to eligible employees through various plans which are managed externally and sponsored by the Company. The Company’s contributions are expensed as incurred. The Company’s expenses for its defined contribution retirement plans for the years ended December 31, 2014, 2013 and 2012 were $10,606, $7,621 and $9,233, respectively.

Validus Holdings, Ltd.
Notes to Consolidated Financial Statements (Continued)
(Expressed in thousands of U.S. dollars, except share and per share information)

18. Stock plans

(a)	Long Term Incentive Plan and Short Term Incentive Plan
The Company’s Amended and Restated 2005 Long Term Incentive Plan (“LTIP”) provides for grants to employees of options, stock appreciation rights (“SARs”), restricted shares, restricted share units, performance shares, dividend equivalents or other share-based awards. In addition, the Company may issue restricted share awards or restricted share units in connection with awards issued under its annual Short Term Incentive Program (“STIP”). The total number of shares reserved for issuance under the LTIP and STIP are 13,126,896 shares of which 903,292 shares are remaining. The LTIP and STIP are administered by the Compensation Committee of the Board of Directors. No SARs have been granted to date. Grant prices are established at the fair market value of the Company’s common shares at the date of grant.

i.	Options
Options may be exercised for voting common shares upon vesting. Options have a life of 10 years and vest either pro rata or at the end of the required service period from the date of grant. Fair value of the option awards at the date of grant is determined using the Black-Scholes option-pricing model.
Expected volatility is based on stock price volatility of comparable publicly-traded companies. The Company used the simplified method consistent with U.S. GAAP authoritative guidance on stock compensation expenses to estimate expected lives for options granted during the period as historical exercise data was not available and the options met the requirement as set out in the guidance.
The Company has not granted any stock option awards since September 4, 2009.
Share compensation expenses in respect of options of $nil were recorded for the year ended December 31, 2014 (2013: $nil, 2012: $142). The expenses represent the proportionate accrual of the fair value of each grant based on the remaining vesting period.
A modification event was triggered as a result of a $2.00 per share special dividend declared and paid in 2013 (the "Special Dividend"). In accordance with the terms of the LTIP under which the options were issued, an adjustment was required to protect the holders of such stock options from changes in the value of the stock options following the declaration of the 2013 Special Dividend. The modification of the options included a decrease in the exercise price of each stock option and an increase in the number of shares underlying each stock option. The fair value of the options before and after the modification was unchanged.
Activity with respect to options for the year ended December 31, 2014 was as follows:

	Options	Weighted Average Grant Date Fair Value	Weighted Average Grant Date Exercise Price	Total Intrinsic Value (a)	Company Proceeds Received
Options outstanding and exercisable, December 31, 2013	1,572,713	$6.66	$18.88
Options exercised	(412,656)	5.36	22.07	$7,459	$9,107
Options outstanding and exercisable, December 31, 2014	1,160,057	$7.12	$17.74
Activity with respect to options for the year ended December 31, 2013 was as follows:

	Options	Weighted Average Grant Date Fair Value	Weighted Average Grant Date Exercise Price	Total Intrinsic Value (a)	Company Proceeds Received
Options outstanding and exercisable, December 31, 2012	1,823,947	$6.52	$20.69
Options regranted (modified)	1,833,414	6.76	19.02
Options exercised	(351,509)	5.94	22.91	$4,963	$8,052
Options cancelled (modified)	(1,733,139)	6.76	20.12
Options outstanding and exercisable, December 31, 2013	1,572,713	$6.66	$18.88

Validus Holdings, Ltd.
Notes to Consolidated Financial Statements (Continued)
(Expressed in thousands of U.S. dollars, except share and per share information)

Activity with respect to options for the year ended December 31, 2012 was as follows:

	Options	Weighted Average Grant Date Fair Value	Weighted Average Grant Date Exercise Price	Total Intrinsic Value (a)	Company Proceeds Received
Options outstanding and exercisable, December 31, 2011	2,263,012	$6.69	$20.12
Options exercised	(439,065)	7.44	17.73	$6,574	$7,785
Options outstanding and exercisable, December 31, 2012	1,823,947	$6.52	$20.69

(a)
The total intrinsic value in the tables above represent the amount by which the market price of the Company's common stock is greater than the option strike price multiplied by the number of options exercised during the year.

There were no unamortized share compensation expenses in respect of options since December 31, 2012. The aggregate intrinsic value of the options outstanding and exercisable at December 31, 2014 was $27,573.

ii.	Restricted share awards
Restricted shares granted under the LTIP and STIP vest either pro rata or at the end of the required service period and contain certain restrictions during the vesting period, relating to, among other things, forfeiture in the event of termination of employment and transferability. Share compensation expenses of $31,335 were recorded for the year ended December 31, 2014 (2013: $27,750; 2012: $25,145). The expenses represent the proportionate accrual of the fair value of each grant based on the remaining vesting period.
Activity with respect to unvested restricted share awards for the year ended December 31, 2014 was as follows:

	Restricted Share Awards	Weighted Average Grant Date Fair Value
Restricted share awards outstanding, December 31, 2013	2,684,745	$33.74
Restricted share awards granted	1,051,348	37.81
Restricted share awards vested	(797,446)	31.44
Restricted share awards forfeited	(79,936)	36.09
Restricted share awards outstanding, December 31, 2014	2,858,711	$35.81
Activity with respect to unvested restricted share awards for the year ended December 31, 2013 was as follows:

	Restricted Share Awards	Weighted Average Grant Date Fair Value
Restricted share awards outstanding, December 31, 2012	2,170,547	$29.24
Restricted share awards granted	1,594,672	36.07
Restricted share awards vested	(969,562)	28.12
Restricted share awards forfeited	(110,912)	28.34
Restricted share awards outstanding, December 31, 2013	2,684,745	$33.74

Validus Holdings, Ltd.
Notes to Consolidated Financial Statements (Continued)
(Expressed in thousands of U.S. dollars, except share and per share information)

Activity with respect to unvested restricted share awards for the year ended December 31, 2012 was as follows:

	Restricted Share Awards	Weighted Average Grant Date Fair Value
Restricted share awards outstanding, December 31, 2011	3,003,547	$25.77
Restricted share awards granted	921,506	31.47
Restricted share awards vested	(1,719,855)	24.40
Restricted share awards forfeited	(34,651)	27.85
Restricted share awards outstanding, December 31, 2012	2,170,547	$29.24
At December 31, 2014, there were $74,670 (2013: $69,219; 2012: $43,952) of total unrecognized share compensation expenses in respect of restricted share awards that are expected to be recognized over a weighted-average period of 2.7 years (2013: 3.2 years; 2012: 2.6 years).

iii.	Restricted share units
Restricted share units under the LTIP and STIP vest either ratably or at the end of the required service period and contain certain restrictions during the vesting period, relating to, among other things, forfeiture in the event of termination of employment and transferability. Share compensation expenses of $876 were recorded for the year ended December 31, 2014 (2013: $585; 2012: $499). The expenses represent the proportionate accrual of the fair value of each grant based on the remaining vesting period.
Activity with respect to unvested restricted share units for the year ended December 31, 2014 was as follows:

	Restricted Share Units	Weighted Average Grant Date Fair Value
Restricted share units outstanding, December 31, 2013	66,518	$33.74
Restricted share units granted	53,025	38.10
Restricted share units vested	(18,325)	30.71
Restricted share units issued in lieu of cash dividends	2,266	35.00
Restricted share units outstanding, December 31, 2014	103,484	$36.54
Activity with respect to unvested restricted share units for the year ended December 31, 2013 was as follows:

	Restricted Share Units	Weighted Average Grant Date Fair Value
Restricted share units outstanding, December 31, 2012	47,238	$29.61
Restricted share units granted	36,635	36.11
Restricted share units vested	(21,814)	28.17
Restricted share units issued in lieu of cash dividends	4,459	30.70
Restricted share units outstanding, December 31, 2013	66,518	$33.74

Validus Holdings, Ltd.
Notes to Consolidated Financial Statements (Continued)
(Expressed in thousands of U.S. dollars, except share and per share information)

Activity with respect to unvested restricted share units for the year ended December 31, 2012 was as follows:

	Restricted Share Units	Weighted Average Grant Date Fair Value
Restricted share units outstanding, December 31, 2011	53,312	$27.60
Restricted share units granted	16,633	31.77
Restricted share units vested	(22,818)	26.49
Restricted share units issued in lieu of cash dividends	1,504	28.66
Restricted share units forfeited	(1,393)	28.57
Restricted share units outstanding, December 31, 2012	47,238	$29.61
At December 31, 2014, there were $2,774 (2013: $1,678; 2012: $978) of total unrecognized share compensation expenses in respect of restricted share units that are expected to be recognized over a weighted-average period of 3.1 years (2013: 3.4 years; 2012: 2.6 years).

iv.	Performance share awards
The performance share awards contain a performance based component. The performance component relates to the compounded growth in the Dividend Adjusted Book Value per Diluted Share (“DBVPS”) over a three year period. For performance share awards granted during the period, the grant date is based on the DBVPS at the end of the most recent financial reporting year. The Dividend Adjusted Performance Period End DBVPS will be the DBVPS three years after the grant date DBVPS. The fair value estimate earns over the requisite attribution period and the estimate will be reassessed at the end of each performance period which will reflect any adjustments in the consolidated statements of comprehensive income in the period in which they are determined.
Share compensation expenses of $862 were recorded for the year ended December 31, 2014 (2013: ($705); 2012: $923). The share compensation expenses represent the proportionate accrual of the fair value of each grant based on the remaining vesting period. The negative expense is due to a reversal of expenses on unvested performance share awards based on a review of current and projected performance criteria.
Activity with respect to unvested performance share awards for the year ended December 31, 2014 was as follows:

	Performance Share Awards	Weighted Average Grant Date Fair Value
Performance share awards outstanding, December 31, 2013	101,820	$33.56
Performance share awards granted	52,639	37.33
Performance share awards vested	(32,746)	32.62
Performance share awards conversion adjustment	(15,344)	31.38
Performance share awards outstanding, December 31, 2014	106,369	$36.03

Validus Holdings, Ltd.
Notes to Consolidated Financial Statements (Continued)
(Expressed in thousands of U.S. dollars, except share and per share information)

Activity with respect to unvested performance share awards for the year ended December 31, 2013 was as follows:

	Performance Share Awards	Weighted Average Grant Date Fair Value
Performance share awards outstanding, December 31, 2012	220,845	$31.81
Performance share awards granted	38,386	36.11
Performance share awards vested	(39,094)	28.70
Performance share awards forfeited	(18,701)	31.05
Performance share awards conversion adjustment	(99,616)	33.05
Performance share awards outstanding, December 31, 2013	101,820	$33.56
Activity with respect to unvested performance share awards for the year ended December 31, 2012 was as follows:

	Performance Share Awards	Weighted Average Grant Date Fair Value
Performance share awards outstanding, December 31, 2011	279,019	$30.77
Performance share awards granted	41,128	31.38
Performance share awards forfeited	(99,302)	28.70
Performance share awards outstanding, December 31, 2012	220,845	$31.81
At December 31, 2014, there were $2,232 (2013: $1,642; 2012: $3,328) of total unrecognized share compensation expenses in respect of performance share awards that are expected to be recognized over a weighted-average period of 2.1 years (2013: 2.0 years; 2012: 1.7 years).

(b)	Total share compensation expenses
The breakdown of share compensation expenses by award type was as follows:

	Years Ended
	December 31, 2014	December 31, 2013	December 31, 2012
Options	$—	$—	$142
Restricted share awards	31,335	27,750	25,145
Restricted share units	876	585	499
Performance share awards	862	(705)	923
Total	$33,073	$27,630	$26,709
In addition, the Company recorded $1,610 of associated tax benefits for the year ended December 31, 2014 (2013: $1,423; 2012: $1,380). The Company also recognized $3,513 of net windfall taxes at December 31, 2014 for share vestings and option exercises from inception to date.

Validus Holdings, Ltd.
Notes to Consolidated Financial Statements (Continued)
(Expressed in thousands of U.S. dollars, except share and per share information)

19. Debt and financing arrangements

(a)	Financing structure
The financing structure at December 31, 2014 was:

	Commitment	Issued and outstanding (a)	Drawn
2006 Junior Subordinated Deferrable Debentures	$150,000	$150,000	$150,000
2007 Junior Subordinated Deferrable Debentures	200,000	139,800	139,800
Flagstone 2006 Junior Subordinated Deferrable Debentures	135,727	135,727	135,727
Flagstone 2007 Junior Subordinated Deferrable Debentures	113,750	113,750	113,750
Total debentures payable	599,477	539,277	539,277
2010 Senior Notes due 2040	250,000	250,000	247,306
Total debentures and senior notes payable	849,477	789,277	786,583
$400,000 syndicated unsecured letter of credit facility	400,000	—	—
$525,000 syndicated secured letter of credit facility	525,000	276,455	—
$200,000 secured bi-lateral letter of credit facility	200,000	15,649	—
Talbot FAL facility	25,000	25,000	—
PaCRe senior secured letter of credit facility	10,000	294	—
AlphaCat Re secured letter of credit facility	30,000	30,000	—
IPC bi-lateral facility	40,000	15,897	—
$375,000 Flagstone bi-lateral facility	375,000	198,389	—
Total credit and other facilities	1,605,000	561,684	—
Total debt and financing arrangements	$2,454,477	$1,350,961	$786,583

Validus Holdings, Ltd.
Notes to Consolidated Financial Statements (Continued)
(Expressed in thousands of U.S. dollars, except share and per share information)

The financing structure at December 31, 2013 was:

	Commitment	Issued and outstanding (a)	Drawn
2006 Junior Subordinated Deferrable Debentures	$150,000	$150,000	$150,000
2007 Junior Subordinated Deferrable Debentures	200,000	139,800	139,800
Flagstone 2006 Junior Subordinated Deferrable Debentures	137,866	137,866	137,866
Flagstone 2007 Junior Subordinated Deferrable Debentures	113,750	113,750	113,750
Total debentures payable	601,616	541,416	541,416
2010 Senior Notes due 2040	250,000	250,000	247,198
Total debentures and senior notes payable	851,616	791,416	788,614
$400,000 syndicated unsecured letter of credit facility	400,000	—	—
$525,000 syndicated secured letter of credit facility	525,000	358,567	—
$200,000 secured bi-lateral letter of credit facility	200,000	16,726	—
Talbot FAL facility	25,000	25,000	—
PaCRe senior secured letter of credit facility	10,000	294	—
AlphaCat Re secured letter of credit facility	24,800	24,800	—
IPC bi-lateral facility	40,000	20,177	—
$375,000 Flagstone bi-lateral facility	375,000	305,686	—
Total credit and other facilities	1,599,800	751,250	—
Total debt and financing arrangements	$2,451,416	$1,542,666	$788,614

(a)	Indicates utilization of commitment amount, not necessarily drawn borrowings.

(b)	Senior notes and junior subordinated deferrable debentures
The following table summarizes the key terms of the Company's senior notes and junior subordinated deferrable debentures as at the issuance date for each placement.

Description	Issuance date	Commitment	Maturity date	Fixed/Spread		Interest payments due
2006 Junior Subordinated Deferrable Debentures	June 15, 2006	$150,000	June 15, 2036	9.069%	(a)	Quarterly
Flagstone 2006 Junior Subordinated Deferrable Debentures	August 23, 2006	$135,727	September 15, 2036	3.540%	(b)	Quarterly
2007 Junior Subordinated Deferrable Debentures	June 21, 2007	$200,000	June 15, 2037	8.480%	(a)	Quarterly
Flagstone 2007 Junior Subordinated Deferrable Debentures	June 8, 2007	$88,750	July 30, 2037	3.000%	(b)	Quarterly
Flagstone 2007 Junior Subordinated Deferrable Debentures	September 20, 2007	$25,000	September 15, 2037	3.100%	(b)	Quarterly
2010 Senior Notes due 2040	January 26, 2010	$250,000	January 26, 2040	8.875%	(a)	Semi-annually in arrears

(a)	Fixed interest rate.

(b)	Variable interest rate is the three-month LIBOR, reset quarterly, plus spread as noted in the table.

Validus Holdings, Ltd.
Notes to Consolidated Financial Statements (Continued)
(Expressed in thousands of U.S. dollars, except share and per share information)

The following table summarizes the key terms of the Company's senior notes and junior subordinated deferrable debentures as at December 31, 2014:

Description	Issuance date	Commitment	Maturity date	Fixed/Spread		Interest payments due
2006 Junior Subordinated Deferrable Debentures	June 15, 2006	$150,000	June 15, 2036	5.831%	(b)	Quarterly
Flagstone 2006 Junior Subordinated Deferrable Debentures	August 23, 2006	$135,727	September 15, 2036	6.463%	(b)	Quarterly
2007 Junior Subordinated Deferrable Debentures	June 21, 2007	$200,000	June 15, 2037	5.180%	(b)	Quarterly
Flagstone 2007 Junior Subordinated Deferrable Debentures	June 8, 2007	$88,750	July 30, 2037	5.900%	(b)	Quarterly
Flagstone 2007 Junior Subordinated Deferrable Debentures	September 20, 2007	$25,000	September 15, 2037	5.983%	(b)	Quarterly
2010 Senior Notes due 2040	January 26, 2010	$250,000	January 26, 2040	8.875%	(a)	Semi-annually in arrears

(a)	Fixed interest rate.

(b)	Interest rate has been fixed as a result of interest rate swap contracts entered into by the Company.
Senior Notes
The Senior Notes due 2040 (the “2010 Senior Notes”) were part of a registered public offering. The 2010 Senior Notes mature on January 26, 2040.  The Company may redeem the notes, in whole at any time, or in part from time to time, at the Company's option on not less than 30 nor more than 60 days’ notice, at a make-whole redemption price as described in “Description of the Notes - Optional Redemption” in the 2010 Senior Notes prospectus supplement.  In addition, the Company may redeem the notes, in whole, but not in part, at any time upon the occurrence of certain tax events as described in “Description of the Notes - Redemption for Tax Purposes” in the prospectus supplement.
Debt issuance costs were deferred as an asset and are amortized over the life of the 2010 Senior Notes. There were no redemptions made during the years ended December 31, 2014 and 2013.
The 2010 Senior Notes are unsecured and unsubordinated obligations of the Company and rank equally in right of payment with all of the Company’s existing and future unsecured and unsubordinated indebtedness. The 2010 Senior Notes will be effectively junior to all of the Company’s future secured debt, to the extent of the value of the collateral securing such debt, and will rank senior to all our existing and future subordinated debt. The 2010 Senior Notes are structurally subordinated to all obligations of the Company’s subsidiaries.
Future payments of principal of $250,000 on the 2010 Senior Notes are all expected to be after 2019.
Junior subordinated deferrable debentures
The Company participated in private placements of junior subordinated deferrable interest debentures due 2036 and 2037 (respectively, the “2006 Junior Subordinated Deferrable Debentures” and “2007 Junior Subordinated Deferrable Debentures”).
Debt issuance costs for the 2006 and 2007 Junior Subordinated Deferrable Debentures were deferred as an asset and were amortized to income over the five year optional redemption periods. They are redeemable at the Company's option at par. There were no redemptions made during the years ended December 31, 2014 and 2013.
As part of the acquisition of Flagstone, the Company assumed junior subordinated deferrable debentures due 2036 and 2037 (respectively, the “Flagstone 2006 Junior Subordinated Deferrable Debentures” and “Flagstone 2007 Junior Subordinated Deferrable Debentures”). These debentures are redeemable quarterly at par. There were no redemptions made during the years ended December 31, 2014 and 2013.
Future payments of principal of $539,277 on the debentures discussed above are all expected to be after 2019.

Validus Holdings, Ltd.
Notes to Consolidated Financial Statements (Continued)
(Expressed in thousands of U.S. dollars, except share and per share information)

(c)	Credit facilities

i.	$400,000 syndicated unsecured letter of credit facility and $525,000 syndicated secured letter of credit facility
On March 9, 2012, the Company entered into a $400,000 four-year unsecured credit facility with various counter parties as co-documentation agents and the lenders party thereto, which provides for letter of credit and revolving credit availability for the Company (the “Four Year Unsecured Facility”) (the full $400,000 of which is available for letters of credit and/or revolving loans). The Four Year Unsecured Facility was provided by a syndicate of commercial banks. Letters of credit under the Four Year Unsecured Facility are available to support obligations in connection with the insurance business of the Company and its subsidiaries. Loans under the Four Year Unsecured Facility are available for the general corporate and working capital purposes of the Company. The Company may request that existing lenders under the Four Year Unsecured Facility or prospective additional lenders agree to make available additional commitments from time to time so long as the aggregate commitments under the Four Year Unsecured Facility do not exceed $500,000.
Also on March 9, 2012, the Company entered into a $525,000 four-year secured credit facility, with the same parties, which provides for letter of credit availability for the Company (the “Four Year Secured Facility” and together with the Four Year Unsecured Facility, the “Credit Facilities”). The Four Year Secured Facility was also provided by a syndicate of commercial banks. Letters of credit under the Four Year Secured Facility will be available to support obligations in connection with the insurance business of the Company. The Company may request that existing lenders under the Four Year Secured Facility or prospective additional lenders agree to make available additional commitments from time to time so long as the aggregate commitments under the Four Year Secured Facility do not exceed $700,000. The obligations of the Company under the Four Year Secured Facility are secured by cash and securities deposited into cash collateral accounts from time to time with The Bank of New York Mellon.
As of December 31, 2014, there were $276,455 in outstanding letters of credit under the Four Year Secured Facility (December 31, 2013: $358,567) and $nil (2013: $nil) outstanding under the Four Year Unsecured Facility.
The Credit Facilities contain covenants that include, among other things (i) the requirement that the Company initially maintain a minimum level of consolidated net worth of at least $2,600,000 and, commencing with the end of the fiscal quarter ending March 31, 2012, to be increased quarterly by an amount equal to 50.0% of the Company’s consolidated net income (if positive) for such quarter plus 50.0% of the aggregate increases in the consolidated shareholders’ equity of the Company during such fiscal quarter by reason of the issuance and sale of common equity interests of the Company, including upon any conversion of debt securities of the Company into such equity interests, (ii) the requirement that the Company maintain at all times a consolidated total debt to consolidated total capital ratio not greater than 0.35:1.00, and (iii) the requirement that Validus Reinsurance, Ltd. and any other material insurance subsidiaries maintain a financial strength rating by A.M. Best of not less than “B++” (Fair).  In addition, the Credit Facilities contain customary negative covenants applicable to the Company, including limitations on the ability to pay dividends and other payments in respect of equity interests at any time that the Company is otherwise in default with respect to certain provisions under the respective Credit Facilities, limitations on the ability to incur liens, sell assets, merge or consolidate with others, enter into transactions with affiliates, and limitations on the ability of its subsidiaries to incur indebtedness. The Credit Facilities also contain customary affirmative covenants, representations and warranties and events of default for credit facilities of its type. As of December 31, 2014, and throughout the reporting periods presented, the Company was in compliance with all covenants and restrictions under the Credit Facilities.

ii.	$25,000 Talbot FAL facility
On November 19, 2013, Validus Holdings, Ltd. (“Validus Holdings”), as Guarantor, and its wholly-owned subsidiary, Talbot Holdings Ltd. (“Talbot Holdings”), as Borrower, entered into an Amendment and Restatement Agreement relating to its $25,000 Funds-at-Lloyd’s Standby Letter of Credit Facility (the “Facility”) which amends the Facility to support underwriting capacity provided to Talbot 2002 Underwriting Ltd through Syndicate 1183 at Lloyd’s of London for the 2014, 2015 and prior underwriting years of account (the “Restated Facility”). The Restated Facility was provided and arranged by Lloyds Bank plc and INGBank N.V., London Branch. The Restated Facility provides for the issuance of up to $25,000 (denominated in US Dollars or Pound Sterling) of secured letters of credit to be issued for the benefit of Lloyd’s of London. The existing $25,000 secured letter of credit will be extended to provide for an extended termination date covering the 2014, 2015 and prior underwriting years of account under the Restated Facility.

Validus Holdings, Ltd.
Notes to Consolidated Financial Statements (Continued)
(Expressed in thousands of U.S. dollars, except share and per share information)

The Restated Facility contains affirmative covenants that include, among other things, (i) the requirement that Validus Holdings and its subsidiaries initially maintain a minimum level of consolidated net worth of at least $3,225,727, and commencing with the fiscal quarter ending September 30, 2013, to be increased quarterly by an amount equal to 50% of our consolidated net income (if positive) for such quarter plus 50% of the aggregate increases in our consolidated shareholder’s equity interests by reason of issuance and sale of Validus Holdings’ common equity interests including upon any conversion of Validus Holdings’ debt securities into equity interests during such quarter and (ii) the requirement that Validus Holdings and its subsidiaries maintain at all times a consolidated total debt to consolidated total capitalization ratio not greater than 0.35:1.00. The Restated Facility defines net worth to include preferred and preference securities and “hybrid” securities (which includes Validus Holdings’ and its Flagstone subsidiaries’ Junior Subordinated Deferrable Debentures). The Restated Facility also requires that Talbot Holdings maintain at least $300,000 of its own Funds at Lloyd’s, and to obtain a letter of comfort from Lloyd’s of London confirming that Lloyd’s of London will take into account a requested order of drawdown to drawdown Talbot Holdings’ own Funds at Lloyd’s ahead of letters of credit issued under the Facility.
The Restated Facility also contains restrictions on Validus Holdings’ ability to pay dividends and other payments in respect of equity interests at any time that it is otherwise in default under the Facility (with certain exceptions for dividends in respect of preferred securities and hybrid securities, which are only limited during the continuance of certain specified defaults), incur debt at its subsidiaries level, transact with affiliates, incur liens, sell assets and merge or consolidate with others and other restrictions customary for transactions of this type, in each case subject to agreed exceptions.
Secured letter of credit availability under the Restated Facility is subject to a borrowing base limitation comprised of (a) the aggregate amount of cash and eligible securities owned by Validus Reinsurance, Ltd. and placed in a collateral account subject to a customary account control agreement in favor of the lenders and agents under the Restated Facility multiplied by (b) an agreed upon advance rate applicable for each category of cash and eligible securities. Obligations in respect of secured letters of credit under the Restated Facility are secured by a first-priority security interest on the cash and eligible securities comprising the borrowing base in favor of the trustee under the Restated Facility.
The Restated Facility contains representations and warranties customary for facilities of this type. The Restated Facility also contains customary events of default including without limitation, with agreed grace periods and thresholds, failure to make payments due under the Restated Facility, material inaccuracy of representations and warranties, breach of covenants, cross defaults to material indebtedness, bankruptcy defaults, judgments defaults, and failure to maintain certain material insurance licenses.
As of December 31, 2014, the Company had $25,000 (December 31, 2013: $25,000) in outstanding letters of credit under the Talbot FAL facility.
As of December 31, 2014, and throughout the reporting periods presented, the Company was in compliance with all covenants and restrictions under the Talbot FAL facility.

iii.	$40,000 IPC bi-lateral facility
The Company assumed an existing evergreen letter of credit facility through the acquisition of IPC Holdings, Ltd. (the “IPC bi-lateral facility”). As of December 31, 2014, there were $15,897 outstanding letters of credit issued under the IPC bi-lateral facility (December 31, 2013: $20,177). As of December 31, 2014, and throughout the reporting periods presented, the Company was in compliance with all covenants and restrictions under the IPC bi-lateral facility.

iv.	$200,000 secured bi-lateral letter of credit facility
The Company is party to an evergreen secured bi-lateral letter of credit facility with Citibank Europe plc (the “Secured bi-lateral letter of credit facility”). As of December 31, 2014, $15,649 (December 31, 2013: $16,726) of letters of credit were outstanding under the Secured bi-lateral letter of credit facility. The Secured bi-lateral letter of credit facility has no fixed termination date and as of December 31, 2014, and throughout the reporting periods presented, the Company is in compliance with all terms and covenants thereof.

Validus Holdings, Ltd.
Notes to Consolidated Financial Statements (Continued)
(Expressed in thousands of U.S. dollars, except share and per share information)

v.	$10,000 PaCRe senior secured letter of credit facility
On May 11, 2012, PaCRe and its subsidiary, PaCRe Investments, Ltd. entered into a secured evergreen credit and letter of credit facility with JPMorgan Chase Bank, N.A. This facility provides for revolving borrowings by PaCRe and for letters of credit issued by PaCRe to be used to support its reinsurance obligations in aggregate amount of $10,000. As of December 31, 2014, $294 (December 31, 2013: $294) of letters of credit were outstanding under this facility. As of December 31, 2014, and throughout the reporting periods presented, PaCRe was in compliance with all covenants and restrictions thereof.

vi.	$30,000 AlphaCat Re secured letter of credit facility
In 2013, AlphaCat Re entered into a secured evergreen letter of credit facility with Comerica Bank. This facility provided for letters of credit issued by AlphaCat Re to be used to support its reinsurance obligations in the aggregate amount of $24,800. During the period ended March 31, 2014 the size of the facility was increased to $30,000 from $24,800. As of December 31, 2014, $30,000 (December 31, 2013: $24,800) of letters of credit were outstanding under this facility. As of December 31, 2014, and throughout the reporting periods presented, AlphaCat Re was in compliance with all covenants and restrictions thereof.

vii.	$375,000 Flagstone bi-lateral facility
As part of the Flagstone Acquisition, the Company assumed an evergreen Letters of Credit Master Agreement between Citibank Europe Plc and Flagstone Reassurance Suisse, S.A. (the “Flagstone Bi-Lateral Facility”). At December 31, 2014, the Flagstone Bi-Lateral Facility had $198,389 (December 31, 2013: $305,686) letters of credit issued and outstanding. As of December 31, 2014, and throughout the reporting periods presented, the Company was in compliance with all covenants and restrictions under the Flagstone Bi-Lateral Facility.

(d)	Finance expenses
Finance expenses consist of interest on the junior subordinated deferrable debentures and senior notes, the amortization of debt offering costs, credit facilities fees, bank charges, AlphaCat financing fees and Talbot FAL costs as follows:

	Year Ended
	December 31, 2014	December 31, 2013	December 31, 2012
2006 Junior Subordinated Deferrable Debentures	$8,868	$8,868	$6,964
2007 Junior Subordinated Deferrable Debentures	7,341	7,341	8,922
Flagstone 2006 Junior Subordinated Deferrable Debentures	9,001	8,259	459
Flagstone 2007 Junior Subordinated Deferrable Debentures	7,129	6,222	327
2010 Senior Notes due 2040	22,388	22,388	22,388
Credit facilities	5,516	6,544	11,999
Bank charges	427	507	269
AlphaCat ILS funds fees (a)	3,530	3,866	2,432
Talbot FAL Facility	(346)	182	97
Total finance expenses	$63,854	$64,177	$53,857

(a)	Includes finance expenses incurred by AlphaCat Managers, Ltd. in relation to fund raising for the AlphaCat ILS funds, AlphaCat 2015, AlphaCat 2014 and AlphaCat 2013.

Validus Holdings, Ltd.
Notes to Consolidated Financial Statements (Continued)
(Expressed in thousands of U.S. dollars, except share and per share information)

20. Income taxes
The Company provides for income taxes based upon amounts reported in the financial statements and the provisions of currently enacted tax laws. The Company is registered in Bermuda and is subject to Bermuda law with respect to taxation. Under current Bermuda law, the Company is not taxed on any Bermuda income or capital gains and has received an undertaking from the Bermuda Minister of Finance that, in the event of any Bermuda income or capital gains taxes being imposed, the Company will be exempt from such taxes until March 31, 2035.
The Company has subsidiaries and branches with operations in several jurisdictions outside Bermuda, including but not limited to the United Kingdom (U.K.), the United States (U.S.), Switzerland, Luxembourg and Canada that are subject to relevant taxes in those jurisdictions. Within Note 25 "Segment information" of these Consolidated Financial Statements, gross premiums written are allocated to the territory of coverage exposure and therefore do not correlate to pre-tax income generated in any of the territories identified.
The Company’s income (loss) before income tax for the years ended December 31, 2014, 2013 and 2012 was generated in the following jurisdictions:

	Years Ended
	December 31, 2014	December 31, 2013	December 31, 2012
Income before tax—Bermuda	$496,840	$601,583	$369,675
Income before tax—United Kingdom	10,824	4,668	10,277
(Loss) income before tax—United States	(11,752)	(464)	3,075
Income (loss) before tax—Switzerland	9,941	(225)	(3,381)
Income before tax—Canada	2,773	57	391
Income (loss) before tax—Other	29,076	(8,401)	2,502
Income before tax—Total	$537,702	$597,218	$382,539
Income tax expense (benefit) is comprised of current and deferred tax. Income tax expense (benefit) is as follows:

	Years Ended
	December 31, 2014	December 31, 2013	December 31, 2012
Current income tax expense (benefit)
U.S.	$21,257	$—	$(54)
Non-U.S.	26,179	1,781	1,382
Total current income tax expense	$47,436	$1,781	$1,328

Deferred income tax (benefit) expense
U.S.	$(24,998)	$880	$134
Non-U.S.	(22,283)	(2,278)	1,039
Total deferred income tax (benefit) expense	$(47,281)	$(1,398)	$1,173

Total income tax expense (benefit)
U.S.	$(3,741)	$880	$80
Non-U.S.	3,896	(497)	2,421
Total income tax expense	$155	$383	$2,501

Validus Holdings, Ltd.
Notes to Consolidated Financial Statements (Continued)
(Expressed in thousands of U.S. dollars, except share and per share information)

The table below is a reconciliation of the actual income tax expense for the years ended December 31, 2014, 2013 and 2012 to the amount computed by applying the effective tax rate of 0% under Bermuda law to income before taxes:

	Years Ended
	December 31, 2014	December 31, 2013	December 31, 2012
Expected tax expense at Bermuda statutory rate of 0%	$—	$—	$—
Foreign tax rate differential	7,993	(2,399)	4,882
Change in valuation allowance	(7,284)	4,967	—
Tax exempt income and expenses not deductible	(6,055)	(263)	—
Share compensation tax windfall	3,513	—	—
Impact of enacted changes in tax rates	250	(407)	(1,611)
Prior years tax adjustments	666	(461)	(770)
Other	1,072	(1,054)	—
Actual income tax expense	$155	$383	$2,501
Deferred tax assets and liabilities primarily represent the tax effect of temporary differences between the carrying value of assets and liabilities for financial statement purposes and such values as measured by tax laws and regulations in countries in which the operations are taxable. Deferred tax assets may also represent the tax effect of tax loss carryforwards
In assessing whether deferred tax assets can be realized, the Company considers whether it is more likely than not that the tax benefit of the deferred tax asset will be realized. The realization of deferred tax assets is dependent upon the generation of future taxable income in the period during which those temporary differences and tax loss carryforwards become deductible. The Company considers the reversal of the deferred tax liabilities and projected future taxable income in making this assessment. The amount of the deferred tax asset considered realizable could be reduced in the future if estimates of future taxable income are reduced.

Validus Holdings, Ltd.
Notes to Consolidated Financial Statements (Continued)
(Expressed in thousands of U.S. dollars, except share and per share information)

Significant components of the Company’s deferred tax assets and liabilities at December 31, 2014 and 2013 were as follows:

	Years Ended
	December 31, 2014	December 31, 2013
Deferred tax asset
Tax losses carried forward	$158,789	$185,955
Deferred compensation	5,527	6,119
Tax credits carried forward	4,016	—
Discounting of loss reserves	13,721	—
Risk premium reserve	3,842	—
Unearned premiums reserve	8,505	—
Pension	5,864	—
Other	6,023	128
Deferred tax asset, gross of valuation allowance	206,287	192,202
Valuation allowance	158,099	177,656
Net deferred tax asset	$48,188	$14,546

Deferred tax liability
Lloyd's underwriting profit taxable in future periods	$636	$28,945
Deferred acquisition costs	3,348	—
Intangibles	8,638	—
Unrealized appreciation on investments	9,101	—
Properties and fixed assets	4,993	3,179
Other	3,192	1,508
Deferred tax liability	29,908	33,632
Net deferred tax asset (liability)	$18,280	$(19,086)
The Company has undistributed earnings in several foreign subsidiaries. If such earnings were to be distributed, as dividends or otherwise, they may be subject to income and withholding taxes. As a general rule, the Company will try to only distribute earnings that can be distributed in a tax free manner and indefinitely reinvest any other earnings. Determination of the amount of unrecognized deferred tax liability related to these earnings is not practicable due to different possible methods for repatriating earnings.
As of December 31, 2014, the Company had net operating and capital loss carry forwards inclusive of cumulative currency translation adjustments as follows:

Tax Jurisdiction	Losses carried forward	Tax effect	Expiration
United Kingdom	547	118	None
United States	6,634	2,322	2029 - 2033
Switzerland	267,420	56,426	2018 - 2020
Luxembourg	340,245	99,352	None
Singapore	5,723	572	None

Validus Holdings, Ltd.
Notes to Consolidated Financial Statements (Continued)
(Expressed in thousands of U.S. dollars, except share and per share information)

The valuation allowance as at December 31, 2014 of $158,099 (2013: $177,656), relates to tax loss carry forwards of subsidiaries in Switzerland, Luxembourg, and the United States. The Company believes it is necessary to establish a full valuation allowance against the tax assets primarily related to losses of its Swiss and Luxembourg operations due to uncertainty regarding the ability of these operations to generate sufficient future taxable income to utilize the loss carryforwards and realize the deferred tax assets. There was no change in the position taken during the years ended December 31, 2014, 2013 or 2012.
At December 31, 2014 and 2013, the Company has no accrued liabilities for tax, interest and penalties relating to uncertain tax positions.
The Company has open examinations by the U.K. HM Revenue and Customs for the tax year 2012 and by the New York State Department of Taxation and Finance for tax years 2011 to 2013. The Company believes that these examinations will be concluded within the next 36 months. The Company has open tax years that are potentially subject to examinations by local tax authorities, in the following major tax jurisdictions: the United Kingdom, 2013 and 2014; the United States, 2011 to 2014; Switzerland, 2010 to 2014; and Canada, 2010 to 2014.
21. Accumulated other comprehensive (loss)
The changes in accumulated other comprehensive loss, by component for the years ended December 31, 2014, 2013 and 2012 are as follows:

	Foreign currency items	Decrease in minimum pension liability	Gains and losses on cash flow hedge	Total
Balance, net of tax December 31, 2011	$(6,601)	$—	$—	$(6,601)
Net current period other comprehensive income, net of tax	3,648	—	—	3,648
Balance, net of tax December 31, 2012	$(2,953)	$—	$—	$(2,953)
Amounts reclassified to retained earnings	4,290	—	—	4,290
Net current period other comprehensive loss, net of tax	(1,954)	—	—	(1,954)
Balance, net of tax December 31, 2013	$(617)	$—	$—	$(617)
Net current period other comprehensive loss, net of tax	(7,501)	(210)	(228)	(7,939)
Balance, net of tax December 31, 2014	$(8,118)	$(210)	$(228)	$(8,556)
22. Commitments and contingencies

(a)	Concentrations of credit risk
The Company attempts to limit its credit exposure by purchasing high quality fixed income investments to maintain a minimum weighted-average portfolio credit rating of A+. In addition, the portfolio limits the amount of “risk assets,” such as non-investment grade debt and equity securities, to a maximum of 35% of shareholders’ equity. The Company also limits its exposure to any single issuer to 3.5% of its investment portfolio or less, excluding government and agency securities, depending on the credit rating of the issuer. With the exception of the Company's bank loan portfolio, which represents 6.1% of the Company's total investments as at December 31, 2014, and certain capital securities issued by investment grade corporations, the minimum credit rating of any security purchased is Baa3/BBB-. In total, investments in below investment grade securities are limited to no more than 10% of the Company's investment portfolio. Excluding bank loans, 2.8% of the portfolio had a split rating below Baa3/BBB- as at December 31, 2014. The Company did not have an aggregate exposure to any single issuer of more than 1.0% of its investment portfolio, other than with respect to government and agency securities as at December 31, 2014.
The Company underwrites a significant amount of its reinsurance business through three particular brokers as set out below. There is credit risk associated with payments of insurance and reinsurance balances to the Company if these brokers are unable to fulfill their contractual obligations. These companies are large, well established, and there are no indications they are financially distressed. There were no other brokers or parties insured or reinsured that accounted for more than 10% of gross premiums written for the periods mentioned.

Validus Holdings, Ltd.
Notes to Consolidated Financial Statements (Continued)
(Expressed in thousands of U.S. dollars, except share and per share information)

The following table shows the percentage of gross premiums written by broker for the years ended December 31, 2014, 2013 and 2012:

	Years Ended
	December 31, 2014	December 31, 2013	December 31, 2012
Marsh & McLennan	28.5%	21.8%	30.1%
Aon Benfield Group Ltd.	20.1%	27.7%	24.2%
Willis Group Holdings Ltd.	18.0%	19.4%	16.4%

(b)	Employment agreements
The Company has entered into employment agreements with certain individuals that provide for executive benefits and severance payments under certain circumstances.

(c)	Operating leases
The Company leases office space and office equipment under operating leases. Total rent expense with respect to these operating leases for the year ended December 31, 2014 was approximately $10,540 (2013: $10,214, 2012: $7,670). Future minimum lease commitments are as follows:

2015	$11,094
2016	8,616
2017	7,514
2018	7,350
2019	7,130
2020 and thereafter	23,784
$65,488

(d)	Funds at Lloyd’s
The amounts provided under the Talbot FAL Facility would become a liability of the Company in the event of Syndicate 1183 declaring a loss at a level which would call on this arrangement.
Talbot operates in Lloyd’s through a corporate member, Talbot 2002 Underwriting Capital Ltd (“T02”), which is the sole participant in Syndicate 1183. Lloyd’s sets T02’s required capital annually based on Syndicate 1183’s business plan, rating environment and reserving environment together with input arising from Lloyd’s discussions with, inter alia, regulatory and rating agencies. Such capital, called Funds at Lloyd’s (“FAL”), comprises: cash, investments and undrawn letters of credit provided by various banks.
The amounts of cash, investments and letters of credit provided for each year of account as follows:

	2015 Underwriting Year	2014 Underwriting Year	2013 Underwriting Year
Talbot FAL facility	$25,000	$25,000	$25,000
Group funds	570,100	450,000	403,700
Total	$595,100	$475,000	$428,700
The amounts which are provided as FAL are not available for distribution to the Company for the payment of dividends. Talbot’s corporate member may also be required to maintain funds under the control of Lloyd’s in excess of its capital requirement and such funds also may not be available for distribution to the Company for the payment of dividends. See Note 7 (d) for investments pledged as collateral.

Validus Holdings, Ltd.
Notes to Consolidated Financial Statements (Continued)
(Expressed in thousands of U.S. dollars, except share and per share information)

(e)	Lloyd’s Central Fund
Whenever a member of Lloyd’s is unable to pay its debts to policyholders, such debts may be payable by the Lloyd’s Central Fund. If Lloyd’s determines that the Central Fund needs to be increased, it has the power to assess premium levies on current Lloyd’s members up to 3% of a member’s underwriting capacity in any one year. The Company does not believe that any assessment is likely in the foreseeable future and has not provided any allowance for such an assessment. However, based on the Company’s 2015 estimated premium income at Lloyd’s of £625,000, the December 31, 2014 exchange rate of £1 equals $1.5578 and assuming the maximum 3% assessment, the maximum the Company could be assessed as a levy would be approximately $29,209.

(f)	Investment in affiliate commitments
As discussed in Note 9 "Investments in affiliates," on December 20, 2011 the Company entered into an Assignment and Assumption Agreement with Aquiline Capital Partners LLC, pursuant to which it assumed total capital commitments of $50,000. This interest is governed by the terms of an Amended and Restated Exempted Limited Partnership Agreement dated as of January 9, 2013. The Company’s remaining commitment at December 31, 2014 was $7,500 (December 31, 2013: $17,890).
On October 2, 2014, the Company assumed an additional investment in Aquiline Capital Partners II GP (Offshore) Ltd. as part of the Western World acquisition representing a total capital commitment of $10,000. This interest is governed by the terms of an Amended and Restated Exempted Limited Partnership Agreement dated as of January 9, 2013. The Company's remaining capital commitment at December 31, 2014 was $1,499.
On November 7, 2014 the Company entered into a Subscription Agreement with Aquiline Capital Partners III GP (Offshore) Ltd., pursuant to which it assumed total capital commitments of $100,000 in respect of Limited Partnership Interests in Aquiline Financial Services Fund III L.P. (the "Fund"). The Limited Partnership Interests are governed by the terms of the Aquiline III Limited Partnership Agreement dated November 7, 2014. The Company’s remaining commitment at December 31, 2014 was $100,000.
On December 29, 2014, the Company entered into an agreement with AlphaCat 2015 pursuant to which it assumed total capital commitments of $28,000. The Company’s remaining commitment at December 31, 2014 was $2,400.
On December 29, 2014, the Company entered into an agreement with an AlphaCat ILS fund pursuant to which it assumed total capital commitments of $20,000. The Company’s remaining commitment at December 31, 2014 was $8,000.

(g)	Fixed maturity commitment
As at December 31, 2014, the Company had an outstanding commitment to participate in certain revolver loan facilities through participation agreements with an established loan originator. The undrawn amount under the revolver facility participations as at December 31, 2014 was $7,539.

(h)	Other investment commitments
At December 31, 2014, the Company had capital commitments in other investments of $153,000 (December 31, 2013: $30,000). The Company's remaining commitment to these investments at December 31, 2014 was $83,712 (December 31, 2013: $5,045).

(i)	Multi-Beneficiary Reinsurance Trusts
In December 2014, the Company established a MBRT to collateralize its (re)insurance liabilities associated with and for the benefit of U.S. domiciled cedants, and was approved as a trusteed reinsurer in the State of New Jersey. As a result, cedants domiciled in that state will receive automatic credit in their regulatory filings for the reinsurance provided prospectively by the Company.

(j)	Structured settlements
As at December 31, 2014, the Company is contingently liable for the present value of amounts not yet due under annuities purchased by Western World where the claimant is the payee for the amount of $3,412.

(k)	Income tax examinations
The Company has open examinations by the U.K. HM Revenue and Customs for the tax year 2012 and by the New York State Department of Taxation and Finance for tax years 2011 to 2013. The Company believes that these examinations will be concluded within the next 36 months. For further details refer to Note 20 "Income taxes" to the Consolidated Financial Statements.

Validus Holdings, Ltd.
Notes to Consolidated Financial Statements (Continued)
(Expressed in thousands of U.S. dollars, except share and per share information)

23. Related party transactions
The transactions listed below are classified as related party transactions as each counter party has either a direct or indirect shareholding in the Company.
Aquiline Capital Partners, LLC and its related companies ("Aquiline"), which own 523,180 shares in the Company, hold warrants to purchase 2,756,088 shares, and have two employees on the Company's Board of Directors who do not receive compensation from the Company, are shareholders of Group Ark Insurance Holdings Ltd. ("Group Ark"). Christopher E. Watson, a director of the Company, serves as a director of Group Ark. Pursuant to reinsurance agreements with a subsidiary of Group Ark, the Company recognized gross premiums written during the year ended December 31, 2014 of $2,073 (2013: $2,899, 2012: $7,582) respectively, with $335 included in premiums receivable at December 31, 2014 (December 31, 2013: $238). The Company also recognized reinsurance premiums ceded during the year ended December 31, 2014 of $126 (2013: $85, 2012: $90) and had reinsurance balances payable of $4 at December 31, 2014 (December 31, 2013: $4). The Company recorded $1,063 of loss reserves recoverable at December 31, 2014 (December 31, 2013: $3,698). Earned premium adjustments of $1,982 were recorded during the year ended December 31, 2014 (2013: $2,911, 2012: $7,625).
On November 24, 2009, the Company entered into an Investment Management Agreement with Conning, Inc. ("Conning") to manage a portion of the Company's investment portfolio. Aquiline acquired Conning on June 16, 2009. Jeffrey W. Greenberg, a director of the Company, serves as a director of Conning Holdings Corp., the parent company of Conning. Investment management fees earned by Conning for the year ended December 31, 2014 were $1,125 (2013: $500, 2012: $809), with $515 included in accounts payable and accrued expenses at December 31, 2014 (December 31, 2013: $283).
On December 20, 2011, the Company entered into an Assignment and Assumption Agreement (the "Agreement") with Aquiline Capital Partners LLC, a Delaware limited liability company (the "Assignor") and Aquiline Capital Partners II GP (Offshore) Ltd., a Cayman Islands company limited by shares (the "General Partner") pursuant to which the Company has assumed 100% of the Assignor's interest in Aquiline Financial Services Fund II L.P. (the "Aquiline II Partnership") representing a total capital commitment of $50,000 (the "Aquiline II Commitment"), as a limited partner in the Partnership (the "Transferred Interest"). On October 2, 2014, the Company assumed an additional investment in the Aquiline II Partnership as part of the Western World acquisition representing a total capital commitment of $10,000. Messrs. Greenberg and Watson, directors of the Company, serve as managing principal and senior principal, respectively, of Aquiline Capital Partners LLC. For the year ended December 31, 2014, the Company incurred $342 (2013: $1,236, 2012: $2,979) in partnership fees and made capital contributions of $12,468 (2013: $14,492, 2012: $14,365), with $nil included in accounts payable and accrued expenses at December 31, 2014 (December 31, 2013: $nil).
On November 7, 2014, the Company, entered into a Subscription Agreement (the "Subscription Agreement") with Aquiline Capital Partners III GP (Offshore) Ltd., a Cayman Islands company limited by shares (the "Aquiline III General Partner") pursuant to which the Company is committing and agreeing to purchase limited partnership or other comparable limited liability equity interests (the "Limited Partnership Interests") in Aquiline Financial Services Fund III L.P., a Cayman Islands exempted limited partnership (the "Aquiline III Partnership"), and/or one or more Alternative Investment Vehicles and Intermediate Entities (together with the Aquiline III Partnership, the "Fund" or the "Entities") with a capital commitment (the "Aquiline III Commitment") in an amount equal to $100,000, as a limited partner in the Aquiline Financial Services III Partnership. For the year ended December 31, 2014, the Company incurred no partnership fees and made no capital contributions.
Certain shareholders of the Company and their affiliates, as well as employers of entities associated with directors or officers have purchased insurance and/or reinsurance from the Company in the ordinary course of business. The Company believes these transactions were settled for arm's length consideration.

Validus Holdings, Ltd.
Notes to Consolidated Financial Statements (Continued)
(Expressed in thousands of U.S. dollars, except share and per share information)

24. Earnings per share
The following table sets forth the computation of basic earnings per share and earnings per diluted share available to common shareholders for the years ended December 31, 2014, 2013 and 2012:

	Years Ended
	December 31, 2014	December 31, 2013	December 31, 2012
Basic earnings per share
Net income	$445,871	$542,361	$392,618
Loss (income) attributable to noncontrolling interest	35,464	(9,695)	15,820
Net income available to Validus	$481,335	$532,666	$408,438
Less: Dividends and distributions declared on outstanding warrants	(6,208)	(19,214)	(6,693)
Income available to common shareholders	$475,127	$513,452	$401,745
Weighted average number of common shares outstanding	90,354,745	102,202,274	97,184,110
Basic earnings per share available to common shareholders	$5.26	$5.02	$4.13

Earnings per diluted share
Net income	$445,871	$542,361	$392,618
Loss (income) attributable to noncontrolling interest	35,464	(9,695)	15,820
Net income available to Validus	$481,335	$532,666	$408,438
Less: Dividends and distributions declared on outstanding warrants	—	(19,214)	—
Income available to common shareholders	$481,335	$513,452	$408,438
Weighted average number of common shares outstanding	90,354,745	102,202,274	97,184,110
Share equivalents:
Warrants	2,789,032	—	3,137,956
Stock options	745,561	1,026,543	769,618
Unvested restricted shares	800,933	741,472	1,293,239
Weighted average number of diluted common shares outstanding	94,690,271	103,970,289	102,384,923
Earnings per diluted share available to common shareholders	$5.08	$4.94	$3.99
Share equivalents that would result in the issuance of common shares of 199,740, 366,821 and 199,446 were outstanding for the years ended December 31, 2014, 2013 and 2012, respectively but were not included in the computation of earnings per diluted share because the effect would be antidilutive.

Validus Holdings, Ltd.
Notes to Consolidated Financial Statements (Continued)
(Expressed in thousands of U.S. dollars, except share and per share information)

25. Segment information
The Company conducts its operations worldwide through four operating segments, which have been determined under U.S. GAAP segment reporting to be Validus Re, AlphaCat, Talbot and Western World. During the first quarter of 2012, to better align the Company’s operating and reporting structure with its current strategy, there was a change in the segment structure. This change included the AlphaCat group of companies as a separate operating segment. The AlphaCat segment currently includes the Company’s investments in AlphaCat Re 2011, AlphaCat Re 2012, AlphaCat 2013, AlphaCat 2014, AlphaCat 2015, PaCRe, the AlphaCat ILS funds and the BetaCat ILS funds. The Company’s operating segments are strategic business units that offer different products and services. They are managed and have capital allocated separately because each segment requires different strategies.
Validus Re Segment
The Validus Re segment is focused on short-tail lines of reinsurance. The primary lines in which the segment conducts business are property, marine and specialty which includes agriculture, aerospace and aviation, financial lines of business, nuclear, terrorism, life, accident & health, workers’ compensation, crisis management, contingency, motor, technical lines, composite and trade credit.
AlphaCat Segment
The AlphaCat segment manages strategic relationships that leverage the Company’s underwriting and investment expertise and earns management, performance and underwriting fees primarily from the Company’s operating affiliates, AlphaCat Re 2011, AlphaCat Re 2012, AlphaCat 2013, AlphaCat 2014 and AlphaCat 2015, as well as PaCRe, the AlphaCat ILS funds and the BetaCat ILS funds.
Talbot Segment
The Talbot segment focuses on a wide range of marine and energy, war, political violence, commercial property, financial institutions, contingency, accident & health and aviation classes of business on an insurance or facultative reinsurance basis and principally property, aerospace and marine classes of business on a treaty reinsurance basis.
Western World Segment
The Western World segment is focused on providing commercial insurance products on a surplus lines and specialty admitted basis. Western World specializes in underwriting classes of business that are not easily placed in the standard insurance market due to their complexity, high hazard, or unusual nature; including general liability, property and professional liability classes of business.
Corporate and eliminations
The Company has a corporate function ("Corporate"), which includes the activities of the parent company, and which carries out certain functions for the group. Corporate includes ‘non-core’ underwriting expenses, predominantly general and administrative and stock compensation expenses. Corporate also denotes the activities of certain key executives such as the Chief Executive Officer and Chief Financial Officer. For internal reporting purposes, corporate is reflected separately, however corporate is not considered an operating segment under these circumstances. Other reconciling items include, but are not limited to, the elimination of inter segment revenues and expenses and unusual items that are not allocated to segments. Corporate also includes the gain on bargain purchase, net of expenses in connection with the acquisition of Flagstone in 2012 and transaction expenses related to the Western World acquisition in 2014.

Validus Holdings, Ltd.
Notes to Consolidated Financial Statements (Continued)
(Expressed in thousands of U.S. dollars, except share and per share information)

The following tables summarize the results of our operating segments and "Corporate":

Year Ended December 31, 2014	Validus Re Segment	AlphaCat Segment	Talbot Segment	Western World Segment (d)	Corporate & Eliminations	Total
Underwriting income
Gross premiums written	$1,136,910	$135,181	$1,101,770	$65,235	$(75,810)	$2,363,286
Reinsurance premiums ceded	(182,056)	(4,348)	(192,211)	(6,428)	75,810	(309,233)
Net premiums written	954,854	130,833	909,559	58,807	—	2,054,053
Change in unearned premiums	(37,570)	1,517	(29,785)	14,189	—	(51,649)
Net premiums earned	917,284	132,350	879,774	72,996	—	2,002,404
Underwriting deductions
Losses and loss expenses	307,290	(9,670)	423,394	51,035	—	772,049
Policy acquisition costs	141,670	12,673	187,162	3,169	(4,118)	340,556
General and administrative expenses	74,739	19,590	150,828	11,121	73,514	329,792
Share compensation expenses	9,739	501	11,346	135	11,352	33,073
Total underwriting deductions	533,438	23,094	772,730	65,460	80,748	1,475,470

Underwriting income (loss)	$383,846	$109,256	$107,044	$7,536	$(80,748)	$526,934

Net investment income	74,599	4,276	20,575	4,523	(3,897)	100,076
Other insurance related income (loss)	3,159	27,122	1,095	264	(9,658)	21,982
Finance expenses	(14,727)	(3,545)	213	—	(45,795)	(63,854)
Operating income (loss) before taxes, income from operating affiliates and (income) attributable to operating affiliate investors	446,877	137,109	128,927	12,323	(140,098)	585,138
Tax benefit (expense)	5,512	—	(3,880)	(1,422)	(365)	(155)
Income from operating affiliates	—	17,723	—	—	—	17,723
(Income) attributable to operating affiliate investors	—	(109,399)	—	—	—	(109,399)
Net operating income (loss)	$452,389	$45,433	$125,047	$10,901	$(140,463)	$493,307

Net realized gains on investments	7,611	10,935	3,852	697	—	23,095
Change in net unrealized gains (losses) on investments	8,404	(56,943)	1,685	(155)	(10,964)	(57,973)
Income from investment affiliate	8,411	—	—	—	—	8,411
Foreign exchange (losses) gains	(6,404)	70	(5,961)	—	1,665	(10,630)
Other (loss)	(2,243)	—	—	—	—	(2,243)
Transaction expenses (a)	—	—	—	—	(8,096)	(8,096)
Net income (loss)	$468,168	$(505)	$124,623	$11,443	$(157,858)	$445,871

Net loss attributable to noncontrolling interest	—	35,464	—	—	—	35,464
Net income (loss) available (attributable) to Validus	$468,168	$34,959	$124,623	$11,443	$(157,858)	$481,335
Selected ratios (b):
Net premiums written / Gross premiums written	84.0%	96.8%	82.6%	90.1%		86.9%
Losses and loss expenses	33.5%	(7.3)%	48.1%	69.9%		38.6%
Policy acquisition costs	15.5%	9.6%	21.3%	4.4%		17.0%
General and administrative expenses (c)	9.2%	15.2%	18.4%	15.4%		18.1%
Expense ratio	24.7%	24.8%	39.7%	19.8%		35.1%
Combined ratio	58.2%	17.5%	87.8%	89.7%		73.7%
Total assets	$4,209,289	$1,656,326	$2,890,123	$1,492,179	$63,704	$10,311,621

(a)
The transaction expenses relate to costs incurred in connection with the acquisition of Western World, which was completed on October 2, 2014. Transaction expenses are primarily comprised of legal, financial advisory and audit related services.

(b)	Ratios are based on net premiums earned.

(c)	The general and administrative expenses ratio includes share compensation expenses.

(d)	The results of Western World have been included in the Company's consolidated results from the October 2, 2014 date of acquisition.

Validus Holdings, Ltd.
Notes to Consolidated Financial Statements (Continued)
(Expressed in thousands of U.S. dollars, except share and per share information)

Year Ended December 31, 2013	Validus Re Segment	AlphaCat Segment	Talbot Segment	Corporate & Eliminations	Total
Underwriting income
Gross premiums written	$1,242,522	$147,009	$1,091,890	$(80,315)	$2,401,106
Reinsurance premiums ceded	(226,264)	(525)	(226,111)	80,315	(372,585)
Net premiums written	1,016,258	146,484	865,779	—	2,028,521
Change in unearned premiums	117,679	(9,070)	(35,085)	—	73,524
Net premiums earned	1,133,937	137,414	830,694	—	2,102,045
Underwriting deductions
Losses and loss expenses	430,026	17,569	346,337	—	793,932
Policy acquisition costs	180,779	13,853	170,738	(5,060)	360,310
General and administrative expenses	91,260	18,765	136,458	68,782	315,265
Share compensation expenses	7,668	468	9,613	9,881	27,630
Total underwriting deductions	709,733	50,655	663,146	73,603	1,497,137

Underwriting income (loss)	$424,204	$86,759	$167,548	$(73,603)	$604,908

Net investment income	81,346	3,865	18,061	(7,200)	96,072
Other insurance related income (loss)	19,222	26,424	1,819	(28,345)	19,120
Finance expenses	(16,111)	(5,734)	(259)	(42,073)	(64,177)
Operating income (loss) before taxes, income from operating affiliates and (income) attributable to operating affiliate investors	508,661	111,314	187,169	(151,221)	655,923
Tax benefit (expense)	272	—	(671)	16	(383)
Income from operating affiliates	—	14,289	—	—	14,289
(Income) attributable to operating affiliate investors	—	(68,763)	—	—	(68,763)
Net operating income (loss)	$508,933	$56,840	$186,498	$(151,205)	$601,066

Net realized (losses) gains on investments	(1,382)	4,084	556	—	3,258
Change in net unrealized losses on investments	(41,388)	(3,893)	(13,200)	—	(58,481)
Income from investment affiliate	4,790	—	—	—	4,790
Foreign exchange gains (losses)	7,394	(816)	(3,531)	(542)	2,505
Other income	(10,777)	—	—	—	(10,777)
Net income (loss)	$467,570	$56,215	$170,323	$(151,747)	$542,361

Net (income) attributable to noncontrolling interest	—	(9,695)	—	—	(9,695)
Net income (loss) available (attributable) to Validus	$467,570	$46,520	$170,323	$(151,747)	$532,666
Selected ratios (a):
Net premiums written / Gross premiums written	81.8%	99.6%	79.3%		84.5%
Losses and loss expenses	37.9%	12.8%	41.7%		37.8%
Policy acquisition costs	16.0%	10.1%	20.5%		17.1%
General and administrative expenses (b)	8.7%	14.0%	17.6%		16.3%
Expense ratio	24.7%	24.1%	38.1%		33.4%
Combined ratio	62.6%	36.9%	79.8%		71.2%
Total assets	$5,326,076	$1,558,453	$2,891,682	$70,221	$9,846,432

(a)	Ratios are based on net premiums earned.

(b)	The general and administrative expenses ratio includes share compensation expenses.

Validus Holdings, Ltd.
Notes to Consolidated Financial Statements (Continued)
(Expressed in thousands of U.S. dollars, except share and per share information)

Year Ended December 31, 2012	Validus Re Segment	AlphaCat Segment	Talbot Segment	Corporate & Eliminations	Total
Underwriting income
Gross premiums written	$1,131,959	$21,603	$1,078,636	$(65,758)	$2,166,440
Reinsurance premiums ceded	(144,578)	—	(228,686)	65,758	(307,506)
Net premiums written	987,381	21,603	849,950	—	1,858,934
Change in unearned premiums	35,890	(3,937)	(17,671)	—	14,282
Net premiums earned	1,023,271	17,666	832,279	—	1,873,216
Underwriting deductions
Losses and loss expenses	575,416	—	424,030	—	999,446
Policy acquisition costs	154,362	1,774	183,926	(5,364)	334,698
General and administrative expenses	63,048	7,532	133,281	59,791	263,652
Share compensation expenses	7,763	279	7,789	10,878	26,709
Total underwriting deductions	800,589	9,585	749,026	65,305	1,624,505

Underwriting income (loss)	$222,682	$8,081	$83,253	$(65,305)	$248,711

Net investment income	88,727	3,748	21,310	(5,849)	107,936
Other insurance related income (loss)	5,000	23,229	2,033	(7,951)	22,311
Finance expenses	(8,943)	(3,061)	(162)	(41,691)	(53,857)
Operating income (loss) before taxes and income from operating affiliates	307,466	31,997	106,434	(120,796)	325,101
Tax (expense)	(168)	—	(2,229)	(104)	(2,501)
Income from operating affiliates	—	12,580	—	—	12,580
Net operating income (loss)	$307,298	$44,577	$104,205	$(120,900)	$335,180
Gain on bargain purchase, net of expenses (a)	—	—	—	17,701	17,701
Net realized gains on investments	12,026	216	5,991	—	18,233
Net unrealized (losses) on investments	35,033	(19,509)	2,061	—	17,585
Loss from investment affiliate	(964)	—	—	—	(964)
Foreign exchange (losses) gains	2,664	44	2,527	(437)	4,798
Other income	85	—	—	—	85
Net income (loss)	$356,142	$25,328	$114,784	$(103,636)	$392,618
Net loss attributable to noncontrolling interest	—	15,820	—	—	15,820
Net income (loss) available (attributable) to Validus	$356,142	$41,148	$114,784	$(103,636)	$408,438
Selected ratios: (b)
Net premiums written / Gross premiums written	87.2%	100.0%	78.8%		85.8%
Losses and loss expenses	56.2%	—%	50.9%		53.4%
Policy acquisition costs	15.1%	10.0%	22.1%		17.9%
General and administrative expenses (c)	6.9%	44.2%	16.9%		15.5%
Expense ratio	22.0%	54.2%	39.0%		33.4%
Combined ratio	78.2%	54.2%	89.9%		86.8%
Total assets	$6,206,084	$805,513	$2,968,224	$40,443	$10,020,264

(a)
The gain on bargain purchase, net of expenses, arose from the acquisition of Flagstone Reinsurance Holdings S.A. on November 30, 2012 and is net of transaction related expenses which included legal, financial advisory, audit related services and termination expenses.

(b)	Ratios are based on net premiums earned.

(c)	The general and administrative expenses ratio includes share compensation expenses.

Validus Holdings, Ltd.
Notes to Consolidated Financial Statements (Continued)
(Expressed in thousands of U.S. dollars, except share and per share information)

The following table sets forth the gross premiums written by line of business for the periods indicated:

	Gross Premiums Written (a)
	Year Ended December 31, 2014	Year Ended December 31, 2013	Year Ended December 31, 2012
Property	$1,054,530	$1,164,687	$1,060,297
Marine	576,478	570,008	649,421
Specialty	677,026	666,411	456,722
Liability	55,252	—	—
	$2,363,286	$2,401,106	$2,166,440

(a)	The results of Western World have been included in the Company's consolidated results from the October 2, 2014 date of acquisition.
The Company’s exposures are generally diversified across geographic zones. The following tables set forth the gross premiums written allocated to the territory of coverage exposure for the periods indicated:

	Gross Premiums Written
	Year Ended December 31, 2014
	Validus Re	AlphaCat	Talbot	Western World (d)	Eliminations	Total	%
United States	$442,314	$30,987	$108,458	$65,235	$(11,026)	$635,968	27.0%

Worldwide excluding United States (a)	76,129	7,331	139,570	—	(1,334)	221,696	9.4%
Australia and New Zealand	20,257	1,019	9,736	—	—	31,012	1.3%
Europe	58,236	3,005	45,615	—	(2,305)	104,551	4.4%
Latin America and Caribbean	54,053	—	116,281	—	(23,958)	146,376	6.2%
Japan	43,310	608	4,116	—	(608)	47,426	2.0%
Canada	3,670	215	10,194	—	(214)	13,865	0.6%
Rest of the world (b)	21,467	—	93,012	—	—	114,479	4.8%
Sub-total, non United States	277,122	12,178	418,524	—	(28,419)	679,405	28.7%
Worldwide including United States (a)	179,564	92,016	96,187	—	(22,463)	345,304	14.6%
Other locations non-specific (c)	237,910	—	478,601	—	(13,902)	702,609	29.7%
Total	$1,136,910	$135,181	$1,101,770	$65,235	$(75,810)	$2,363,286	100.0%

Validus Holdings, Ltd.
Notes to Consolidated Financial Statements (Continued)
(Expressed in thousands of U.S. dollars, except share and per share information)

	Gross Premiums Written
	Year Ended December 31, 2013
	Validus Re	AlphaCat	Talbot	Eliminations	Total	%
United States	$524,776	$50,848	$93,357	$(6,565)	$662,416	27.7%

Worldwide excluding United States (a)	63,643	14,801	142,294	(1,485)	219,253	9.1%
Australia and New Zealand	22,275	2,216	11,097	—	35,588	1.5%
Europe	65,861	2,533	51,667	(1,446)	118,615	4.9%
Latin America and Caribbean	50,522	—	155,798	(52,267)	154,053	6.4%
Japan	42,729	653	5,971	(653)	48,700	2.0%
Canada	3,688	818	10,768	(818)	14,456	0.6%
Rest of the world (b)	24,337	—	92,652	—	116,989	4.9%
Sub-total, non United States	273,055	21,021	470,247	(56,669)	707,654	29.4%
Worldwide including United States (a)	177,539	75,140	80,538	(8,996)	324,221	13.5%
Other locations non-specific (c)	267,152	—	447,748	(8,085)	706,815	29.4%
Total	$1,242,522	$147,009	$1,091,890	$(80,315)	$2,401,106	100.0%

	Gross Premiums Written
	Year Ended December 31, 2012
	Validus Re	AlphaCat	Talbot	Eliminations	Total	%
United States	$463,384	$12,638	$77,561	$(1,942)	$551,641	25.4%

Worldwide excluding United States (a)	24,119	279	156,593	—	180,991	8.4%
Australia and New Zealand	—	217	12,851	—	13,068	0.6%
Europe	87,805	1,332	50,262	—	139,399	6.4%
Latin America and Caribbean	80,432	—	149,091	(53,565)	175,958	8.1%
Japan	30,386	—	6,630	—	37,016	1.7%
Canada	—	—	12,243	—	12,243	0.6%
Rest of the world (b)	68,754	—	91,130	—	159,884	7.4%
Sub-total, non United States	291,496	1,828	478,800	(53,565)	718,559	33.2%
Worldwide including United States (a)	102,080	7,137	65,084	(4,038)	170,263	7.9%
Other locations non-specific (c)	274,999	—	457,191	(6,213)	725,977	33.5%
Total	$1,131,959	$21,603	$1,078,636	$(65,758)	$2,166,440	100.0%

(a)	Represents risks in two or more geographic zones.

(b)	Represents risks in one geographic zone.

(c)
The Other locations non-specific category refers to business for which an analysis of exposure by geographic zone is not applicable, such as marine and aerospace risks, since these exposures can span multiple geographic areas and, in some instances, are not fixed locations.

(d)	The results of Western World have been included in the Company's consolidated results from the October 2, 2014 date of acquisition.

Validus Holdings, Ltd.
Notes to Consolidated Financial Statements (Continued)
(Expressed in thousands of U.S. dollars, except share and per share information)

26. Statutory and regulatory requirements
Validus Holdings, Ltd. has operations which are subject to laws and regulations in the jurisdictions in which they operate, the most significant of which are Bermuda, the United Kingdom, the United States and Switzerland.
As a holding company, Validus Holdings, Ltd.’s principal sources of income are dividends or other sources of permitted distributions from its subsidiaries. These funds provide the cash flow required for dividend payments to the Company’s shareholders. The holding company has no material restrictions on its ability to make distributions to shareholders however, the ability of our (re)insurance subsidiaries to make distributions is limited by the applicable laws and regulations of the various countries in which we operate. The Company’s subsidiaries are required to maintain certain measures of solvency and liquidity which provide restrictions on declaring dividends and distributions. The statutory capital and surplus in certain of our most significant regulatory jurisdictions as at December 31, 2014 and 2013 was as follows:

	Bermuda (a)		United States (b)		Switzerland (c)
	December 31,		December 31,		December 31,
	2014	2013	2014	2013	2014	2013
Required statutory capital and surplus	$586,641	$1,390,179	$95,963	$—	$205,563	$312,563
Actual statutory capital and surplus	3,793,329	3,884,572	452,089	—	701,010	939,609

(a)
The Company's Bermuda based insurance subsidiaries are required to maintain minimum statutory capital and surplus equal to the greater of a minimum solvency margin ("MSM") and the Enhanced Capital Requirement ("ECR") where applicable. The ECR is equal to the higher of each insurer's MSM or the Bermuda Solvency Capital Requirement ("BSCR") model or approved internal capital model. The BSCR for the relevant insurers for the year ended December 31, 2014 will not be filed with the BMA until April 2015. As a result, the required statutory capital and surplus as at December 31, 2014 is based on the MSM of all relevant insurers, whereas the required statutory capital and surplus as at December 31, 2013 is based on the MSM and ECR where applicable for all relevant insurers. Required statutory capital and surplus includes Validus Reinsurance, Ltd., Validus Reinsurance (Switzerland) Ltd (Bermuda Branch), PaCRe, Ltd., IPCRe Limited, Validus Re Americas, Ltd., Talbot Insurance (Bermuda), Ltd., AlphaCat Reinsurance, Ltd. and Mont Fort Re Ltd. Actual statutory capital and surplus includes Validus Reinsurance, Ltd., AlphaCat Reinsurance, Ltd. and Talbot Insurance (Bermuda), Ltd. Validus Reinsurance, Ltd. is the parent company of the other five Bermuda based insurance subsidiaries.

(b)
Required statutory capital and surplus is based on the Risk-Based Capital ("RBC") requirements and includes Western World Insurance Company, Tudor Insurance Company and Stratford Insurance Company. Actual statutory capital and surplus includes Western World Insurance Company. Western World Insurance Company is the parent Company of the other two U.S. based insurance subsidiaries. The results of Western World have been included in the Company's consolidated results from the October 2, 2014 date of acquisition.

(c)
Required statutory capital and surplus is based on the Target Capital ("TC") requirements calculated under the Swiss Solvency Test ("SST"). Required and actual statutory capital and surplus includes Validus Reinsurance (Switzerland) Ltd (formerly Flagstone Réassurance Suisse SA).

During 2015, the Company's regulated subsidiaries have the ability to distribute up to $1,013,379 of unrestricted net assets as dividend payments and/or return of capital to Validus Holdings, Ltd. (2014: $516,854) without prior regulatory approval. During the year ended December 31, 2014, actual dividends and distributions to Validus Holdings, Ltd. from its subsidiaries were $773,966 (2013: $1,009,000).
Statutory net income for the years ended December 31, 2014, 2013 and 2012 was as follows:

	Bermuda (a)			United States (b)			Switzerland (c)
	Year ended December 31,			Year ended December 31,			Year ended December 31,
	2014	2013	2012	2014	2013	2012	2014	2013	2012
Statutory net income (loss)	$509,559	$688,001	$496,227	$105,210	$—	$—	$60,308	$(17,655)	$(1,559)

(a)
Statutory net income includes Validus Reinsurance, Ltd., PaCRe, Ltd. (at the Company's effective 10% equity interest), IPCRe Limited, Validus Re Americas, Ltd., Talbot Insurance (Bermuda), Ltd., AlphaCat Reinsurance, Ltd. and Mont Fort Re Ltd.

(b)
Statutory net income includes Western World Insurance Company, Tudor Insurance Company and Stratford Insurance Company. The results of Western World have been included in the Company's consolidated results from the October 2, 2014 date of acquisition.

(c)
Statutory net income (loss) includes Validus Reinsurance (Switzerland) Ltd (formerly Flagstone Réassurance Suisse SA). The results of Validus Reinsurance (Switzerland) Ltd, a former Flagstone subsidiary, have been included in the Company's consolidated results from the November 30, 2012 date of acquisition.

Validus Holdings, Ltd.
Notes to Consolidated Financial Statements (Continued)
(Expressed in thousands of U.S. dollars, except share and per share information)

(a)	Bermuda
The Company has eight Bermuda based insurance subsidiaries: Validus Reinsurance, Ltd., a Class 4 insurer; Validus Reinsurance (Switzerland) Ltd (Bermuda Branch) (formerly known as Flagstone Réassurance Suisse S.A. (Bermuda Branch)), a Class 4 insurer; PaCRe, Ltd., a Class 4 insurer; IPCRe Limited ("IPCRe") (formerly known as Validus Re Americas, Ltd.), a Class 3A insurer; Validus Re Americas, Ltd. (formerly known as Longhorn Re, Ltd.), a Class 3A insurer; Talbot Insurance (Bermuda), Ltd. ("TIBL"), a Class 3 insurer; AlphaCat Reinsurance, Ltd., a Class 3 insurer; and Mont Fort Re Ltd., a Class 3 insurer. The Company also has investments in two Bermuda based insurance affiliates, AlphaCat Re 2011, Ltd. and AlphaCat Re 2012, Ltd., each licensed as a Special Purpose Insurer (“SPI”) under the Insurance Act. Each of these Bermuda insurance subsidiaries and affiliates is registered under the Insurance Act. The Bermuda subsidiaries have to meet certain requirements for minimum solvency and liquidity ratios and all statutory filings are prepared in accordance with prescribed regulatory accounting practices required by The Insurance Act 1978. At December 31, 2014 and 2013, the actual statutory capital and surplus of the Bermuda based insurance subsidiaries exceeded the relevant regulatory requirements.
The ability of certain of these subsidiaries to pay dividends to us is limited under Bermuda law and regulations. The Insurance Act provides that each of the Class 4 Bermuda subsidiaries may not declare or pay, in any financial year, dividends of more than 25% of its total statutory capital and surplus (as shown on its statutory balance sheet in relation to the previous financial year) unless it files with the BMA at least seven days prior to the payment, an affidavit signed by at least two directors and such insurance subsidiary's principal representative, stating that in their opinion such subsidiary will continue to satisfy the required margins following declaration of those dividends, however, there is no additional requirement for BMA approval. In addition, before reducing its total statutory capital by 15% or more (as set out in its previous year's statutory financial statements) each of the Class 3A and Class 4 Bermuda insurance subsidiaries must make application to the BMA for permission to do so; such application shall consist of an affidavit signed by at least two directors and such insurance subsidiary's principal representative stating that in their opinion the proposed reduction in capital will not cause such subsidiaries to fail to meet its relevant margins, and such other information as the BMA may require. The Insurance Act permits each of the insurance subsidiaries to declare or pay any dividends during any financial year so long as it does not cause the insurance subsidiary to fail to meet its relevant margins subject to the restrictions set out herein and other than in respect of IPCRe. The Class 3 insurers, before reducing by 15% or more of its total statutory capital, as set out in its previous year's financial statements, shall apply to the BMA for its approval and shall provide such information as the BMA may require. The Company's primary restrictions on net assets of insurance subsidiaries consist of regulatory requirements placed upon the regulated insurance subsidiaries to hold minimum amounts of total statutory capital and surplus and other than the restriction on IPCRe noted above, there were no other material restrictions on net assets in place as of December 31, 2014.
The Company's principal operating subsidiary in Bermuda, Validus Reinsurance Ltd., maintains a branch office in Singapore. As the branch office is not considered a separate entity for regulatory purposes, the required and actual statutory capital and surplus amount includes amounts, as set out above, related to the applicable branch office. The branch office is subject to additional minimum capital or asset requirements in their country of domicile. At December 31, 2014 and 2013, the actual capital and assets for the branch exceeded the relevant local regulatory requirements.

(b)	United Kingdom
As disclosed in Note 22 “Commitments and contingencies (d) Funds at Lloyd’s,” Syndicate 1183 and Talbot 2002 Underwriting Capital Ltd (“T02”) are subject to regulation by the Council of Lloyd’s. Syndicate 1183 and T02 are also subject to regulation by the U.K. Financial Conduct Authority (“FCA”) and Prudential Regulation Authority (“PRA”) under the Financial Services and Market Act 2000.
T02 is a corporate member of Lloyd’s. As a corporate member of Lloyd’s, T02 is bound by the rules of the Society of Lloyd’s, which are prescribed by Bye-laws and Requirements made by the Council of Lloyd’s under powers conferred by the Lloyd’s Act 1982. These rules (among other matters) prescribe T02’s membership subscription, the level of its contribution to the Lloyd’s central fund and the assets it must deposit with Lloyd’s in support of its underwriting. The Council of Lloyd’s has broad power to sanction breaches of its rules, including the power to restrict or prohibit a member’s participation on Lloyd’s syndicates. The capital required to support a Syndicate’s underwriting capacity, or “Funds at Lloyd’s”, is assessed annually and is determined by Lloyd’s in accordance with the rules of the Society of Lloyd’s. The capital to support the underwriting of Syndicate 1183 is provided in the form of a letter of credit and funds held at Lloyd’s. The amount provided as Funds at Lloyd’s is not available for distribution to the Company for the payment of dividends.

Validus Holdings, Ltd.
Notes to Consolidated Financial Statements (Continued)
(Expressed in thousands of U.S. dollars, except share and per share information)

Each year, during the second quarter, the corporate member applies to Lloyd’s to release accumulated funds, whether syndicate profits, interest on Funds at Lloyd’s or other which are in excess of the agreed Funds at Lloyd’s amount. At December 31, 2014 and 2013, the actual capital and assets exceeded the relevant local regulatory requirements. The release for the year ended December 31, 2014 enabled a dividend payment of $100,000 (2013: $190,000) to the Company. For further details on Funds at Lloyd's refer to Note 22 (d) "Commitments and contingencies" to the Consolidated Financial Statements.

(c)	United States
The Company has three U.S. based insurance subsidiaries domiciled in New Hampshire: Western World Insurance Company, Tudor Insurance Company and Stratford Insurance Company. New Hampshire insurance laws limit the amount of dividends Western World may pay to the Company in a 12-month period without the approval of the New Hampshire State Insurance Department (Insurance Department). These limitations are based on the lesser of: a maximum of 10.0% of prior year end statutory surplus as determined under statutory accounting practices or the net income, not including realized capital gains, for the 12-month period ending December 31, next preceding, but shall not include pro rata distributions of any class of the insurer's own securities. In determining whether a dividend or distribution is extraordinary, an insurer may carry forward net income from the previous two calendar years that has not already been paid out as dividends. This carry-forward shall be computed by taking the net income from the second and third preceding calendar years, not including realized capital gains, less dividends paid in the second and immediate preceding calendar years. During 2015, the maximum dividend that may be paid to the Company by Western World without obtaining prior approval is $45,209.
The Company’s U.S. based insurance company subsidiaries are required to file financial statements prepared in accordance with accounting practices prescribed or permitted by the Insurance Department to which the insurance company subsidiaries are subject (statutory basis). Such accounting practices vary in certain respects from GAAP.
The Company’s U.S. based insurance company subsidiaries are subject to certain Risk-Based Capital ("RBC") requirements as specified by the National Association of Insurance Commissioners. Under those requirements, the minimum amount of capital and surplus required to be maintained by a property/casualty insurance company is based on various risk factors. At December 31, 2014, the Company’s U.S. based insurance company subsidiaries met the RBC requirements.
State insurance laws and regulations prescribe accounting practices for determining statutory net income and equity for insurance companies. In addition, state regulators may permit statutory accounting practices that differ from such prescribed practices. The Company’s insurance company subsidiaries did not use such permitted practices in 2014.

(d)	Switzerland
Validus Reinsurance (Switzerland) Ltd ("Validus Re Swiss") (formerly Flagstone Réassurance Suisse SA), is a société anonyme headquartered in Zurich, Switzerland as of February 1, 2014. The conduct of reinsurance business by a company headquartered in Switzerland requires a license granted by the Swiss Financial Market Supervisory Authority ("FINMA").
Validus Re Swiss is funded by equity in the form of paid in capital by shares and in share premium. Under Swiss corporate law as modified by insurance supervisory law, a non-life insurance company is obliged to contribute to statutory legal reserves a minimum of 20% of any annual profit up to 50% of statutory capital, being paid in share capital. Validus Re Swiss has been substantially funded by share premium. Share premium can be distributed to shareholders without being subject to withholding tax. However, the distribution of any special dividend to shareholders remains subject to the approval of FINMA which has regard to the maintenance of solvency and the interests of reinsureds and creditors. At December 31, 2014 and 2013, the actual capital and assets exceeded the relevant local regulatory requirements.

Validus Holdings, Ltd.
Notes to Consolidated Financial Statements (Continued)
(Expressed in thousands of U.S. dollars, except share and per share information)

27. Subsequent events

(a)	Quarterly dividend
On February 3, 2015, the Company announced a quarterly cash dividend of $0.32 per common share and $0.32 per common share equivalent for which each outstanding warrant is exercisable, payable on March 31, 2015 to holders of record as of March 13, 2015.

(b)	Share repurchase authorization
On February 3, 2015, the Board of Directors of the Company announced an increase in the Company's common share repurchase authorization to $750,000. This amount is in addition to the $2,274,401 of common shares repurchased by the Company through February 3, 2015 under its previously authorized share repurchase programs. The Company expects the repurchases to be made from time to time in the open market or in privately negotiated transactions. The timing, form and amount of the share repurchases under the program will depend on a variety of factors, including market conditions, the Company's capital position relative to internal and rating agency targets, legal requirements and other factors. The repurchase program may be modified, extended or terminated by the Board at any time.

Validus Holdings, Ltd.
Notes to Consolidated Financial Statements (Continued)
(Expressed in thousands of U.S. dollars, except share and per share information)

28. Condensed unaudited quarterly financial data

	Quarters Ended
	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Underwriting income
Gross premiums written	$336,647	$358,974	$655,674	$1,011,991
Reinsurance premiums ceded	(33,623)	(30,137)	(50,565)	(194,908)
Net premiums written	303,024	328,837	605,109	817,083
Change in unearned premiums	255,724	165,859	(139,106)	(334,126)
Net premiums earned	558,748	494,696	466,003	482,957
Underwriting deductions
Losses and loss expenses	226,508	224,125	158,745	162,671
Policy acquisition costs	89,550	86,404	78,953	85,649
General and administrative expenses	98,186	83,319	73,842	74,445
Share compensation expenses	8,821	8,764	8,341	7,147
Total underwriting deductions	423,065	402,612	319,881	329,912
Underwriting income	$135,683	$92,084	$146,122	$153,045
Net investment income	30,167	25,261	21,286	23,362
Other insurance related income	5,524	3,610	4,811	8,037
Finance expenses	(16,474)	(15,354)	(16,126)	(15,900)
Operating income before taxes, (income) from operating affiliates and (income) loss attributable to operating affiliate investors	$154,900	$105,601	$156,093	$168,544
Tax benefit (expense)	243	953	(1,391)	40
Income from operating affiliates	4,143	3,761	4,892	4,927
(Income) attributable to operating affiliate investors	(26,566)	(25,807)	(25,316)	(31,710)
Net operating income	$132,720	$84,508	$134,278	$141,801
Net realized gains on investments	6,902	4,595	7,858	3,740
Net unrealized (losses) gains on investments	(74,119)	(84,974)	45,427	55,693
Income from investment affiliate	530	1,754	779	5,348
Foreign exchange gains (losses)	4,131	(11,441)	3,158	(6,478)
Other (loss) income	(770)	(7,690)	424	5,793
Transaction expenses	(4,695)	(149)	(3,252)	—
Net income (loss)	$64,699	$(13,397)	$188,672	$205,897
Net loss (income) attributable to noncontrolling interest	61,209	53,069	(35,305)	(43,509)
Net income available to Validus	$125,908	$39,672	$153,367	$162,388
Earnings per share
Weighted average number of common shares and common share equivalents outstanding
Basic	86,421,127	90,593,329	90,952,523	93,451,999
Diluted	90,948,156	91,939,610	95,276,836	97,799,519
Basic earnings per share available to common shareholders	$1.44	$0.42	$1.67	$1.72
Earnings per diluted share available to common shareholders	$1.38	$0.41	$1.61	$1.66
Selected ratios:
Losses and loss expenses	40.5%	45.3%	34.1%	33.7%
Expense ratio	35.2%	36.1%	34.5%	34.6%
Combined ratio	75.7%	81.4%	68.6%	68.3%

Validus Holdings, Ltd.
Notes to Consolidated Financial Statements (Continued)
(Expressed in thousands of U.S. dollars, except share and per share information)

	Quarters Ended
	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Underwriting income
Gross premiums written	$237,273	$356,760	$702,313	$1,104,760
Reinsurance premiums ceded	(24,558)	(39,415)	(121,396)	(187,216)
Net premiums written	212,715	317,345	580,917	917,544
Change in unearned premiums	279,523	213,943	(33,459)	(386,483)
Net premiums earned	492,238	531,288	547,458	531,061
Underwriting deductions
Losses and loss expenses	206,152	177,965	265,044	144,771
Policy acquisition costs	84,647	94,900	87,152	93,611
General and administrative expenses	82,930	81,089	70,967	80,279
Share compensation expenses	8,147	10,527	6,638	2,318
Total underwriting deductions	381,876	364,481	429,801	320,979
Underwriting income	$110,362	$166,807	$117,657	$210,082
Net investment income	24,204	20,009	26,210	25,649
Other insurance related income	7,743	943	5,512	4,922
Finance expenses	(16,925)	(15,317)	(17,566)	(14,369)
Operating income before taxes, income from operating affiliates and (income) attributable to operating affiliate investors	$125,384	$172,442	$131,813	$226,284
Tax (expense) benefit	(603)	(5)	(93)	318
Income from operating affiliates	5,510	1,463	3,793	3,523
(Income) attributable to operating affiliate investors (a)	(26,607)	(11,815)	(20,264)	(10,077)
Net operating income	$103,684	$162,085	$115,249	$220,048
Net realized gains (losses) on investments	4,448	(6,320)	3,409	1,721
Net unrealized gains (losses) on investments	20,137	69,967	(141,348)	(7,237)
Income from investment affiliate	516	1,044	1,753	1,477
Foreign exchange (losses) gains	(2,230)	6,036	(8,223)	6,922
Other loss	(3,697)	(3,749)	(1,094)	(2,237)
Net income (loss)	$122,858	$229,063	$(30,254)	$220,694
Net (income) loss (available) attributable to noncontrolling interest	(27,526)	(45,694)	60,976	2,549
Net income available to Validus	$95,332	$183,369	$30,722	$223,243
Earnings per share
Weighted average number of common shares and common share equivalents outstanding
Basic	98,454,907	99,834,563	103,133,188	107,386,438
Diluted	102,928,482	103,613,766	104,734,643	110,052,999
Basic earnings per share available to common shareholders	$0.95	$1.82	$0.28	$1.94
Earnings per diluted share available to common shareholders	$0.93	$1.77	$0.28	$1.90
Selected Ratios:
Losses and loss expenses	41.9%	33.5%	48.4%	27.3%
Expense ratio	35.7%	35.1%	30.1%	33.2%
Combined ratio	77.6%	68.6%	78.5%	60.5%

(a)	This amount had been shown within finance expenses for each of the three months ended March 31, June 30 and September 30, 2013.

Validus Holdings, Ltd.
Notes to Consolidated Financial Statements (Continued)
(Expressed in thousands of U.S. dollars, except share and per share information)

	Quarters Ended
	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Underwriting income
Gross premiums written	$311,847	$390,215	$627,089	$837,289
Reinsurance premiums ceded	(35,659)	(45,743)	(119,052)	(107,052)
Net premiums written	276,188	344,472	508,037	730,237
Change in unearned premiums	223,098	130,632	(60,410)	(279,038)
Net premiums earned	499,286	475,104	447,627	451,199
Underwriting deductions
Losses and loss expenses	458,310	155,455	153,692	231,989
Policy acquisition costs	81,814	98,623	76,129	78,132
General and administrative expenses	65,095	70,547	61,635	66,375
Share compensation expenses	7,126	7,345	6,800	5,438
Total underwriting deductions	612,345	331,970	298,256	381,934
Underwriting (loss) income	$(113,059)	$143,134	$149,371	$69,265
Net investment income	28,802	25,489	25,885	27,760
Other insurance related income	144	7,324	6,606	8,237
Finance expenses	(14,510)	(9,362)	(13,706)	(16,279)
Operating (loss) income before taxes and (loss) income from operating affiliates	$(98,623)	$166,585	$168,156	$88,983
Tax expense	(615)	(1,343)	(404)	(139)
(Loss) income from operating affiliates	$(614)	$6,235	$3,592	$3,367
Net operating (loss) income	$(99,852)	$171,477	$171,344	$92,211
Gain on bargain purchase, net of expenses (a)	21,485	(3,784)	—	—
Net realized (losses) gains on investments	(4,516)	9,063	6,154	7,532
Net unrealized (losses) gains on investments	(35,857)	86,345	(53,574)	20,671
Loss from investment affiliate	(406)	(160)	(398)	—
Foreign exchange gains (losses)	1,181	1,103	(652)	3,166
Other income (loss)	43	—	(612)	654
Net (loss) income	$(117,922)	$264,044	$122,262	$124,234
Net loss (income) attributable (available) to noncontrolling interest	27,206	(56,746)	45,360	—
Net (loss) income (attributable) available to Validus	$(90,716)	$207,298	$167,622	$124,234
Earnings per share
Weighted average number of common shares and common share equivalents outstanding
Basic	97,688,338	93,368,775	98,254,186	99,425,140
Diluted	97,688,338	98,236,490	103,667,967	105,096,090
Basic (loss) earnings per share (attributable) available to common shareholders	$(0.94)	$2.20	$1.69	$1.23
(Loss) earnings per diluted share (attributable) available to common shareholders	$(0.94)	$2.11	$1.62	$1.18
Selected Ratios:
Losses and loss expenses	91.8%	32.7%	34.3%	51.4%
Expense ratio	30.9%	37.2%	32.3%	33.2%
Combined ratio	122.7%	69.9%	66.6%	84.6%

(a)
The gain on bargain purchase, net of expenses, arose from the acquisition of Flagstone Reinsurance Holdings S.A. on November 30, 2012 and is net of transaction related expenses which included legal, financial advisory, audit related services and termination expenses.

Validus Holdings, Ltd.
Notes to Consolidated Financial Statements (Continued)
(Expressed in thousands of U.S. dollars, except share and per share information)

29. Condensed consolidating financial information
The following tables present condensed consolidating balance sheets as at December 31, 2014 and 2013, condensed consolidating statements of comprehensive income and condensed consolidating statements of cash flows for the years ended December 31, 2014, 2013 and 2012, respectively, for Validus Holdings, Ltd. (the “Parent Guarantor”), Validus Holdings (UK) plc (the “Subsidiary Issuer”) and the non-guarantor subsidiaries of Validus Holdings, Ltd. The Subsidiary Issuer is a wholly-owned subsidiary of the Parent Guarantor. Investments in subsidiaries are accounted for under the equity method for purposes of the supplemental consolidating presentation and earnings of subsidiaries are reflected in the investment accounts and earnings. The Subsidiary Issuer is only allowed to issue senior notes that are fully and unconditionally guaranteed by the Parent Guarantor.

Validus Holdings, Ltd.
Notes to Consolidated Financial Statements (Continued)
(Expressed in thousands of U.S. dollars, except share and per share information)

Condensed Consolidating Balance Sheet As at December 31, 2014	Validus Holdings, Ltd. (Parent Guarantor)	Validus Holdings (UK) plc (Subsidiary Issuer)	Other Validus Holdings, Ltd. Subsidiaries (Non-guarantor Subsidiaries) (a)	Consolidating Adjustments (b)	Validus Holdings, Ltd. Consolidated
Assets
Fixed maturities, at fair value	$—	$—	$5,592,931	$(60,200)	$5,532,731
Short-term investments, at fair value	—	—	1,051,074	—	$1,051,074
Other investments, at fair value	—	—	881,123	(68,112)	$813,011
Cash and cash equivalents	29,798	81	547,361	—	$577,240
Restricted cash	—	—	173,003	—	173,003
Total investments and cash	29,798	81	8,245,492	(128,312)	8,147,059
Investment in affiliates	—	—	261,483	—	261,483
Investment in subsidiaries on an equity basis	4,140,770	656,738	—	(4,797,508)	—
Premiums receivable	—	—	707,647	—	707,647
Deferred acquisition costs	—	—	161,295	—	161,295
Prepaid reinsurance premiums	—	—	81,983	—	81,983
Securities lending collateral	—	—	470	—	470
Loss reserves recoverable	—	—	377,466	—	377,466
Paid losses recoverable	—	—	38,078	—	38,078
Deferred tax asset	—	—	23,821	—	23,821
Intangible assets	—	—	126,924	—	126,924
Goodwill	—	—	195,897	—	195,897
Intercompany receivable	41,078	—	20	(41,098)	—
Other assets	3,239	—	186,259	—	189,498
Total assets	$4,214,885	$656,819	$10,406,835	$(4,966,918)	$10,311,621
Liabilities
Reserve for losses and loss expenses	$—	$—	$3,234,394	$—	$3,234,394
Unearned premiums	—	—	990,564	—	990,564
Reinsurance balances payable	—	—	127,128	—	127,128
Securities lending payable	—	—	936	—	936
Deferred tax liability	—	—	5,541	—	5,541
Net payable for investments purchased	—	—	50,256	—	50,256
Accounts payable and accrued expenses	29,621	96	288,528	—	318,245
Intercompany payable	—	20	41,078	(41,098)	—
Notes payable to operating affiliates	—	—	671,465	—	671,465
Senior notes payable	247,306	—	—	—	247,306
Debentures payable	350,000	—	249,477	(60,200)	539,277
Total liabilities	$626,927	$116	$5,659,367	$(101,298)	$6,185,112
Redeemable noncontrolling interest	—	—	79,956	—	79,956
Total shareholders' equity available to Validus	3,587,958	656,703	4,208,917	(4,865,620)	3,587,958
Noncontrolling interest	—	—	458,595	—	458,595
Total liabilities, noncontrolling interests and shareholders' equity	$4,214,885	$656,819	$10,406,835	$(4,966,918)	$10,311,621

(a)	Amounts include an aggregation of the non-guarantor subsidiaries and include consolidating adjustments between these subsidiaries.

(b)	Amounts include consolidating adjustments between the Parent Guarantor, the Subsidiary Issuer and the non-guarantor subsidiaries.

Validus Holdings, Ltd.
Notes to Consolidated Financial Statements (Continued)
(Expressed in thousands of U.S. dollars, except share and per share information)

Condensed Consolidating Balance Sheet As at December 31, 2013	Validus Holdings, Ltd. (Parent Guarantor)	Validus Holdings (UK) plc (Subsidiary Issuer)	Other Validus Holdings, Ltd. Subsidiaries (Non-guarantor Subsidiaries) (a)	Consolidating Adjustments (b)	Validus Holdings, Ltd. Consolidated
Assets
Fixed maturities, at fair value	$—	$—	$5,602,458	$(60,200)	$5,542,258
Short-term investments, at fair value	—	—	787,714	—	787,714
Other investments, at fair value	—	—	770,116	(66,030)	704,086
Cash and cash equivalents	20,385	—	713,763	—	734,148
Restricted cash	—	—	200,492	—	200,492
Total investments and cash	$20,385	$—	$8,074,543	$(126,230)	$7,968,698
Investments in affiliates	—	—	141,243	—	141,243
Investment in subsidiaries on an equity basis	4,273,592	8,479	—	(4,282,071)	—
Premiums receivable	—	—	697,233	—	697,233
Deferred acquisition costs	—	—	134,269	—	134,269
Prepaid reinsurance premiums	—	—	103,251	—	103,251
Securities lending collateral	—	—	3,392	—	3,392
Loss reserves recoverable	—	—	370,154	—	370,154
Paid losses recoverable	—	—	80,080	—	80,080
Intangible assets	—	—	106,407	—	106,407
Goodwill	—	—	20,393	—	20,393
Intercompany receivable	29,048	—	100	(29,148)	—
Other assets	3,767	—	217,545	—	221,312
Total assets	$4,326,792	$8,479	$9,948,610	$(4,437,449)	$9,846,432
Liabilities
Reserve for losses and loss expenses	$—	$—	$3,030,399	$—	$3,030,399
Unearned premiums	—	—	824,496	—	824,496
Reinsurance balances payable	—	—	154,874	—	154,874
Securities lending payable	—	—	3,858	—	3,858
Deferred tax liability	—	—	19,086	—	19,086
Net payable for investments purchased	—	—	19,383	—	19,383
Accounts payable and accrued expenses	25,500	—	252,687	—	278,187
Intercompany payable	—	100	29,048	(29,148)	—
Notes payable to operating affiliates	—	—	439,272	—	439,272
Senior notes payable	247,198	—	—	—	247,198
Debentures payable	350,000	—	251,616	(60,200)	541,416
Total liabilities	$622,698	$100	$5,024,719	$(89,348)	$5,558,169
Redeemable noncontrolling interest	—	—	86,512	—	86,512
Total shareholders' equity available to Validus	3,704,094	8,379	4,339,722	(4,348,101)	3,704,094
Noncontrolling interest	—	—	497,657	—	497,657
Total liabilities, noncontrolling interest and shareholders' equity	$4,326,792	$8,479	$9,948,610	$(4,437,449)	$9,846,432

(a)	Amounts include an aggregation of the non-guarantor subsidiaries and include consolidating adjustments between these subsidiaries.

(b)	Amounts include consolidating adjustments between the Parent Guarantor, the Subsidiary Issuer and the non-guarantor subsidiaries.

Validus Holdings, Ltd.
Notes to Consolidated Financial Statements (Continued)
(Expressed in thousands of U.S. dollars, except share and per share information)

Condensed Consolidating Statement of Comprehensive Income For the Year Ended December 31, 2014	Validus Holdings, Ltd. (Parent Guarantor)	Validus Holdings (UK) plc (Subsidiary Issuer)	Other Validus Holdings, Ltd. Subsidiaries (Non-guarantor Subsidiaries) (a)	Consolidating Adjustments (b)	Validus Holdings, Ltd. Consolidated
Revenues
Net premiums earned	$—	$—	$2,002,404	$—	$2,002,404
Net investment income	14	—	103,972	(3,910)	100,076
Net realized gains on investments	—	—	23,095	—	23,095
Change in net unrealized losses on investments	—	—	(55,891)	(2,082)	(57,973)
Income from investment affiliate	—	—	8,411	—	8,411
Other insurance related income and other income	—	—	86,906	(67,167)	19,739
Foreign exchange gains (losses)	648	1	(11,279)	—	(10,630)
Total revenues	$662	$1	$2,157,618	$(73,159)	$2,085,122
Expenses
Losses and loss expenses	—	—	772,049	—	772,049
Policy acquisition costs	—	—	340,556	—	340,556
General and administrative expenses	86,108	117	310,734	(67,167)	329,792
Share compensation expenses	6,424	—	26,649	—	33,073
Finance expenses	47,689	—	18,109	(1,944)	63,854
Transaction expenses	—	—	8,096	—	8,096
Total expenses	$140,221	$117	$1,476,193	$(69,111)	$1,547,420
(Loss) income before taxes, income from operating affiliates, (income) attributable to operating affiliate investors and equity in net earnings of subsidiaries	(139,559)	(116)	681,425	(4,048)	537,702
Tax expense	—	—	(155)	—	(155)
Income from operating affiliates	—	—	17,723	—	17,723
(Income) attributable to operating affiliate investors	—	—	(109,399)	—	(109,399)
Equity in net earnings of subsidiaries	620,894	1,940	—	(622,834)	—
Net income (loss)	$481,335	$1,824	$589,594	$(626,882)	$445,871
Net loss attributable to noncontrolling interest	—	—	35,464	—	35,464
Net income (loss) available (attributable) to Validus	$481,335	$1,824	$625,058	$(626,882)	$481,335
Other comprehensive (loss) income	(7,939)	—	(7,711)	7,711	(7,939)
Comprehensive income (loss) available (attributable) to Validus	$473,396	$1,824	$617,347	$(619,171)	$473,396

(a)	Amounts include an aggregation of the non-guarantor subsidiaries and include consolidating adjustments between these subsidiaries.

(b)	Amounts include consolidating adjustments between the Parent Guarantor, the Subsidiary Issuer and the non-guarantor subsidiaries.

Validus Holdings, Ltd.
Notes to Consolidated Financial Statements (Continued)
(Expressed in thousands of U.S. dollars, except share and per share information)

Condensed Consolidating Statement of Comprehensive Income For the Year Ended December 31, 2013	Validus Holdings, Ltd. (Parent Guarantor)	Validus Holdings (UK) plc (Subsidiary Issuer)	Other Validus Holdings, Ltd. Subsidiaries (Non-guarantor Subsidiaries) (a)	Consolidating Adjustments (b)	Validus Holdings, Ltd. Consolidated
Revenues
Net premiums earned	$—	$—	$2,102,045	$—	$2,102,045
Net investment income	14	—	103,272	(7,214)	96,072
Net realized gains on investments	—	—	3,258	—	3,258
Change in net unrealized losses on investments	—	—	(49,599)	(8,882)	(58,481)
Income from investment affiliate	—	—	4,790	—	4,790
Other insurance related income and other income	36	—	75,425	(67,118)	8,343
Foreign exchange (losses) gains	(382)	—	2,887	—	2,505
Total revenues	$(332)	$—	$2,242,078	$(83,214)	$2,158,532
Expenses
Losses and loss expenses	—	—	793,932	—	793,932
Policy acquisition costs	—	—	360,310	—	360,310
General and administrative expenses	84,143	—	298,240	(67,118)	315,265
Share compensation expenses	6,329	—	21,301	—	27,630
Finance expenses	45,868	—	20,278	(1,969)	64,177
Total expenses	$136,340	$—	$1,494,061	$(69,087)	$1,561,314
(Loss) income before taxes, income from operating affiliates, (income) attributable to operating affiliate investors and equity in net earnings (losses) of subsidiaries	(136,672)	—	748,017	(14,127)	597,218
Tax expense	—	—	(383)	—	(383)
Income from operating affiliates	—	—	14,289	—	14,289
(Income) attributable to operating affiliate investors	—	—	(68,763)	—	(68,763)
Equity in net earnings (losses) of subsidiaries	669,338	(5,938)	—	(663,400)	—
Net income (loss)	$532,666	$(5,938)	$693,160	$(677,527)	$542,361
Net income attributable to noncontrolling interest	—	—	(9,695)	—	(9,695)
Net income (loss) available (attributable) to Validus	$532,666	$(5,938)	$683,465	$(677,527)	$532,666
Other comprehensive (loss) income	(1,954)	—	(1,954)	1,954	(1,954)
Comprehensive income (loss) available (attributable) to Validus	$530,712	$(5,938)	$681,511	$(675,573)	$530,712

(a)	Amounts include an aggregation of the non-guarantor subsidiaries and include consolidating adjustments between these subsidiaries.

(b)	Amounts include consolidating adjustments between the Parent Guarantor, the Subsidiary Issuer and the non-guarantor subsidiaries.

Validus Holdings, Ltd.
Notes to Consolidated Financial Statements (Continued)
(Expressed in thousands of U.S. dollars, except share and per share information)

Condensed Consolidating Statement of Comprehensive Income For the Year Ended December 31, 2012	Validus Holdings, Ltd. (Parent Guarantor)	Validus Holdings (UK) plc (Subsidiary Issuer)	Other Validus Holdings, Ltd. Subsidiaries (Non-guarantor Subsidiaries) (a)	Consolidating Adjustments (b)	Validus Holdings, Ltd. Consolidated
Revenue
Net premiums earned	$—	$—	$1,873,216	$—	$1,873,216
Gain on bargain purchase, net of expenses	—	—	17,701	—	17,701
Net investment income	3	—	113,375	(5,442)	107,936
Net realized gains on investments	—	—	18,233	—	18,233
Change in net unrealized gains on investments	—	—	17,585	—	17,585
Loss from investment affiliate	—	—	(964)	—	(964)
Other insurance related income and other income	—	—	37,022	(14,626)	22,396
Foreign exchange (losses) gains	(469)	—	5,267	—	4,798
Total revenue	$(466)	$—	$2,081,435	$(20,068)	$2,060,901
Expenses
Losses and loss expenses	—	—	999,446	—	999,446
Policy acquisition costs	—	—	334,698	—	334,698
General and administrative expenses	66,576	—	211,702	(14,626)	263,652
Share compensation expenses	8,503	—	18,206	—	26,709
Finance expenses	45,203	—	12,186	(3,532)	53,857
Total expenses	$120,282	$—	$1,576,238	$(18,158)	$1,678,362
(Loss) income before taxes, income from operating affiliates and equity in net earnings (losses) of subsidiaries	(120,748)	—	505,197	(1,910)	382,539
Tax expense	—	—	(2,501)	—	(2,501)
Income from operating affiliates	—	—	12,580	—	12,580
Equity in net earnings (losses) of subsidiaries	529,186	(1,306)	—	(527,880)	—
Net income (loss)	$408,438	$(1,306)	$515,276	$(529,790)	$392,618
Net loss attributable to noncontrolling interest	—	—	15,820	—	15,820
Net income (loss) available (attributable) to Validus	$408,438	$(1,306)	$531,096	$(529,790)	$408,438
Other comprehensive income (loss)	3,648	—	3,648	(3,648)	3,648
Comprehensive income (loss) available (attributable) to Validus	$412,086	$(1,306)	$534,744	$(533,438)	$412,086

(a)	Amounts include an aggregation of the non-guarantor subsidiaries and include consolidating adjustments between these subsidiaries.

(b)	Amounts include consolidating adjustments between the Parent Guarantor, the Subsidiary Issuer and the non-guarantor subsidiaries.

Validus Holdings, Ltd.
Notes to Consolidated Financial Statements (Continued)
(Expressed in thousands of U.S. dollars, except share and per share information)

Condensed Consolidating Statement of Cash Flows For the Year Ended December 31, 2014	Validus Holdings, Ltd. (Parent Guarantor)	Validus Holdings (UK) plc (Subsidiary Issuer)	Other Validus Holdings, Ltd. Subsidiaries (Non-guarantor Subsidiaries) (a)	Consolidating Adjustments (b)	Validus Holdings, Ltd. Consolidated
Net cash (used in) provided by operating activities	$(41,905)	$81	$383,605	$(100,000)	$241,781
Cash flows provided by (used in) investing activities
Proceeds on sales of investments	—	—	4,756,555	—	4,756,555
Proceeds on maturities of investments	—	—	554,619	—	554,619
Purchases of fixed maturities	—	—	(4,379,314)	—	(4,379,314)
Purchases of short-term investments, net	—	—	(121,264)	—	(121,264)
Purchases of other investments	—	—	(119,815)	—	(119,815)
Decrease in securities lending collateral	—	—	2,922	—	2,922
Investment in operating affiliates	—	—	(37,600)	—	(37,600)
Redemption from operating affiliates	—	—	77,544	—	77,544
Investment in investment affiliates	—	—	(12,468)	—	(12,468)
Decrease in restricted cash	—	—	27,489	—	27,489
Proceeds on sale of subsidiary, net of cash	—	—	16,459	—	16,459
Purchase of subsidiary, net of cash acquired	—	—	(643,545)	—	(643,545)
Return of capital from subsidiaries	673,966	—	—	(673,966)	—
Investment in subsidiaries	—	(240,000)	(240,000)	480,000	—
Net cash provided by (used in) investing activities	673,966	(240,000)	(118,418)	(193,966)	121,582
Cash flows provided by (used in) financing activities
Proceeds on issuance of notes payable to operating affiliates	—	—	680,027	—	680,027
Repayments on notes payable to operating affiliates	—	—	(617,068)	—	(617,068)
Issuance of common shares, net	5,347	—	—	—	5,347
Purchases of common shares under share repurchase program	(510,952)	—	—	—	(510,952)
Dividends paid	(117,043)	—	(100,000)	100,000	(117,043)
Decrease in securities lending payable	—	—	(2,922)	—	(2,922)
Third party investment in redeemable noncontrolling interest	—	—	68,200	—	68,200
Third party redemption of redeemable noncontrolling interest	—	—	(10,496)	—	(10,496)
Third party subscriptions received in advance	—	—	15,400	—	15,400
Return of capital to parent	—	—	(673,966)	673,966	—
Capital contribution from parent	—	240,000	240,000	(480,000)	—
Net cash (used in) provided by financing activities	(622,648)	240,000	(400,825)	293,966	(489,507)
Effect of foreign currency rate changes on cash and cash equivalents	—	—	(30,764)	—	(30,764)
Net increase (decrease) in cash	9,413	81	(166,402)	—	(156,908)
Cash and cash equivalents, beginning of year	20,385	—	713,763	—	734,148
Cash and cash equivalents, end of year	$29,798	$81	$547,361	$—	$577,240

(a)	Amounts include an aggregation of the non-guarantor subsidiaries and include consolidating adjustments between these subsidiaries.

(b)	Amounts include consolidating adjustments between the Parent Guarantor, the Subsidiary Issuer and the non-guarantor subsidiaries.

Validus Holdings, Ltd.
Notes to Consolidated Financial Statements (Continued)
(Expressed in thousands of U.S. dollars, except share and per share information)

Condensed Consolidating Statement of Cash Flows For the Year Ended December 31, 2013	Validus Holdings, Ltd. (Parent Guarantor)	Validus Holdings (UK) plc (Subsidiary Issuer)	Other Validus Holdings, Ltd. Subsidiaries (Non-guarantor Subsidiaries) (a)	Consolidating Adjustments (b)	Validus Holdings, Ltd. Consolidated
Net cash provided by (used in) operating activities	$873,083	$—	$401,191	$(1,009,000)	$265,274
Cash flows provided by (used in) investing activities
Proceeds on sales of investments	—	—	4,370,548	—	4,370,548
Proceeds on maturities of investments	—	—	490,459	—	490,459
Purchases of fixed maturities	—	—	(5,392,728)	—	(5,392,728)
Sales of short-term investments, net	—	—	353,353	—	353,353
Purchases of other investments	—	—	(38,492)	—	(38,492)
Increase in securities lending collateral	—	—	(3,167)	—	(3,167)
Investment in operating affiliates	—	—	(22,000)	—	(22,000)
Redemption from operating affiliates	—	—	86,657	—	86,657
Investment in investment affiliates	—	—	(14,492)	—	(14,492)
Increase in restricted cash	—	—	(172,962)	—	(172,962)
Proceeds on sale of subsidiary, net of cash	—	—	21,388	—	21,388
Net cash used in investing activities	—	—	(321,436)	—	(321,436)
Cash flows provided by (used in) financing activities
Proceeds on issuance of notes payable to operating affiliates	—	—	442,412	—	442,412
Repayments on notes payable to operating affiliates	—	—	(3,553)	—	(3,553)
Issuance of common shares, net	1,211	—	—	—	1,211
Purchases of common shares under share repurchase program	(513,504)	—	—	—	(513,504)
Dividends paid	(360,071)	—	(1,009,000)	1,009,000	(360,071)
Increase in securities lending payable	—	—	3,167	—	3,167
Third party investment in redeemable noncontrolling interest	—	—	92,190	—	92,190
Third party redemption of redeemable noncontrolling interest	—	—	(19,400)	—	(19,400)
Investment in third party noncontrolling interest	—	—	58,500	—	58,500
Third party subscriptions received in advance	—	—	35,000	—	35,000
Net cash (used in) provided by financing activities	(872,364)	—	(400,684)	1,009,000	(264,048)
Effect of foreign currency rate changes on cash and cash equivalents	—	—	(6,364)	—	(6,364)
Net increase (decrease) in cash	719	—	(327,293)	—	(326,574)
Cash and cash equivalents, beginning of year	19,666	—	1,041,056	—	1,060,722
Cash and cash equivalents, end of year	$20,385	$—	$713,763	$—	$734,148

(a)	Amounts include an aggregation of the non-guarantor subsidiaries and include consolidating adjustments between these subsidiaries.

(b)	Amounts include consolidating adjustments between the Parent Guarantor, the Subsidiary Issuer and the non-guarantor subsidiaries.

Validus Holdings, Ltd.
Notes to Consolidated Financial Statements (Continued)
(Expressed in thousands of U.S. dollars, except share and per share information)

Condensed Consolidating Statement of Cash Flows For the Year Ended December 31, 2012	Validus Holdings, Ltd. (Parent Guarantor)	Validus Holdings (UK) plc (Subsidiary Issuer)	Other Validus Holdings, Ltd. Subsidiaries (Non-guarantor Subsidiaries) (a)	Consolidating Adjustments (b)	Validus Holdings, Ltd. Consolidated
Net cash provided by (used in) operating activities	$548,288	$—	$728,877	$(734,000)	$543,165
Cash flows provided by (used in) investing activities
Proceeds on sales of investments	—	—	3,393,740	—	3,393,740
Proceeds on maturities of investments	—	—	548,226	—	548,226
Purchases of fixed maturities	—	—	(3,726,611)	—	(3,726,611)
Sales of short-term investments, net	—	—	56,502	—	56,502
Purchases of other investments	—	—	(491,210)	—	(491,210)
Decrease in securities lending collateral	—	—	7,771	—	7,771
Investment in operating affiliates	—	—	(91,500)	—	(91,500)
Investment in investment affiliates	—	—	(12,835)	—	(12,835)
Increase in restricted cash	—	—	(3,493)	—	(3,493)
Purchase of subsidiary, net of cash acquired	—	—	17,196	—	17,196
Investment in subsidiaries	(166,582)	—	—	166,582	—
Net cash (used in) provided by investing activities	(166,582)	—	(302,214)	166,582	(302,214)
Cash flows provided by (used in) financing activities
Issuance of common shares, net	3,015	—	—	—	3,015
Purchases of common shares under share repurchase program	(259,962)	—	—	—	(259,962)
Dividends paid	(110,037)	—	(734,000)	734,000	(110,037)
Decrease in securities lending payable	—	—	(7,771)	—	(7,771)
Investment in third party noncontrolling interest	—	—	450,100	—	450,100
Third party subscriptions received in advance	—	—	19,400	—	19,400
Capital contribution from parent	—	—	166,582	(166,582)	—
Net cash (used in) provided by financing activities	(366,984)	—	(105,689)	567,418	94,745
Effect of foreign currency rate changes on cash and cash equivalents	—	—	17,540	—	17,540
Net increase in cash	14,722	—	338,514	—	353,236
Cash and cash equivalents, beginning of year	4,944	—	702,542	—	707,486
Cash and cash equivalents, end of year	$19,666	$—	$1,041,056	$—	$1,060,722

(a)	Amounts include an aggregation of the non-guarantor subsidiaries and include consolidating adjustments between these subsidiaries.

(b)	Amounts include consolidating adjustments between the Parent Guarantor, the Subsidiary Issuer and the non-guarantor subsidiaries.